




                                                                 EXHIBIT 10.1.17

================================================================================

                                CREDIT AGREEMENT


                                     among


                          PASADENA COGENERATION L.P.,
                         a Delaware limited partnership
                                   (Borrower)


                                      and


                         ING (U.S.) CAPITAL CORPORATION
                             (Agent for the Banks)


                                      and


                            THE BANKS PARTIES HERETO


                       _________________________________
                          240 MW Cogeneration Facility
                                Pasadena, Texas

==============================================================================
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                               TABLE OF CONTENTS


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ARTICLE 1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                   1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                   1.2      Rules of Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE 2 - THE CREDIT FACILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                   2.1      Loan Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                            2.1.1 Construction Loan Facility  . . . . . . . . . . . . . . . . . . . . . . . . .    1
                            2.1.2 Term Loan Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                            2.1.3 Interest Provisions Relating to All Loans   . . . . . . . . . . . . . . . . .    4
                            2.1.4 Promissory Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                            2.1.5 Loan Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                            2.1.6 Conversion of Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                            2.1.7 Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                   2.2      Total Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                            2.2.1 Loan Commitment Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                            2.2.2 Reductions and Cancellations  . . . . . . . . . . . . . . . . . . . . . . . .    8
                   2.3      Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                            2.3.1 Advisory Fee; Syndication Fee   . . . . . . . . . . . . . . . . . . . . . . .    9
                            2.3.2 Annual Agency Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                            2.3.3 Loan Commitment Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   2.4      Other Payment Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                            2.4.1 Place and Manner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                            2.4.2 Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                            2.4.3 Late Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                            2.4.4 Net of Taxes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                            2.4.5 Application of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                            2.4.6 Failure to Pay Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                            2.4.7 Withholding Exemption Certificates  . . . . . . . . . . . . . . . . . . . . .   12
                   2.5      Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                            2.5.1 Borrowings, Commitment Reductions, Etc.   . . . . . . . . . . . . . . . . . .   12
                            2.5.2 Sharing of Payments, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . .   13
                   2.6      Change of Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                            2.6.1 Inability to Determine Rates  . . . . . . . . . . . . . . . . . . . . . . . .   13
                            2.6.2 Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                            2.6.3 Increased Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                            2.6.4 Capital Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                            2.6.5 Notice; Participating Banks' Rights   . . . . . . . . . . . . . . . . . . . .   15
                   2.7      Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                   2.8      Alternate Office; Minimization of Costs . . . . . . . . . . . . . . . . . . . . . .   15
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ARTICLE 3 - CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                   3.1      Conditions Precedent to the Closing Date  . . . . . . . . . . . . . . . . . . . . .   16
                            3.1.1 Resolutions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                            3.1.2 Incumbency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                            3.1.3 Formation Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                            3.1.4 Good Standing Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .   17
                            3.1.5 Satisfactory Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                            3.1.6 Operative Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                            3.1.7 Certificate of Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                            3.1.8 Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                            3.1.9 Certificate of Insurance Consultant   . . . . . . . . . . . . . . . . . . . .   18
                            3.1.10 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                            3.1.11 Certificate of the Independent Engineer  . . . . . . . . . . . . . . . . . .   18
                            3.1.12 Reports of the Borrower's Environmental Consultant . . . . . . . . . . . . .   18
                            3.1.13 Certificate of the Fuel Consultant . . . . . . . . . . . . . . . . . . . . .   18
                            3.1.14 Certificate of Power Marketing Consultant  . . . . . . . . . . . . . . . . .   18
                            3.1.15 Power Marketing Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                            3.1.16 Schedule of Applicable Permits and Applicable Third Party Permits  . . . . .   19
                            3.1.17 No Change in Tax Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                            3.1.18 Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                            3.1.19 Payment of Filing Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                            3.1.20 Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                            3.1.21 UCC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                            3.1.22 Project Budget . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                            3.1.23 Base Case Project Projections  . . . . . . . . . . . . . . . . . . . . . . .   20
                            3.1.24 No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . .   20
                            3.1.25 A.L.T.A. Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                            3.1.26 Title Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                            3.1.27 Qualifying Facility Status . . . . . . . . . . . . . . . . . . . . . . . . .   21
                            3.1.28 Notice to Proceed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                            3.1.29 Establishment of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . .   22
                            3.1.30 Representations and Warranties of Partners and Borrower  . . . . . . . . . .   22
                            3.1.31 Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                            3.1.32 Interest Rate Hedges . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                            3.1.33 Key Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                            3.1.34 Project Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                            3.1.35 Reports of Borrower's Tax Consultants  . . . . . . . . . . . . . . . . . . .   22
                            3.1.36 Reports of Borrower's HCC Evaluation Consultant  . . . . . . . . . . . . . .   22
                            3.1.37 Phillips Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                   3.2      Conditions Precedent to Each Construction Credit Event  . . . . . . . . . . . . . .   23
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                            3.2.1 Credit Event Conditions Satisfied . . . . . . . . . . . . . . . . .  .  . . .   23
                            3.2.2 Monthly Drawdown Frequency  . . . . . . . . . . . . . . . . . . . . . . . . .   23
                            3.2.3 Notice of Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                            3.2.4 Drawdown Certificate and Engineer's Certificate   . . . . . . . . . . . . . .   23
                            3.2.5 Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                            3.2.6 Title Policy Endorsement  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                            3.2.7 Lien Releases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                            3.2.8 Applicable Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                            3.2.9 Equity Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                            3.2.10 Additional Documentation . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                            3.2.11 Acceptable Work; No Liens  . . . . . . . . . . . . . . . . . . . . . . . . .   24
                            3.2.12 Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                            3.2.13 Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                            3.2.14 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                            3.2.15 Key Personnel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                   3.3      Conditions Precedent to Term-Conversion . . . . . . . . . . . . . . . . . . . . . .   25
                            3.3.1 Payment of Obligations.     . . . . . . . . . . . . . . . . . . . . . . . . .   25
                            3.3.2 Final Drawing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                            3.3.3 Certificates of Occupancy   . . . . . . . . . . . . . . . . . . . . . . . . .   26
                            3.3.4 Completion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                            3.3.5 Equity Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                            3.3.6 Annual Budget . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                            3.3.7 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                            3.3.8 Reserve Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                   3.4      Conditions Precedent to Each Credit Event . . . . . . . . . . . . . . . . . . . . .   27
                            3.4.1 Representations and Warranties True and Correct   . . . . . . . . . . . . . .   27
                            3.4.2 No Event of Default or Inchoate Default   . . . . . . . . . . . . . . . . . .   27
                            3.4.3 Operative Documents, Applicable Permits and Applicable
                                  Third Party Permits in Effect   . . . . . . . . . . . . . . . . . . . . . . .   27
                            3.4.4 No Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . .   27
                   3.5      Conditions Precedent to Initial Distribution  . . . . . . . . . . . . . . . . . . .   27
                            3.5.1 Term-Conversion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                            3.5.2 Revised Base Case Projections   . . . . . . . . . . . . . . . . . . . . . . .   27
                            3.5.3 Delivery of Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                            3.5.4 Applicable Permits and Applicable Third Party Permits   . . . . . . . . . . .   27
                            3.5.5  A.L.T.A. Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                            3.5.6  Term Loan Title Policy . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                            3.5.7  Power Marketing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                   3.6      No Approval of Work . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                   3.7      Waiver of Funding; Adjustment of Drawdown Requests  . . . . . . . . . . . . . . . .   29

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
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                   4.1      Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                   4.2      Authorization; No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                   4.3      Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                   4.4      Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                   4.5      Business, Debt, Contracts, Joint Ventures Etc.  . . . . . . . . . . . . . . . . . .   30
                   4.6      Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                   4.7      Investment Company Act, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                   4.8      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                   4.9      Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                   4.10     Qualifying Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                   4.11     Hazardous Substance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                   4.12     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                   4.13     Labor Disputes and Acts of God  . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                   4.14     Project Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                   4.15     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                   4.16     Private Offering by Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                   4.17     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                   4.18     Governmental Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                   4.19     Regulation U, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                   4.20     Project Budget; Projections; Commercial Operation Date  . . . . . . . . . . . . . .   34
                   4.21     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                   4.22     Existing Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                   4.23     No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                   4.24     Offices, Location of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                   4.25     Title and Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                   4.26     Trademarks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                   4.27     Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                   4.28     Sufficiency of Project Documents  . . . . . . . . . . . . . . . . . . . . . . . . .   36
                   4.29     Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                   4.30     Roads/Transmission Line . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                   4.31     Proper Subdivision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                   4.32     Flood Zone Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

ARTICLE 5 - COVENANTS OF THE BORROWER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                   5.1      Use of Proceeds and Project Revenues  . . . . . . . . . . . . . . . . . . . . . . .   38
                            5.1.1 Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                            5.1.2 Revenues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                   5.2      Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                            5.2.1 Credit Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                            5.2.2 Project Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                   5.3      Warranty of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                   5.4      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
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                   5.5   Financial Statements  . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                   5.6      Books, Records, Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                   5.7      Compliance with Laws, Instruments, Etc. . . . . . . . . . . . . . . . . . . . . . .   42
                   5.8      Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                   5.9      Existence, Conduct of Business, Properties, Etc.  . . . . . . . . . . . . . . . . .   43
                   5.10     Debt Service Coverage Ratios  . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                   5.11     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                   5.12     Qualifying Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                   5.13     Construction of Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                   5.14     Completion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                   5.15     Operation of Project and Annual Operating Budget  . . . . . . . . . . . . . . . . .   47
                   5.16     Adjustments to Project Projections  . . . . . . . . . . . . . . . . . . . . . . . .   48
                   5.17     Preservation of Rights; Further Assurances  . . . . . . . . . . . . . . . . . . . .   50
                   5.18     Project Equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                   5.19     Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                   5.20     Taxes, Other Government Charges and Utility Charges . . . . . . . . . . . . . . . .   53
                   5.21     Event of Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
                   5.22     Interest Rate Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
                            5.22.1  Interest Rate Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .   54
                            5.22.2  Hedge Breaking Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
                            5.22.3  Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
                            5.22.4  Bank Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                   5.23     Alternative Thermal Host Action Plan  . . . . . . . . . . . . . . . . . . . . . . .   55
                   5.24     Performance Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                   5.25     Power Marketing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                            5.25.1  Replacement of Power Marketer . . . . . . . . . . . . . . . . . . . . . . .   55
                            5.25.2  Requests for Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                            5.25.3  Firm Sales to HL&P  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                            5.25.4  Arrangements with Power Marketer  . . . . . . . . . . . . . . . . . . . . .   56
                   5.26     Auxiliary Boilers Contractor  . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                   5.27     Construction Management Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                   5.28     Operating Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                   5.29     Stand-Alone Easements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                   5.30     Extension of Lease, Lease of Expansion Property . . . . . . . . . . . . . . . . . .   58
                   5.31     License from Port Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                   5.32     Phillips License from Port Authority  . . . . . . . . . . . . . . . . . . . . . . .   58
                   5.33     Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                   5.34     Option Title Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

ARTICLE 6 - NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                   6.1      Contingent Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                   6.2      Limitations on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59





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                   6.3   Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                   6.4      Sale or Lease of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                   6.5      Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                   6.6      Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                   6.7      Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                   6.8      Transactions With Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                   6.9      Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                   6.10     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                   6.11     Partnerships, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                   6.12     Dissolution.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                   6.13     Amendments; Change Orders; Completion.  . . . . . . . . . . . . . . . . . . . . . .   60
                   6.14     Compliance with Operative Documents . . . . . . . . . . . . . . . . . . . . . . . .   62
                   6.15     Name and Location; Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                   6.16     Use of Project Site . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                   6.17     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                   6.18     Abandonment of Project  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                   6.19     Hazardous Substance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                   6.20     Additional Project Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                   6.21     Project Budget Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

ARTICLE 7 - APPLICATION OF FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
                   7.1      Construction Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
                            7.1.1 Establishment of Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   66
                            7.1.2 Disbursements from Construction Account   . . . . . . . . . . . . . . . . . .   66
                            7.1.3 Rights of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
                            7.1.4 Proceeds of the Final Drawing   . . . . . . . . . . . . . . . . . . . . . . .   67
                            7.1.5 Disbursements Following Term-Conversion   . . . . . . . . . . . . . . . . . .   68
                   7.2      Revenue Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
                            7.2.1 Establishment of Account; Priority of Payments  . . . . . . . . . . . . . . .   68
                            7.2.2 O&M Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
                            7.2.3 Subordinated Fuel Costs   . . . . . . . . . . . . . . . . . . . . . . . . . .   70
                            7.2.4 Subordinated O&M Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
                            7.2.5 Mandatory Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
                   7.3      Major Maintenance Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . .   71
                            7.3.1 Establishment of Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   71
                            7.3.2 Funding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
                            7.3.3 Withdrawals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
                            7.3.4 Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
                   7.4      Emissions Offsets Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . .   72
                            7.4.1 Establishment of Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   72
                            7.4.2 Withdrawals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
                            7.4.3 Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
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
                            7.4.4   Letters of Credit  . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   72
                   7.5      Fuel Supply Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
                            7.5.1 Establishment of Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   73
                            7.5.2 Withdrawals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
                            7.5.3 Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
                            7.5.4 Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
                   7.6      Debt Service Reserve Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
                            7.6.1 Establishment of Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   74
                            7.6.2 Funding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
                            7.6.3 Replenishment of Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   75
                            7.6.4 Withdrawals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
                            7.6.5 Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
                            7.6.6 Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
                   7.7      Operating Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
                            7.7.1 Establishment of Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   76
                            7.7.2 Funding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
                            7.7.3 Withdrawals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
                   7.8      Loss Proceeds Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
                   7.9      Accrual Sub-Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
                            7.9.1 Establishment of Sub-Account  . . . . . . . . . . . . . . . . . . . . . . . .   76
                            7.9.2 Withdrawals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
                            7.9.3 Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
                   7.10     Distribution Suspense Account; Initial Distribution Suspense Account  . . . . . . .   77
                            7.10.1 Establishment of Account . . . . . . . . . . . . . . . . . . . . . . . . . .   77
                            7.10.2 Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
                            7.10.3 Withdrawals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
                   7.11     Application of Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .   78
                            7.11.1 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
                            7.11.2 Business Interruption Insurance  . . . . . . . . . . . . . . . . . . . . . .   78
                            7.11.3 Applications; Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . .   78
                            7.11.4 Proceeds Less than $1,000,000  . . . . . . . . . . . . . . . . . . . . . . .   79
                            7.11.5 Proceeds in Excess of $1,000,000, Not in Excess of $5,000,000  . . . . . . .   79
                            7.11.6 Proceeds in Excess of $5,000,000 . . . . . . . . . . . . . . . . . . . . . .   79
                            7.11.7 Repair and Restoration Procedures  . . . . . . . . . . . . . . . . . . . . .   80
                            7.11.8 Excess Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .   80
                            7.11.9 Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
                   7.12     Application of Eminent Domain Proceeds  . . . . . . . . . . . . . . . . . . . . . .   81
                   7.13     Application of Certain Damages Payments; Mandatory Prepayments  . . . . . . . . . .   81
                            7.13.1 Contractor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
                            7.13.3 Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
                   7.14     Security Interest in Proceeds and Accounts  . . . . . . . . . . . . . . . . . . . .   81
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                   7.15     Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
                   7.16     Earnings on Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
                   7.17     Dominion and Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
                   7.18     Termination of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82

ARTICLE 8 - EVENTS OF DEFAULT; REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
                   8.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
                            8.1.1 Failure to Make Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .   82
                            8.1.2 Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
                            8.1.3 Misstatements; Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . .   83
                            8.1.4 Bankruptcy; Insolvency  . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
                            8.1.5 Debt Cross Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
                            8.1.6 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
                            8.1.7 Breach of Project Documents . . . . . . . . . . . . . . . . . . . . . . . . .   84
                                  (a) Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
                                  (b) Third Party   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
                                  (c) Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
                            8.1.8 Breach of Terms of Agreement  . . . . . . . . . . . . . . . . . . . . . . . .   85
                            8.1.9 Term-Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
                            8.1.10 Conditions to Initial Distributions  . . . . . . . . . . . . . . . . . . . .   86
                            8.1.11 Loss of Qualifying Facility Status . . . . . . . . . . . . . . . . . . . . .   86
                            8.1.12 Abandonment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
                            8.1.13 Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
                            8.1.14 Loss of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
                            8.1.15 Loss of or Failure to Obtain Applicable Permits or
                                   Applicable Third Party Permits   . . . . . . . . . . . . . . . . . . . . . .   87
                            8.1.16 Loss of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                            8.1.17 Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                   8.2      Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                            8.2.1 No Further Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                            8.2.2 Cure by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                            8.2.3 Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
                            8.2.4 Cash Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
                            8.2.5 Possession of Project . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
                            8.2.6 Remedies Under Credit Documents . . . . . . . . . . . . . . . . . . . . . . .   89

ARTICLE 9 - SCOPE OF LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89

ARTICLE 10 - THE AGENT; SUBSTITUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
                   10.1     Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . .   90
                   10.2     Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
                   10.3     Non-Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
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                   10.4     Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
                   10.5     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
                   10.6     Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
                   10.7     Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
                   10.8     Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
                   10.9     Amendments; Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
                   10.10    Withholding Tax  . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
                   10.11    General Provisions as to Payments  . . . . . . . . . . . .. . . . . . . . . . . . .   95
                   10.12    Substitution of Bank . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . .   95
                   10.13    Participation  . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . .   95
                   10.14    Transfer of Commitment . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   96
                   10.15    Laws . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . .   96
                   10.16    Assignability to Federal Reserve Bank  . .  . . . . . . . . . . . . . . . . . . . .   96

ARTICLE 11 - INDEPENDENT CONSULTANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
                   11.1     Removal and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
                   11.2     Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
                   11.3     Independent Consultants' Certificates . . . . . . . . . . . . . . . . . . . . . . .   97
                   11.4     Certification of Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98

ARTICLE 12 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
                   12.1     Addresses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
                   12.2     Additional Security; Right to Set-Off . . . . . . . . . . . . . . . . . . . . . . .   99
                   12.3     Delay and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
                   12.4     Costs, Expenses and Attorneys' Fees; Syndication  . . . . . . . . . . . . . . . . .   99
                   12.5     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
                   12.6     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
                   12.7     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
                   12.8     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
                   12.9     Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
                   12.10    Additional Financing . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . .  100
                   12.11    No Partnership, Etc. . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .  101
                   12.12    Deed of Trust/Collateral Documents . . . . . . . . . . . . .. . . . . . . . . . . .  101
                   12.13    Limitation on Liability  . . . . . . . . . . . . . . . .  . . . . . . . . . . . . .  101
                   12.14    Waiver of Jury Trial . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . .  101
                   12.15    Consent to Jurisdiction  . . . . . . . . . . . . .  . . . . . . . . . . . . . . . .  101
                   12.16    Usury  . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . .  102
                   12.17    Knowledge and Attribution  . . . . . . . . .  . . . . . . . . . . . . . . . . . . .  102
                   12.18    Successors and Assigns . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . .  102
                   12.19    Counterparts . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . .  102

                               INDEX OF EXHIBITS

Exhibit A             Definitions and Rules of Interpretation

                      NOTES
Exhibit B-1           Form of Construction Note
Exhibit B-2           Form of Term Note

                      LOAN DISBURSEMENT PROCEDURES
Exhibit C-1           Form of Notice of Borrowing
Exhibit C-2           Form of Notice of Term-Conversion
Exhibit C-3           Form of Confirmation of Interest Period Selection
Exhibit C-4           Form of Notice of Conversion of Loan Type
Exhibit C-5           Form of Drawdown Certificate
Exhibit C-6           Form of Engineer's Certificate
Exhibit C-7           Form of Disbursement Requisition
Exhibit C-8           Form of Reserve Account Disbursement Requisition

                      EQUITY AND SECURITY-RELATED DOCUMENTS
Exhibit D-1           Form of Depositary Agreement
Exhibit D-2A          Form of Equity Commitment Guaranty
Exhibit D-2B          Form of Contingent Equity Guaranty
Exhibit D-3           Form of Deed of Trust
Exhibit D-4           Form of Security Agreement
Exhibit D-5           Form of Partnership Interest Pledge and Security Agreement
Exhibit D-6           Form of Shareholder Pledge and Security Agreement
Exhibit D-7           Form of Plant Operator Subordination Agreement
Exhibit D-8           Form of Lien Subordination Agreement
Exhibit D-9           Form of Subordination Agreement (Subordinated Debt)
Exhibit D-10          Schedule of Permitted Encumbrances
Exhibit D-11          Schedule of Security Filings

                      CONSENTS
Exhibit E-1           Form of Consent for Contracting Party
Exhibit E-2           Schedule of Closing Date Consents

                      CLOSING CERTIFICATES
Exhibit F-1           Form of Borrower's Closing Certificate
Exhibit F-2           Form of Insurance Consultant's Certificate
Exhibit F-3           Form of Independent Engineer's Certificate
Exhibit F-4           Form of Fuel Consultant's Certificate
Exhibit F-5           Form of Power Marketing Consultant's Certificate

                      PROJECT DESCRIPTION EXHIBITS
Exhibit G-1           Description of Project

Exhibit G-2           Power Marketing Plan
Exhibit G-3           Schedule of Applicable Permits
Exhibit G-4           Project Budget
Exhibit G-5           Base Case Project Projections
Exhibit G-6           Project Schedule
Exhibit G-7           Pending Litigation
Exhibit G-8           Hazardous Substances Disclosure

                      OTHER
Exhibit H             Banks/Lending Offices
Exhibit I             Amortization Schedule
Exhibit J-1           Form of Withholding Certificate (Treaty)
Exhibit J-2           Form of Withholding Certificate (Effectively Connected)
Exhibit K             Insurance Requirements
Exhibit L             Annual Insurance Consultant's Certificate
Exhibit M             Dispute Resolution

                   THIS CREDIT AGREEMENT (this "Agreement") dated as of December 20, 1996, is entered into among PASADENA COGENERATION L.P., a Delaware limited partnership, as Borrower, the financial institutions listed on Exhibit H or who later become a party hereto (the "Banks") and ING (U.S.) CAPITAL CORPORATION, as Agent for the Banks.

                   In consideration of the agreements herein and in the other Credit Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

                            ARTICLE 1 - DEFINITIONS

                   1.1 Definitions. Except as otherwise expressly provided, capitalized terms used in this Agreement and its exhibits shall have the meanings given in Exhibit A.

                   1.2 Rules of Interpretation. Except as otherwise expressly provided, the rules of interpretation set forth in Exhibit A shall apply to this Agreement and the other Credit Documents.

                       ARTICLE 2 - THE CREDIT FACILITIES

                   2.1    Loan Facilities.

                          2.1.1   Construction Loan Facility.

                               (a)         Availability.  Subject to the terms
and conditions set forth in this Agreement, each Bank severally agrees to advance to Borrower from time to time during the Construction Loan Availability Period such loans as Borrower may request under this Section 2.1.1 (individually, a "Construction Loan" and collectively the "Construction Loans"), in an aggregate principal amount not to exceed such Bank's Construction Loan Commitment.

                               (b)         Notice of Borrowing.  Borrower shall
request Construction Loans by delivering to Agent a written notice in the form of Exhibit C-1, appropriately completed (a "Notice of Borrowing"), which specifies, among other things:

                                        (i)     The principal portion of the
requested Borrowing which will bear interest as provided in (1) Section 2.1.1(c)(i) (individually, a "Base Rate Construction Loan") and/or (2) Section 2.1.1(c)(ii) (individually, a "LIBOR Construction Loan");

                                        (ii)    The amount of the requested
Borrowing, which shall be in the minimum amount of $1,000,000 or an integral multiple of $10,000 in excess thereof;

                                        (iii)   The date of the requested
Borrowing, which shall be a Banking Day; and

                                        (iv)    If the requested Borrowing is
to consist of LIBOR Construction Loans, the initial Interest Periods selected by Borrower for such Loans.

                   Borrower shall give each Notice of Borrowing relating to Construction Loans to Agent so as to provide the Minimum Notice Period applicable to Construction Loans of the Type requested. Any Notice of Borrowing may be modified or revoked by Borrower through the Banking Day prior to the Minimum Notice Period, and shall thereafter be irrevocable.

                                  (c)      Construction Loan Interest.
Borrower shall pay interest on the unpaid principal amount of each Construction Loan from the date of such Construction Loan until the maturity or prepayment thereof at the following rates per annum:

                                        (i)     With respect to the principal
portion of such Construction Loan which is, and during such periods as such Construction Loan is, a Base Rate Construction Loan, at a rate per annum equal to the Base Rate plus 0.750%, such rate to change from time to time as the Base Rate shall change; and

                                        (ii)    With respect to the principal
portion of such Construction Loan which is, and during such portion of such periods as such Construction Loan is, a LIBOR Construction Loan, at a rate per annum, at all times during each Interest Period for such LIBOR Construction Loan, equal to the LIBO Rate for such Interest Period plus 1.500%.

                                  (d)      Construction Loan Principal
Payments. Borrower shall repay to Agent, for the account of each Bank, in full on the Construction Loan Maturity Date the unpaid principal amount of all Construction Loans made by such Bank which will not be Term-Converted to Term Loans as provided in Section 2.1.2(a). Upon payment or Term-Conversion, in full, of the aggregate principal amount of the Construction Loans and all accrued and unpaid interest thereon, the Banks shall promptly mark the Construction Notes cancelled and return such cancelled Construction Notes to Borrower.

                          2.1.2   Term Loan Facility.

                                  (a)      Availability.  Subject to the terms
and conditions set forth in this Agreement, each Bank severally agrees to make to Borrower on the date of Term-Conversion specified pursuant to Section 2.1.2(b)(iii), at the request of Borrower, a term loan under this Section 2.1.2 (individually a "Term Loan" and collectively the "Term Loans") in an aggregate principal amount not to exceed such Bank's Term Loan Commitment. Each Bank shall make its Term Loan by converting the portion of its outstanding Construction Loans equal to such Bank's Term Loan Commitment to a Term Loan.

                                  (b)      Notice of Term-Conversion.  Upon
satisfaction of the conditions set forth in Section 3.3, Borrower shall request the Term-Conversion by delivering to Agent a written notice in the form of Exhibit C-2, appropriately completed ("Notice of Term-Conversion"), which specifies:

                                        (i)     The principal portion of the
Term Loans which will bear interest as provided in (1) Section 2.1.2(c)(i)(A) (individually, a "Base Rate Term Loan") and/or (2) Section 2.1.2(c)(i)(B) (individually, a "LIBOR Term Loan");

                                        (ii)    The aggregate amount of the
Term Loans, which shall not exceed the lesser of the Total Term Loan Commitment and the aggregate principal amount of all Construction Loans outstanding on the date of Term-Conversion (immediately prior to Term-Conversion, after giving effect to the Final Drawing and the application of: (x) all Base Equity pursuant to Section 5.18, (y) all liquidated damages required to be applied to the prepayment of Construction Loans pursuant to Section 7.1.4 or 7.13, and (z) any Base Equity or Additional Borrower Equity required to be applied to the prepayment of Construction Loans pursuant to Section 5.18);

                                        (iii)   The proposed date of the
Term-Conversion, which shall be no later than the Construction Loan Maturity Date; and

                                        (iv)    If the Term Loans are to
consist of LIBOR Loans, the initial Interest Periods selected by Borrower for such Loans.

Borrower shall so deliver the Notice of Term-Conversion to Agent so as to provide at least the Minimum Notice Period applicable to Loans of the Type requested upon Term-Conversion. The Notice of Term-Conversion may be modified or revoked by Borrower through the Banking Day prior to the Minimum Notice Period, and thereafter shall be irrevocable.

                                  (c)      Term Loan Interest.

                                        (i)     Borrower shall pay interest on
the unpaid principal amount of each Term Loan from the date of such Term Loan until the maturity or prepayment thereof at one of the following rates per annum:

                                                (A)      With respect to the
principal portion of such Term Loan which is, and during such periods as such Term Loan is, a Base Rate Term Loan, at a rate per annum equal to the Base Rate plus the percentage listed below, such rate to change from time to time as the Base Rate shall change:

                   First Term Period               0.500%
                   Second Term Period              0.750%
                   Third Term Period               1.125%
                   Fourth Term Period              1.750%

                                                (B)      With respect to the
principal portion of such Term Loan which is, and during such periods as such Term Loan is, a LIBOR Term Loan, at a rate per annum during each Interest Period for such LIBOR Term Loan equal to the LIBO Rate for such Interest Period plus the percentage listed below:

                   First Term Period               1.250%
                   Second Term Period              1.500%
                   Third Term Period               1.875%
                   Fourth Term Period              2.500%

provided, however, that, in the case of clauses (A) and (B) above, (a) in the event that and for so long as, from time to time, Borrower has met the Extension Requirements on the last day of the last preceding calendar quarter, then (i) the percentages set forth above for the Third Term Period and the Fourth Term Period shall, from and after the day following the date of Term-Conversion, be reduced by 0.250% and (ii) the percentage set forth above for the Fourth Term Period shall, from and after the day following the tenth anniversary of the date of Term-Conversion, be reduced by an additional 0.375%; provided further, however, notwithstanding anything to the contrary in the foregoing proviso, in the event that from time to time, the Four-Quarter Average Debt Service Coverage Ratio calculated on the last day of the last preceding calendar quarter is less than 1.50 to 1.00, then each of the percentages set forth above shall not be decreased and instead shall be increased by .250%, until such time as the Four- Quarter Average Debt Service Coverage Ratio as of the end of any subsequent calendar quarter is equal to or greater than 1.50 to 1.00 at which time the percentages set forth above shall no longer be increased by such 0.250% and shall return to the percentages set forth above (subject to increase or decrease pursuant to this Section 2.1.2(c)).

                                  (d)      Term Loan Principal Payment.
Borrower shall repay to Agent, for the account of each Bank, the aggregate unpaid principal amount of the Term Loan made by such Bank in installments payable on each Repayment Date in accordance with the repayment schedule set forth on Exhibit I, with any remaining unpaid principal, interest, fees and costs due and payable on the Term Loan Maturity Date.

                          2.1.3   Interest Provisions Relating to All Loans.

                                  (a)      Interest Payment Dates.  Borrower
shall pay accrued interest on the unpaid principal amount of each Loan (i) in the case of each Base Rate Loan, on the last Banking Day of each calendar quarter, (ii) in the case of each LIBOR Loan, on the last day of each Interest Period related to such LIBOR Loan and, if such Interest Period is longer than three months, every three months after the date of such LIBOR Loan and (iii) in all cases, upon prepayment (to the extent thereof and including any optional prepayments or Mandatory Prepayments), upon conversion from one Type of Loan to another Type, and at maturity (whether by acceleration or otherwise).

                                  (b)      LIBOR Loan Interest Periods.

                                           (i)     The initial and subsequent
Interest Period for LIBOR Loans shall be a maximum of one month during the six month period immediately following the Closing Date; provided that Agent may otherwise approve, in its sole discretion, a longer Interest Period which is requested by Borrower and otherwise complies with the following provisions of this Section 2.1.3(b)(i). Thereafter, each subsequent Interest Period (including any Interest Period referenced in the proviso of the first sentence of this Section 2.1.3(b) selected by Borrower for all LIBOR Loans shall be one, two, three or six months or such other period as close to three months as is practicable to enable Borrower to limit the number of LIBOR Loans as required by this Section 2.1.3(b) or to comply with clauses (C), (D) or (E) of the next sentence. Notwithstanding anything to the contrary in either of the two preceding sentences, (A) any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the next succeeding Banking Day unless such next Banking Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Banking Day; (B) any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month; (C) Borrower may not select Interest Periods which would leave a greater principal amount of Loans subject to Interest Periods ending after a date upon which Loans are or may be required to be repaid (including the Construction Loan Maturity Date and each Repayment Date) than principal amount of Loans scheduled to be outstanding after such date; (D) unless Term-Conversion has occurred, any Interest Period for a Construction Loan which would otherwise end after the Construction Loan Maturity Date shall end on the Construction Loan Maturity Date; (E) any Interest Period for a Term Loan which would otherwise end after the Term Loan Maturity Date shall end on the Term Loan Maturity Date; (F) LIBOR Loans for each Interest Period shall be in the amount of at least $100,000; and (G) Borrower may not at any time have outstanding more than six different Interest Periods relating to LIBOR Loans.

                                            (ii)    Borrower may contact Agent
at any time prior to the end of an Interest Period, for a quotation of Interest Rates in effect at such time for given Interest Periods and Agent shall promptly provide such quotation. Borrower may select an Interest Period telephonically within the time periods specified in Section 2.1.6, which selection shall be irrevocable on and after the applicable Minimum Notice Period. Borrower shall confirm such telephonic notice to Agent by telecopy on the day such notice is given (in substantially the form of Exhibit C-3, a "Confirmation of Interest Period Selection"). Borrower shall promptly deliver to Agent the original of the Confirmation of Interest Period Selection initially delivered by telecopy. If Borrower fails to notify Agent of the next Interest Period for any LIBOR Loans in accordance with this Section 2.1.3(b), such Loans shall automatically convert to Base Rate Loans on the last day of the current Interest Period therefor. Agent shall as soon as practicable (and, in any case, within two Banking Days after delivery of the Confirmation of Interest Period Selection) notify Borrower of each determination of the Interest Rate applicable to each Loan.

                                  (c)      Interest Account and Interest
Computations. Borrower authorizes Agent to record in an account or accounts maintained by Agent on its books (i) the interest rates applicable to all Loans and the effective dates of all changes thereto, (ii) the Interest Period for each LIBOR Loan, (iii) the date and amount of each principal and interest payment on each Loan and (iv) such other information as Agent may determine is necessary for the computation of interest payable by Borrower hereunder. Borrower agrees that all computations by Agent of interest shall be conclusive in the absence of manifest error. All computations of interest on Base Rate Loans shall be based upon a year of 365 or 366 days and the actual days elapsed, and shall be adjusted in accordance with any changes in the Base Rate to take effect on the beginning of the day of such change in the Base Rate. All computations of interest on LIBOR Loans shall be based upon a year of 360 days and the actual days elapsed.

                          2.1.4   Promissory Notes.  The obligation of Borrower
to repay the Loans made by each Bank and to pay interest thereon at the rates provided herein shall be evidenced by promissory notes in the form of Exhibit B-1 (individually, a "Construction Note") and Exhibit B-2 (individually, a "Term Note"), each payable to the order of such Bank and in the principal amount of such Bank's Construction Loan Commitment and Term Loan Commitment, respectively. Borrower authorizes each Bank to record on the schedule annexed to such Bank's Note or Notes, the date and amount of each Loan made by such Bank, and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the matters noted. Borrower further authorizes each Bank to attach to and make a part of such Bank's Note or Notes continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower's obligations to repay the full unpaid principal amount of the Loans or the duties of Borrower hereunder or thereunder.

                          2.1.5   Loan Funding.

                                  (a)      Notice.  Each Notice of Borrowing
shall be delivered to Agent in accordance with Section 12.1. Agent shall promptly notify each Bank of the contents of each Notice of Borrowing.

                                  (b)      Pro Rata Loans.  All Loans shall be
made on a pro rata basis by the Banks in accordance with their respective Proportionate Shares of such Loans, with each Borrowing to consist of a Loan by each Bank equal to such Bank's Proportionate Share of such Borrowing.

                                  (c)      Bank Funding.  Each Bank shall,
before 12:00 noon on the date of each Borrowing, make available to Agent at its office specified in Section 12.1, in same day funds, such Bank's Proportionate Share of such Borrowing. The failure of any Bank to make the Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation hereunder to make its Loan on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

                                  (d)      Construction Account.  No later than
2:00 p.m. on the date specified in each Notice of Borrowing, if the applicable conditions precedent listed in Article 3 have been satisfied and to the extent Agent shall have received the appropriate funds from the Banks, Agent will make available the Construction Loans requested in such Notice of Borrowing (or so much thereof as the Banks shall have approved pursuant to this Agreement) in Dollars and in immediately available funds, at Agent's New York Branch, and shall deposit such Construction Loans into the Construction Account.


                          2.1.6   Conversion of Loans.  Borrower may convert
Loans from one Type of Loans to another Type; provided, however, that (i) any conversion of LIBOR Loans into Base Rate Loans shall be made on, and only on, the first day after the last day of an Interest Period for such LIBOR Loans and
(ii) Loans shall be converted only in amounts of $100,000 or more. Borrower shall request such a conversion by a written notice to Agent in the form of Exhibit C-4, appropriately completed (a "Notice of Conversion of Loan Type"), which specifies:

                                  (a)      The Loans, or portion thereof, which
are to be converted;

                                  (b)      The Type into which such Loans, or
portion thereof, are to be converted;

                                  (c)      If such Loans are to be converted
into LIBOR Loans, the initial Interest Period selected by Borrower for such Loans in accordance with Section 2.1.3(b); and

                                  (d)      The date of the requested
conversion, which shall be a Banking Day.

Borrower shall so deliver each Notice of Conversion of Loan Type so as to provide at least the applicable Minimum Notice Period. Any Notice of Conversion of Loan Type may be modified or revoked by Borrower through the Banking Day prior to the Minimum Notice Period, and shall thereafter be irrevocable. Each Notice of Conversion of Loan Type shall be delivered by first-class mail or telecopy to Agent at the office or to the telecopy number and during the hours specified in Section 12.1; provided, however, that Borrower shall promptly deliver to Agent the original of any Notice of Conversion of Loan Type initially delivered by telecopy. Agent shall promptly notify each Bank of the contents of each Notice of Conversion of Loan Type.

                          2.1.7   Prepayments.

                                  (a)      Terms of All Prepayments.  Upon the
prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.1.7(b) or a Mandatory Prepayment), Borrower shall pay to Agent for the account of the Bank which made such Loan and/or Hedge Bank, as applicable,
(i) all accrued interest to the date of such prepayment on the amount prepaid,
(ii) all accrued fees to the date of such prepayment of the amount being prepaid, (iii) to the extent required by the terms of the applicable Interest Rate Agreement, all Hedge Breaking Fees owed by Borrower to such Bank or Hedge Bank as a result of such prepayment, and (iv) if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all Liquidation Costs incurred by such Bank as a result of such prepayment. All Mandatory Prepayments of Term Loans shall be applied to reduce the remaining payments required under Section 2.1.2(d) in inverse order of maturity. All optional prepayments of the Term Loans shall be applied ratably to the Amortization Schedule for the Term Loans to reduce the remaining payments required under
Section 2.1.2(d). Borrower may not reborrow the principal amount of any Construction Loan or Term Loan which is prepaid. Borrower shall terminate or partially terminate Hedge Transactions such that at no time shall the notional amount under all of the Hedge Transactions combined exceed the principal amount of Loans outstanding at such time.

                                  (b)      Optional Prepayments.  Subject to
Section 2.1.7(a), Borrower may, at its option and without penalty, upon five Banking Days' notice to Agent, prepay (i) the entire outstanding amount of all Construction Loans in whole or (ii) any Term Loans in whole or in part in minimum incremental amounts of $100,000; provided, however, that as a condition to Borrower's right to make any prepayment of the Construction Loans, Borrower shall have terminated and repaid all other Commitments hereunder.

                                  (c)      Mandatory Prepayments.  Borrower
shall prepay (or cause to be prepaid) Loans to the extent required by Section 5.18, 7.1.4, 7.2.5, 7.11, 7.12, or 7.13 of this Agreement, or any other provision of this Agreement which requires prepayment of Loans (such prepayment, "Mandatory Prepayment").

                   2.2    Total Commitments.

                          2.2.1   Loan Commitment Amounts.

                                  (a)      The aggregate principal amount of
all Construction Loans made by the Banks shall not exceed $151,750,000. Notwithstanding the foregoing, such amount shall be reduced by the amount of Base Equity and the amount of Subordinated Debt applied to pay Project Costs; provided, however, such amount shall be reinstated by an amount equal to the stated amount of any Equity Support Letter of Credit. Such amount shall be further reduced by the amount elected by Borrower pursuant to Section 2.2.2. The amount of Construction Loans as determined pursuant to Section 2.2.1(a) shall be referred to herein as the "Total Construction Loan Commitment").

                                  (b)      Notwithstanding anything that may be
construed to the contrary in this Agreement, the aggregate principal amount of all Term Loans outstanding at any time shall in no event exceed the lesser of
(i) $98,637,500 and (ii) sixty-five percent (65%) of the Final Project Cost, or, in either case, if such amount is reduced by Borrower to a lower amount pursuant to Section 2.2.2 (by virtue of a reduction of the Total Construction Loan Commitment) or by virtue of any optional prepayment or Mandatory Prepayment, such lower amount (such amount, so reduced from time to time, the "Total Term Loan Commitment").

                          2.2.2   Reductions and Cancellations.  Borrower may,
from time to time upon five Banking Days written notice to Agent, permanently reduce, by an amount of $1,000,000 or an integral multiple of $100,000 in excess thereof or cancel in its entirety the Total Construction Loan Commitment. Notwithstanding the foregoing, Borrower may not reduce or cancel the Total Construction Loan Commitment if, after giving effect to such reduction or cancellation, (a) the aggregate principal amount of all Construction Loans then outstanding would exceed the Total Construction Loan Commitment, (b) the Available Construction Funds would not, in the reasonable judgment of Agent and the Independent Engineer, be equal to or exceed remaining Project Costs, or (c) such reduction or cancellation would cause a violation of any other provision of this Agreement or the other Credit Documents. Borrower shall pay to Agent any Commitment Fees then due upon any cancellation and, from the effective date of any reduction, the Commitment Fees shall be computed on the basis of the Available Construction Loan Commitment as reduced as a result of such reduction of the Total Construction Loan Commitment. Once reduced or cancelled, the Total Construction Loan Commitment may not be increased or reinstated. Any reductions of the Total Construction Loan Commitment shall cause a corresponding pro rata reduction in the Total Term Loan Commitment.
Any reductions pursuant to this Section 2.2.2 shall be applied ratably to each Bank's respective Commitments in accordance with Section 2.5.1.

                   2.3    Fees.

                          2.3.1   Advisory Fee; Syndication Fee.  Borrower
shall pay to Agent solely for Agent's account the advisory fee and the syndication fee described in that certain letter from Borrower to Agent dated the Closing Date.

                          2.3.2   Annual Agency Fee.  Borrower shall pay to
Agent solely for Agent's account an annual agency fee (the "Agency Fee") payable in advance on the Closing Date and on each anniversary thereof on which any Loans are outstanding, in an amount equal to the product of (a)(i) for years beginning prior to Term-Conversion, $175,000 per year, and (ii) for years beginning after Term-Conversion, $100,000 per year, times (b) the Inflation Factor.

                          2.3.3   Loan Commitment Fees.  On the last Banking
Day in each calendar quarter (where all or any portion of such calendar quarter occurs on or after the Closing Date and prior to the Construction Loan Maturity
Date) and on the Construction Loan Maturity Date (or, if the Total Construction Loan Commitment is cancelled prior to such date, on the date of such cancellation), Borrower shall pay to Agent, for the benefit of the Banks, accruing from the Closing Date or the first day of such quarter, as the case may be, a commitment fee (the "Commitment Fee") for such quarter (or portion thereof) then ending equal to the product of (a) 0.375% times (b) the daily average Available Construction Loan Commitment for such quarter (or portion thereof) times (c) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is the number of days in that calendar year (365 or 366, as the case may be).

                   2.4    Other Payment Terms.

                          2.4.1   Place and Manner.  Borrower shall make all
payments due to each Bank or Agent hereunder to Agent, for the account of such Bank, to Chase Manhattan Bank; Swift: CHASUS33; Fed. Ref.: 021000021; Account
Name: ING (U.S.) Capital Corporation;

Account Number: 9301035763, in lawful money of the United States and in immediately available funds not later than 12:00 noon on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the Banking Day after such payment is received. Agent shall disburse to each Bank each such payment received by Agent for such Bank, such disbursement to occur on the day such payment is received if received by 12:00 noon or if otherwise reasonably possible, otherwise on the next Banking Day.

                          2.4.2   Date.  Whenever any payment due hereunder
shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

                          2.4.3   Late Payments.  If any amounts required to be
paid by Borrower under this Agreement or the other Credit Documents (including principal or interest payable on any Loan, and any fees or other amounts otherwise payable to Agent or any Bank) remain unpaid after such amounts are due, Borrower shall pay interest on the aggregate, unpaid balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Default Rate.

                          2.4.4   Net of Taxes, Etc.

                                  (a)      Taxes.  Subject to each Bank's
compliance with Section 2.4.7, any and all payments to or for the benefit of Agent or any Bank by Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction, setoff or counterclaim of any kind whatsoever and in such amounts as may be necessary in order that all such payments, after deduction for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (excluding income and franchise taxes, which include taxes imposed on or measured by the net income or capital of Agent or such Bank by any jurisdiction or any political subdivision or taxing authority thereof or therein solely as a result of a connection between such Bank and such jurisdiction or political subdivision, other than a connection resulting solely from executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any Note) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"), shall be equal to the amounts otherwise specified to be paid under this Agreement and the other Credit Documents. If Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any other Credit Document to Agent or any Bank, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.4, Agent or such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If Borrower shall make any payment under this Section 2.4.4 to or for the benefit of Agent or any Bank with respect to Taxes and if Agent or such Bank shall claim any credit or deduction for such Taxes against any other taxes payable by Agent or such Bank to any taxing jurisdiction then Agent or such Bank shall pay to Borrower an amount equal to the amount by which such other taxes are actually reduced; provided that the aggregate amount payable by Agent or such Bank pursuant to this sentence shall not exceed the aggregate amount previously paid by Borrower with respect to such Taxes. In addition, Borrower agrees to pay any present or future stamp, recording or documentary taxes and any other excise or property taxes, charges or similar levies (not including income or franchise taxes) that arise under the laws of the United States of America, the State of New York or the State of Texas from any payment made hereunder or under any other Credit Document or from the execution or delivery or otherwise with respect to this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

                                  (b)      Indemnity.  Borrower shall indemnify
each Bank for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section
2.4.4 paid by any Bank, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that Borrower shall not be obligated to indemnify any Bank for any penalties, interest or expenses relating to Taxes or Other Taxes arising from the indemnitee's gross negligence or willful misconduct. Each Bank agrees to give written notice to Borrower of the assertion of any claim against such Bank relating to such Taxes or Other Taxes as promptly as is practicable after being notified of such assertion, and in no event later than one hundred eighty (180) days after the principal officer of such Bank responsible for administering this Agreement obtains knowledge thereof; provided that any Bank's failure to notify Borrower of such assertion within such one hundred eighty (180) days period shall not relieve Borrower of its obligation under this Section 2.4.4 with respect to Taxes or Other Taxes arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.4.4 with respect to Taxes or Other Taxes between the end of such period and such time as Borrower receives notice from such Bank as provided herein. Payments by Borrower pursuant to this indemnification shall be made within 30 days from the date such Bank makes written demand therefor (submitted through Agent), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. Each Bank agrees to repay to Borrower any refund (including that portion of any interest that was included as part of such refund with respect to Taxes or Other Taxes paid by Borrower pursuant to this Section 2.4.4) received by such Bank for Taxes or Other Taxes that were paid by Borrower pursuant to this
Section 2.4.4 and to contest, with the approval and participation of and at the expense of Borrower, any such Taxes or Other Taxes which such Bank or Borrower reasonably believes not to have been properly assessed.

                                  (c)      Notice.  Within 30 days after the
date of any payment of Taxes by Borrower, Borrower shall furnish to Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof. Borrower shall compensate each Bank for all reasonable losses and expenses sustained by such Bank as a result of any failure by Borrower to so furnish such copy of such receipt.

                                  (d)      Survival of Obligations.  The
obligations of Borrower under this Section 2.4.4 shall survive the termination of this Agreement and the repayment of the Obligations.

                          2.4.5   Application of Payments.  Payments made under
this Agreement or the other Credit Documents and other amounts received by Agent and the Banks under this Agreement or the other Credit Documents shall first be applied to any fees, costs, charges or expenses payable to Agent or the other Banks hereunder or under the other Credit Documents, next to any accrued but unpaid interest then due and owing, and then to outstanding principal then due and owing or otherwise to be prepaid.

                          2.4.6   Failure to Pay Agent.  Unless Agent shall
have received notice from Borrower at least two Banking Days prior to the date on which any payment is due to the Banks hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower shall not have so made such payment in full to Agent, such Bank shall repay to Agent forthwith upon demand such amount distributed to such Bank, together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the Federal Funds Rate for the first five days after such date, and subsequent thereto at the Base Rate. A certificate of Agent submitted to any Bank with respect to any amounts owing by such Bank under this Section 2.4.6 shall be conclusive in the absence of manifest error.

                          2.4.7   Withholding Exemption Certificates.  Agent on
the Closing Date and each Bank upon becoming a Bank hereunder including any entity to which any Bank grants a participation, or otherwise transfers its interest in this Agreement, agree that they will deliver to Borrower and Agent (and Agent agrees that it will deliver to Borrower) either (a) a statement that it is incorporated under the laws of the United States of America or a state thereof or (b) if it is not so incorporated, a letter in the form of Exhibit J-1 or Exhibit J-2, as appropriate, and two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Bank which delivers to Borrower and Agent a Form 1001 or 4224 pursuant to the preceding sentence further undertakes to deliver to Borrower and Agent further copies of the said letter and Form 1001 or 4224, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent letter and forms previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of Form W-8 or W-9, establishing an exemption from United States backup withholding tax. The Borrower shall not be obligated, however, to pay any additional amounts in respect of United States Federal income tax pursuant to Section 2.4.4 (or make an indemnification payment pursuant to Section 2.4.4) to any Bank (including any entity to which any Bank sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement) if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure of such Bank to comply with its obligations under this Section 2.4.7.

                   2.5    Pro Rata Treatment.

                          2.5.1   Borrowings, Commitment Reductions, Etc.
Except as otherwise provided herein, (a) each Borrowing consisting of Construction Loans and Term Loans and each reduction of the Total Construction Loan Commitment shall be made or allocated among the Banks pro rata according to their respective Proportionate Shares of such Loans, (b) each payment of principal of and interest on Construction Loans and Term Loans shall be made or shared among the Banks holding such Loans pro rata according to the respective unpaid principal amounts of such Loans held by such Banks and (c) each payment of Commitment Fees shall be shared among the Banks pro rata according to (i) their respective Proportionate Shares of the Loans to which such fees apply and
(ii) in the case of each Bank which becomes a Bank hereunder after the date hereof, the date upon which such Bank so became a Bank.

                          2.5.2   Sharing of Payments, Etc.  If any Bank shall
obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans owed to it, in excess of its ratable share of payments on account of such Loans obtained by all Banks entitled to such payments, such Bank shall forthwith purchase from the other Banks such participation in the Loans, as the case may be, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from such Bank shall be rescinded and each other Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (a) the amount of such other Bank's required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.5.2 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

                   2.6    Change of Circumstances.

                          2.6.1   Inability to Determine Rates.  If, on or
before the first day of any Interest Period for any LIBOR Loans, (a) Agent determines that the LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market, or (b) Banks holding aggregate Proportionate Shares of 33-1/3% or more shall advise Agent that (i) the rates of interest for such LIBOR Loans do not adequately and fairly reflect the cost to such Banks of making or maintaining such Loans or (ii) deposits in Dollars in the London interbank market are not available to such Banks (as conclusively certified by each such Bank in good faith in writing to Agent and to Borrower) in the ordinary course of business in sufficient amounts to make and/or maintain their LIBOR Loans, Agent shall immediately give notice of such condition to Borrower. After the giving of any such notice and until Agent shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist, Borrower's right to request the making of or conversion to, and the Banks' obligations to make or convert to LIBOR Loans shall be suspended. Any LIBOR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such Loans into Base Rate Loans unless such suspension has then ended.

                          2.6.2   Illegality.  If, after the date of this
Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Bank or Borrower with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Bank to make or maintain any LIBOR Loan, such Bank shall immediately notify Agent and Borrower of such Change of Law. Upon receipt of such notice, (a) Borrower's right to request the making of or conversion to, and the Bank's obligations to make or convert to, LIBOR Loans shall be suspended for so long as such condition shall exist, and (b) Borrower shall, at the request of such Bank, either (i) pursuant to Section 2.1.6, convert any then outstanding LIBOR Loans into Base Rate Loans at the end of the current Interest Periods for such Loans, or (ii) immediately repay pursuant to Section 2.1.7 or convert LIBOR Loans of the affected Type into Base Rate Loans if such Bank shall notify Borrower that such Bank may not lawfully continue to fund and maintain such Loans. Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Section 2.7.

                          2.6.3   Increased Costs.  If, after the date of this
Agreement, any Change of Law:

                                  (a)      Shall subject any Bank to any tax,
duty or other charge with respect to any LIBOR Loan or Commitment, or shall change the basis of taxation of payments by Borrower to any Bank on such a Loan or with respect to any Commitment (except for Taxes, Other Taxes or changes in the rate of taxation on the overall net income of any Bank); or

                                  (b)      Shall impose, modify or hold
applicable any reserve, special deposit or similar requirement (without duplication of any reserve requirement included within the applicable Interest Rate through the definition of "Reserve Requirement") against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Bank for any LIBOR Loan; or

                                  (c)      Shall impose on any Bank any other
condition directly related to any LIBOR Loan or Commitment;

and the effect of any of the foregoing is to increase the cost to such Bank of making, issuing, creating, renewing, participating in (subject to the limitations in Section 10.13) or maintaining any such LIBOR Loan or Commitment or to reduce any amount receivable by such Bank hereunder; then Borrower shall from time to time, upon demand by such Bank, pay to such Bank additional amounts sufficient to reimburse such Bank for such increased costs or to compensate such Bank for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts and the basis for determination of such amount, submitted by such Bank to Borrower, shall, in the absence of manifest error, be conclusive and binding on Borrower for purposes of this Agreement.

                          2.6.4   Capital Requirements.  If any Bank determines
that (a) any Change of Law after the date of this Agreement increases the amount of capital required or expected to be maintained by such Bank (or the Lending Office of such Bank) or any Person controlling such Bank (a "Capital Adequacy Requirement") and (b) the amount of capital maintained by such Bank or such Person which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Bank's or such Person's policies with respect to capital adequacy), Borrower shall pay to Agent on behalf of such Bank or such Person, upon demand of Agent on behalf of such Bank or such Person, such amounts as such Bank or such Person shall reasonably determine are necessary to compensate such Bank or such Person for the increased costs to such Bank or such Person of such increased capital. A certificate of such Bank or such Person, setting forth in reasonable detail the computation of any such increased costs, delivered to Borrower by Agent on behalf of such Bank or such Person shall, in the absence of manifest error, be conclusive and binding on Borrower for purposes of this Agreement.

                          2.6.5   Notice; Participating Banks' Rights.  Each
Bank will notify Borrower of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Section 2.6, as promptly as practicable, and in no event later than 90 days after the principal officer of such Bank responsible for administering this Agreement obtains knowledge thereof; provided that any Bank's failure to notify Borrower within such 90 day period shall not relieve Borrower of its obligation under this Section 2.6.5 with respect to claims arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.6.5 with respect to the time between the end of such period and such time as Borrower receives notice from the indemnitee as provided herein. No Person purchasing from a Bank a participation in any Commitment (as opposed to an assignment) shall be entitled to any payment from or on behalf of

Borrower pursuant to Section 2.6.3 or Section 2.6.4 which would be in excess of the applicable proportionate amount (based on the portion of the Commitment in which such Person is participating) which would then be payable to such Bank if such Bank had not sold a participation in that portion of the Commitment.

                   2.7 Funding Losses. If Borrower shall (a) repay or prepay any LIBOR Loans on any day other than the last day of an Interest Period for such Loans (whether an optional prepayment or a Mandatory Prepayment), (b) fail to borrow any LIBOR Loans in accordance with a Notice of Borrowing delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), (c) fail to convert any Loans into LIBOR Loans in accordance with a Notice of Conversion of Loan Type delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), or (d) fail to make any prepayment in accordance with any notice of prepayment delivered to Agent; Borrower shall, upon demand by any Bank, reimburse such Bank for all costs and losses incurred by such Bank as a result of such repayment, prepayment or failure ("Liquidation Costs"). Borrower understands that such costs and losses may include losses incurred by a Bank as a result of funding and other contracts entered into by such Bank to fund LIBOR Loans. Each Bank demanding payment under this Section 2.7 shall deliver to Borrower a certificate setting forth in reasonable detail the basis for and the amount of costs and losses for which demand is made. Such a certificate so delivered to Borrower shall, in the absence of manifest error, be conclusive and binding as to the amount of such loss for purposes of this Agreement.

                   2.8    Alternate Office; Minimization of Costs.

                          2.8.1   To the extent reasonably possible, each Bank
shall designate an alternative Lending Office with respect to its LIBOR Loans and otherwise take any reasonable actions to reduce any liability of Borrower to any Bank under Section 2.4.4, 2.6.3 or 2.6.4, or to avoid the unavailability of any Type of Loans under Section 2.6.2 so long as such Bank, in its sole discretion, does not determine that such designation is disadvantageous to such Bank.

                          2.8.2   If and with respect to each occasion that a
Bank either makes a demand for compensation pursuant to Section 2.4.4, 2.4.7,
2.6.3 or 2.6.4 or is unable for a period of three consecutive months to fund LIBOR Loans pursuant to Section 2.6.2 or such Bank wrongfully fails to fund a Loan, Borrower may, upon at least five Banking Days' prior irrevocable written notice to each of such Bank and Agent, in whole permanently replace the Commitment of such Bank; provided that Borrower shall replace such Commitment with the Commitment of a commercial bank reasonably satisfactory to the Agent. Such replacement Bank shall upon the effective date of replacement purchase the Obligations owed to such replaced Bank for the aggregate amount thereof and shall thereupon for all purposes become a "Bank" hereunder. Such notice from Borrower shall specify an effective date for the replacement of such Bank's Commitment, which date shall not be later than the tenth day after the day such notice is given. On the effective date of any replacement of such Bank's Commitment pursuant to this Section 2.8.2, Borrower shall pay to Agent for the account of such Bank (a) any fees due to such Bank to the date of such replacement; (b) accrued interest on the principal amount of outstanding Loans held by such Bank to the date of such replacement, and (c) the amount or amounts requested by such Bank pursuant to each of Sections 2.4.4, 2.4.7, 2.6.3 and 2.6.4, as applicable. Borrower will remain liable to such replaced Bank for any Liquidation Costs that such Bank may sustain or incur as a consequence of repayment of such Bank's Loans (unless such Bank has defaulted on its obligation to fund a Loan hereunder). Upon the effective date of repayment of any Bank's Loans and termination of such Bank's Commitment pursuant to this
Section 2.8.2, such Bank shall cease to be a Bank hereunder. No such termination of any such Bank's Commitment and the purchase of such Bank's Loans pursuant to this Section 2.8.2 shall affect (i) any liability or obligation of Borrower or any other Bank to such terminated Bank which accrued on or prior to the date of such termination or (ii) such terminated Bank's rights hereunder in respect of any such liability or obligation.

                          2.8.3   Any Bank may designate a Lending Office other
than that set forth on Exhibit H and may assign all of its interests under the Credit Documents, and its Notes, to such Lending Office; provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrower under Sections 2.4.4, 2.6.3, or 2.6.4 or make an Interest Rate option unavailable pursuant to Section 2.6.2.

                        ARTICLE 3 - CONDITIONS PRECEDENT

                   3.1 Conditions Precedent to the Closing Date. The obligation of the Banks to make the initial Construction Loans is subject to the prior satisfaction of each of the following conditions (unless waived in writing by Agent with the consent of the Banks):

                          3.1.1   Resolutions.  Delivery to Agent of a copy of
one or more resolutions or other authorizations of Borrower and each of the Partners, Shareholders, Construction Manager, Project Manager, Operator and each Equity Party, certified by the appropriate officers of each such entity as being in full force and effect on the Closing Date, authorizing, as applicable, the Borrowings herein provided for and the execution, delivery and performance of this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which such entity is a party.

                          3.1.2   Incumbency.  Delivery to Agent of a
certificate satisfactory in form and substance to Agent, from the Managing Partner of Borrower and from each of the Partners, Shareholders, Construction Manager, Project Manager, Operator and each Equity Party, signed by the appropriate authorized officer of each such entity and dated the Closing Date, as to the incumbency of the natural persons authorized to execute and deliver this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which such entity is a party.

                          3.1.3   Formation Documents.  Delivery to Agent of
(a) a copy of the Partnership Agreement, certified by the secretary or an assistant secretary of the Managing Partner as being true, current and complete on the Closing Date, and any related agreements or certificates filed in accordance with applicable state law, and (b) copies of the articles of incorporation or certificate of incorporation or charter of each Major Project Participant other than Borrower (or any Equity LC Issuer), certified, if requested by the Agent, by the secretary of state of the state of incorporation, and (c) copies of the Bylaws of each of the Partners and Shareholders, Construction Manager, Project Manager, Operator and each Equity Party, certified by its secretary or an assistant secretary.

                          3.1.4   Good Standing Certificates.  Delivery to
Agent of certificates issued by the Secretary of State of Texas and, if other than such state, the state of formation of each Major Project Participant other than any Equity LC Issuer certifying that such Major Project Participant is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to, Texas (if applicable) and its state of formation.

                          3.1.5   Satisfactory Proceedings.  All corporate,
partnership and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of corporate or partnership proceedings and copies of any approval by any Governmental Authority required in connection with any transaction herein contemplated, which Agent may reasonably have requested in connection herewith, such documents where appropriate to be certified by proper corporate or partnership officers or Governmental Authorities.

                          3.1.6   Operative Documents.  Delivery to Agent of
executed originals of each Credit Document (other than any Equity Support Letter of Credit, Debt Service Reserve Letter of Credit, Fuel Supply Reserve Letter of Credit or Emissions Offsets Reserve Letter of Credit) and a certified list of and true and correct copies of, each Project Document then in effect, any supplements or amendments thereto, all of which shall be in form and substance satisfactory to Agent, shall have been duly authorized, executed and delivered by the parties thereto, and all of which Project Documents shall be certified by a Responsible Officer of Borrower as being true, complete and correct and in full force and effect on the Closing Date pursuant to the certificate delivered as provided in the following paragraph, which certificate shall state that neither Borrower nor, to Borrower's knowledge, any other party to any Project Document is or, but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder, and that all conditions precedent to the performance of the parties under the Project Documents then required to have been performed have been satisfied.

                          3.1.7   Certificate of Borrower.  Agent shall have
received a certificate, dated as of the Closing Date, signed by a Responsible Officer of Borrower, in substantially the form of Exhibit F-1.

                          3.1.8   Legal Opinions.  Delivery to Agent of legal
opinions of counsel to each Major Project Participant (other than any Equity LC Issuer), in form and substance satisfactory to the Agent.

                          3.1.9   Certificate of Insurance Consultant.
Delivery to Agent of the Insurance Consultant's certificate, in substantially the form of Exhibit F-2, with the Insurance Consultant's report, in form and substance satisfactory to Agent, attached thereto.

                          3.1.10  Insurance.  Insurance complying with Exhibit
K shall be in full force and effect and Agent shall have received (a) a certificate from Borrower's insurance broker(s), dated as of the Closing Date and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required as set forth in Exhibit K, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums due thereon through the Construction Loan Maturity Date have been paid and that, in the opinion of such broker(s), such insurance complies with Exhibit K, and (b) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer), in form and substance satisfactory to Agent.

                          3.1.11  Certificate of the Independent Engineer.
Delivery to Agent of the Independent Engineer's certificate, in substantially the form of Exhibit F-3, with the Independent Engineer's report, in form and substance satisfactory to Agent, attached thereto.

                          3.1.12  Reports of the Borrower's Environmental
Consultant. Delivery to Agent of the Borrower's Environmental Consultant's reports along with the corresponding reliance letters, each in form and substance satisfactory to Agent.

                          3.1.13  Certificate of the Fuel Consultant.  Delivery
to Agent of the Fuel Consultant's certificate, in substantially the form of Exhibit F-4, with the Fuel Consultant's report, in form and substance satisfactory to Agent, attached thereto.

                          3.1.14  Certificate of Power Marketing Consultant.
Delivery to Agent of the Power Marketing Consultant's certificate, in substantially the form of Exhibit F-5, with the Power Marketing Consultant's report, in form and substance satisfactory to Agent, attached thereto.

                          3.1.15  Power Marketing Plan.  Delivery to Agent of a
plan with respect to power marketing setting forth Borrower's good faith assessment of Borrower's projected sales of power within ERCOT, which plan shall not in any way be construed to modify or limit Borrower's rights and obligations set forth herein, substantially in the form of Exhibit G-2 (the "Power Marketing Plan").

                          3.1.16  Schedule of Applicable Permits and Applicable
Third Party Permits. Delivery to Agent of Exhibit G-3, the schedule of Permits required to construct and operate the Project or required to be obtained by any Person (other than Borrower) that is party to any Project Document in order to perform its obligations thereunder, satisfactory in form and substance to Agent, together with copies of each Applicable Permit and Applicable Third Party Permit listed on Parts I(A) and I(B) of Exhibit G-3, each satisfactory in form and substance to Agent. Except as disclosed in Exhibit G-3, Borrower shall have duly obtained or been assigned and there shall be in full force and effect in Borrower's name, and not subject to any current legal proceeding or to any unsatisfied condition that could reasonably be expected to allow material modification or revocation of, and all applicable appeal periods shall have expired with respect to, the Applicable Permits for the Project set forth on Parts I(A) and I(B) of Exhibit G-3, constituting in Agent's reasonable opinion all of the Applicable Permits as of the Closing Date. Except as disclosed on Exhibit G-3, each Major Project Participant with respect to which responsibility for an Applicable Third Party Permit is indicated in Part I(B) of Exhibit G-3 shall have duly obtained or been assigned such Applicable Third Party Permit and there shall be in full force and effect in such Person's name, and not subject to any current legal proceeding or to any unsatisfied condition that could reasonably be expected to allow material modification or revocation of, and all applicable appeal periods shall have expired with respect to, each Applicable Third Party Permit set forth on Part I(B) of Exhibit G-3, constituting in Agent's reasonable opinion all of the Applicable Third Party Permits as of the Closing Date. Part II(A) of Exhibit G-3 shall list all other Permits required by Borrower to construct and operate the Project as contemplated by the Operative Documents. Part II(B) of Exhibit G-3 shall list all other material Permits required by any other Major Project Participant to perform its obligations under the Operative Documents to which it is a party. The Permits listed in Parts II(A) and II(B) of Exhibit G-3 shall, in Agent's reasonable opinion, be timely obtainable without material difficulty, expense or delay by Borrower or the applicable other Major Project Participant, respectively. Except as disclosed in Exhibit G-3 the Permits listed in Part I(A) and I(B) of Exhibit G-3 shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect.

                          3.1.17  No Change in Tax Laws.  No change shall have
occurred, since the date upon which this Agreement was executed and delivered, in any law or regulation or interpretation thereof that would subject any Bank to any material unreimbursed Tax or Other Tax.

                          3.1.18  Absence of Litigation.  (a) No action, suit,
proceeding or investigation shall have been instituted or threatened against Borrower and (b) no order, judgment or decree shall have been issued or proposed to be issued by any Governmental Authority that, as a result of the construction, ownership, leasing or operation of the Project, the sale of electricity or steam therefrom or the entering into of any Operative Document or any transaction contemplated hereby or thereby, would cause or deem the Banks, Borrower or any Affiliate of any of them to be subject to, or not exempted from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities.

                          3.1.19  Payment of Filing Fees.  All amounts required
to be paid to or deposited with Agent, and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.1, shall have been paid in full or, as approved by Agent, provided for.

                          3.1.20   Financial Statements.  Agent shall have
received the most recent annual financial statements (audited if available) or Form 10-K and most recent quarterly financial statements or Form 10-Q from Borrower and each other Major Project Participant (other than the Partners) (or, in the case of the Fuel Supplier and HL&P, their respective parent corporations) other than any Equity LC Issuer, together (in the case of Borrower and its Affiliates who are Major Project Participants) with certificates from the appropriate Responsible Officer thereof, stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of such Person has occurred from those set forth in the most recent financial statements or the balance sheet, as the case may be, provided to Agent.

                          3.1.21  UCC Reports.  Agent shall have received a UCC
report of a date reasonably close to the Closing Date for each of the jurisdictions in which the UCC-1 financing statements, are intended to be filed in respect of the Collateral, showing that upon due filing (assuming such filing or recordation occurred on the date of such respective reports), the security interests created under such Collateral Documents will be prior to all other financing statements, or other security documents wherein the security interest is perfected by filing in respect of the Collateral.

                          3.1.22  Project Budget.  Borrower shall have
furnished Agent a budget in substantially the form of Exhibit G-4 (the "Project Budget") for all anticipated costs to be incurred in connection with the construction and start-up of the Project, including in such budget all construction and non-construction costs, and including all interest, taxes and other carrying costs, and such other information as Agent may require, together with a balanced statement of sources and uses of proceeds (and any other funds necessary to complete the Project), broken down as to separate construction phases and components, which Project Budget shall be satisfactory to Agent.

                          3.1.23  Base Case Project Projections.  Borrower
shall have furnished to Agent the Base Case Project Projections of operating expenses and cash flow for the Project showing a minimum projected annual Debt Service Coverage Ratio of 2.11 and an average projected annual Debt Service Coverage Ratio of 2.41 over the term of the Term Loans and otherwise in substantially the form of Exhibit G-5 and in form and substance satisfactory to Agent.

                          3.1.24  No Material Adverse Change.  Since April 22,
1996, in the reasonable judgment of Agent, there shall not have occurred any material adverse change in the Project Budget, Project Schedule or Base Case Project Projections, in the economics or feasibility of constructing and/or operating the Project, or in the financial condition, business, prospects or property of any Major Project Participant, which could reasonably be expected to have a Material Adverse Effect.

                          3.1.25  A.L.T.A. Surveys.  Agent shall have received
A.L.T.A. surveys of the Site and the Easements, satisfactory in form and substance to Agent and the Title Insurer, reasonably current and certified to Agent by Weisser Engineering Co. or another licensed surveyor satisfactory to Agent, showing (a) as to the Site, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all foundations are or are to be located; (b) as to the Easements, the exact location and dimensions thereof, including the location of all means of access thereto, and all improvements or other encroachments in or on the Easements; (c) the existing utility facilities servicing the Project (including water, electricity, gas, telephone, sanitary sewer and storm water distribution and detention facilities); (d) that such existing improvements do not encroach or interfere with adjacent property or existing easements or other rights (whether on, above or below ground), and that there are no gaps, gores, projections, protrusions or other survey defects; (e) whether the Site or any portion thereof is located in a special earthquake or flood hazard zone; and (f) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than Permitted Encumbrances.

                          3.1.26  Title Policy.  Borrower shall have delivered
to Agent a lender's A.L.T.A. policy of title insurance, together with such endorsements as are required by Agent, or a commitment to issue such a policy (such policy and endorsements or commitment being hereinafter referred to as the "Title Policy"), in the amount of $151,750,000 with such reinsurance as is satisfactory to Agent, issued by the Title Insurer in form and substance satisfactory to Agent, insuring (or agreeing to insure) that:

                                  (a)      Borrower has a good, marketable and
insurable title to or right to control, occupy and use the Site and the Easements, free and clear of liens, encumbrances or other exceptions to title except those exceptions specified on Exhibit D-10 ("Permitted Encumbrances"); and

                                  (b)      the Deed of Trust is (or will be
when recorded) a valid first lien on the Mortgaged Property, free and clear of all liens, encumbrances and exceptions to title whatsoever, other than Permitted Encumbrances.

                          3.1.27  Qualifying Facility Status.  The Project
shall have complied with the requirements of 18 C.F.R. Section 209.207 required to be complied with as of the Closing Date and delivered to Agent a certificate of FERC certifying the Project as a Qualifying Facility.

                          3.1.28  Notice to Proceed.  Each Contractor shall
have been given an unconditional notice to proceed or otherwise been unconditionally directed to begin performance under the Construction Contract to which it is a party, and shall have acknowledged receipt thereof, on or prior to the Closing Date.

                          3.1.29  Establishment of Accounts.  The Accounts
required under Article 7 shall have been established to the satisfaction of the Agent.

                          3.1.30  Representations and Warranties of Partners
and Borrower. Each representation and warranty of the Partners under the Credit Documents and each representation and warranty of Borrower under the Credit Documents shall be true and correct.

                          3.1.31  Utilities.  Agent has received evidence
acceptable to Agent in its sole discretion that all necessary utility services are either contracted for, or readily available on reasonable economic terms, at the Project.

                          3.1.32  Interest Rate Hedges.  Borrower shall have
entered into the Interest Rate Agreement and that certain letter agreement described in Section 5.22.

                          3.1.33  Key Personnel.  Construction Manager shall
have retained and is engaging, for the performance of its obligations under the Construction Management Agreement, key management personnel which includes the key personnel that were engaged in connection with the development of the Sumas project or which are otherwise acceptable to Agent and Independent Engineer. Such personnel shall include without limitation, Angelo Urbani, as the home office construction manager, and Bill Small, as the project site manager or such other personnel as are reasonably acceptable to Agent.

                          3.1.34  Project Schedule.  Borrower shall have
furnished the Project Schedule in substantially the form of Exhibit G-6.

                          3.1.35  Reports of Borrower's Tax Consultants.
Delivery to Agent of sales tax and real property tax reports along with corresponding reliance letters from Arthur Andersen, LLP, each in form and substance satisfactory to Agent.

                          3.1.36  Reports of Borrower's HCC Evaluation
Consultant. Delivery to Agent of an HCC evaluation and assessment report along with a corresponding reliance letter from Pace Consultants, each in form and substance satisfactory to Agent.

                          3.1.37  Phillips Documents.  Phillips shall have
provided to Agent (a) a letter confirming the environmental condition of the properties subject to the Easements granted to Borrower pursuant to the Lease and (b) a letter confirming that Phillips has not entered into any agreement nor has otherwise subjected HCC to any noise ordinance or regulation or other noise restrictions, each in form and substance satisfactory to Agent.

                          3.1.38  Mechanics' Lien Indemnity.  Calpine shall
have executed and delivered an indemnity in favor of the Banks with respect to mechanics' liens which could gain priority over the Deed of Trust.

                          3.1.39  Port Authority License.  The Port Authority
shall have delivered a letter to Agent, stating (i) the Port Authority has authorized the execution and delivery of a license in favor of Borrower relating to certain transmission lines for the Project, (ii) the Authority will execute and deliver such license promptly after preparation thereof, and (iii) the Port Authority will, concurrently with such execution, execute and deliver consent to assignment of such license to Agent, in the form attached to such letter as an exhibit.

                          3.1.40  Phillips License.  Phillips shall have
delivered a letter to Agent stating that Phillips has applied or will promptly apply for an amendment to the Oil, Gas, etc. Pipeline License (Railroad Right-of-Way) dated April 1, 1990 between the Port and Phillips 66 Company, as predecessor in interest to Phillips so as to permit Borrower to construct within the area described in Exhibit A to the license the improvements contemplated in the Development and Construction Agreement.

                   3.2 Conditions Precedent to Each Construction Credit Event. The obligation of the Banks to make each Construction Loan (including the first Construction Loan and the final Construction Loan) and to disburse non-Loan proceeds from the Construction Account (each of the foregoing, a "Construction Credit Event"), is subject to the prior satisfaction of each of the following conditions:

                          3.2.1   Credit Event Conditions Satisfied.  The
conditions set forth in Section 3.4 shall have been satisfied and Agent shall have received a certificate from Borrower dated the date such Construction Credit Event is proposed to occur, certifying to the matters set forth in
Section 3.4.

                          3.2.2   Monthly Drawdown Frequency.  Construction
Loans shall be made no more frequently than one time per month.

                          3.2.3   Notice of Borrowing.   Borrower shall have
delivered a Notice of Borrowing to Agent in accordance with the procedures specified in Section 2.1.

                          3.2.4   Drawdown Certificate and Engineer's
Certificate. (i) At least ten (10) Banking Days prior to each Construction Credit Event, Borrower shall have provided Agent with a certificate, dated the date of the proposed occurrence of such Construction Credit Event and signed by Borrower, substantially in the form of Exhibit C-5, and (ii) at least four (4) Banking Days prior to each Construction Credit Event, the Independent Engineer shall have provided Agent with a certificate of the Independent Engineer, substantially in the form of Exhibit C-6.

                          3.2.5   Amount.  Construction Loans shall be in such
amounts as shall ensure that uncommitted funds remaining in the Construction Account shall be disbursed to the greatest extent possible, given the requirements of Section 2.1.1(b)(ii).

                          3.2.6   Title Policy Endorsement.  Borrower shall
provide, or Agent shall be adequately assured that the Title Insurer is committed at the time of each Construction Credit Event to issue, to Agent a date-down endorsement of the Title Policy to the date of such Construction Credit Event, insuring the continuing first priority of the Deed of Trust (subject only to Permitted Encumbrances) and otherwise in form and substance reasonably satisfactory to Agent.

                          3.2.7   Lien Releases.  If requested by Agent and
subject to Borrower's right to contest liens as described in the definition of "Permitted Liens," Borrower shall have delivered to Agent duly executed acknowledgments of payments and releases of mechanics' and materialmen's liens, in form satisfactory to Agent, from each Contractor for all work, services and materials, including equipment and fixtures of all kinds, done, previously performed or furnished for the construction of the Project, and in respect of which Borrower has requested payment; provided, however, that such releases may be conditioned upon receipt of payment with respect to work, services and materials to be paid for with the proceeds of the requested Construction Loan or other Borrowing.

                          3.2.8   Applicable Permits.  Except as disclosed in
Exhibit G-3, all Applicable Permits and Applicable Third Party Permits with respect to the construction and operation of the Project required to have been obtained by Borrower or any Major Project Participant by the date of such Construction Credit Event from any Governmental Authority shall have been issued and be in full force and effect and not subject to current legal proceedings or to any unsatisfied conditions that could reasonably be expect to allow material modification or revocation, and all applicable appeal periods with respect thereto shall have expired. With respect to any of the Permits not yet obtained and listed in Part II(A) or II(B) of Exhibit G-3, no facts or circumstances exist which indicate that any such Permit will not be timely obtainable without material difficulty, expense or delay by Borrower or the applicable Major Project Participant, respectively, prior to the time that it becomes an Applicable Permit or Applicable Third Party Permit, as applicable. Except as disclosed in Exhibit G-3, the Permits which have been obtained by the Borrower or any Major Project Participant shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect.

                          3.2.9   Equity Contributions.   Borrower shall be in
compliance with Section 5.18.

                          3.2.10  Additional Documentation.  With respect to
Additional Project Documents and Applicable Permits entered into or obtained, transferred or required (whether because of the status of the construction or operation of the Project or otherwise) since the date of the most recent Construction Credit Event, there shall be redelivery of such matters as are described in Sections 3.1.1 through 3.1.4 and 3.1.6 to the extent applicable to such Additional Project Documents or Applicable Permits and, if reasonably requested by Agent, Sections 3.1.8 and 3.1.20 from the counterparty to such Additional Project Document.

                          3.2.11  Acceptable Work; No Liens.  All work that has
been done on the Project shall have been done in a good and workmanlike manner and in accordance with the Construction Contracts and Prudent Utility Practices and there shall not have been filed with or served upon Borrower with respect to the Project or any part thereof notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of such Construction Loan or other Borrowing, other than Permitted Liens.

                          3.2.12  Casualty.  If at the time of any Construction
Credit Event, the Project shall have been materially injured or damaged by flood, fire or other casualty, Agent shall have received insurance proceeds or money or other assurances sufficient in the reasonable judgment of Agent and the Independent Engineer to assure restoration and Completion prior to the Construction Loan Maturity Date and each of the conditions set forth in Section
7.11.3 has been satisfied.

                          3.2.13  Absence of Litigation.  No action, suit,
proceeding or investigation shall have been instituted against Borrower, any Partner or the Project which could reasonably be expected to have a Material Adverse Effect, except as approved by Agent with the consent of the Majority Banks.

                          3.2.14  Insurance.  Insurance complying with the
requirements of Section 5.19 shall be in effect, and upon the request of Agent evidence thereof shall be provided to Agent.

                          3.2.15  Key Personnel.  The condition set forth in
Section 3.1.33 continues to be satisfied as of the date of the Construction Credit Event.

                          3.2.16  Available Construction Funds.  Available
Construction Funds shall not be less than the aggregate unpaid amount required to cause the Completion Date to occur in accordance with all Legal Requirements, the Construction Contracts and the Phillips Documents, prior to the Date Certain and to pay or provide for all anticipated non-construction costs, all as set forth in the Project Budget.

                   3.3 Conditions Precedent to Term-Conversion. No Construction Loans shall Term-Convert unless the following conditions shall have been satisfied:

                          3.3.1   Payment of Obligations.  Borrower shall have
paid to Agent the principal amount of the Construction Loans outstanding which will not be Term-Converted to Term Loans as provided in Section 2.1.2(a) plus all interest due and owing on the Construction Loans and all other Obligations of Borrower due and owing to Agent and the Banks hereunder or under the other Credit Documents.

                          3.3.2   Final Drawing.  Immediately prior to
Term-Conversion, Borrower shall have requested (in accordance with the terms of this Article 3) a Construction Loan (the "Final Drawing") to be applied in accordance with Section 7.1.4, in the amount, if any, of the remaining Total Construction Loan Commitment up to the sum of (a) an amount sufficient for completion of the Punch List and payment of other Project Costs through Final Completion, determined by Borrower and approved by Agent in consultation with Independent Engineer, (b) the amount required to be funded into the Emissions Offsets Reserve Account at Term-Conversion, (c) the amounts required to be funded into the Fuel Supply Reserve Account at Term-Conversion and (d) the amount required to be funded into the Debt Service Reserve Account at Term-Conversion.

                          3.3.3   Certificates of Occupancy.  Delivery to
Agent, in form and substance satisfactory to Agent, of:

                                  (a)      Evidence that all work requiring
inspection by municipal and other Governmental Authorities having jurisdiction has been duly inspected and approved by such authorities, that a final certificate of occupancy or a certificate of final completion has been issued for the Project, that Borrower has duly recorded a notice of completion for the Project, that all parties performing such work have been or will be paid for such work, and that no mechanics' and/or materialmen's liens or application therefor have been filed and all applicable filing periods for any such mechanics' and/or materialmen's liens have expired; provided, however, that in the event Borrower delivers to agent either (i) a policy of title insurance or endorsement thereto, in form and substance satisfactory to Agent, insuring against loss arising by reason of any mechanics' or materialmen's lien gaining priority over the Deed of Trust or (ii) a bond, in form and substance satisfactory to Agent, in the amount of all payments owed to any contractor, subcontractor or any other person as to whom the filing periods for mechanics' and materialmen's liens have not expired, and covering Borrower's liability to such contractors, subcontractors or other persons, Agent shall waive the applicable filing periods referred to herein; and

                                  (b)      A certification by Construction
Manager and by Borrower and the Independent Engineer that Completion has been achieved and that an appropriate "Permit to Operate" and "Certificate of Occupancy" for the Project have been issued to Borrower or that Borrower and Agent know of no reason why such certificates will not be issued when and as needed.

                          3.3.4   Completion.  Completion shall have occurred.

                          3.3.5   Equity Contributions.  Borrower shall be in
compliance with Section 5.18.

                          3.3.6  Annual Budget.  Agent shall have received the
initial Annual Operating Budget as required under Section 5.15.2.

                          3.3.7  Insurance.  Insurance complying with the
requirements of Section 5.19 shall be in effect, and upon the request of Agent evidence thereof shall be provided to Agent.

                          3.3.8  Reserve Accounts.  Borrower shall have
deposited into (a) the Emissions Offsets Reserve Account, all funds required under Section 7.4, (b) the Fuel Supply Reserve Account, all funds required under Section 7.5 and (c) the Debt Service Reserve Account, all funds required under Section 7.6.

                          3.3.9  Power Marketing Security Agreement.  Borrower
shall have entered a security agreement with Power Marketer substantially in the form of Exhibit D-4, with such changes to the description of collateral therein as is necessary to provide Borrower with a first priority lien in the Power Marketing Depository Account and such other changes as may be approved by Agent (the "Power Marketing Security Agreement").

                   3.4 Conditions Precedent to Each Credit Event. The obligation of the Banks to effect or permit each Credit Event is subject to the further conditions that, on the date such Credit Event is to occur, the following shall be true and correct:

                          3.4.1   Representations and Warranties True and
Correct. Each representation and warranty set forth in Article 4 is true and correct as if made on such date, unless such representation or warranty expressly relates solely to another time.

                          3.4.2   No Event of Default or Inchoate Default.  No
Event of Default or Inchoate Default has occurred and is continuing or will result from such Credit Event.

                          3.4.3   Operative Documents, Applicable Permits and
Applicable Third Party Permits in Effect. Each Credit Document, Project Document, Additional Project Document, Applicable Permit and Applicable Third Party Permit remains in full force and effect and no material defaults have occurred thereunder.

                          3.4.4   No Material Adverse Effect.  No event or
circumstance having a Material Adverse Effect has occurred since the Closing Date (except as is no longer continuing).

                   3.5 Conditions Precedent to Initial Distribution. Borrower's right to effect the initial distribution as provided in Waterfall Level 11 is subject to the prior satisfaction of each of the following conditions (unless waived in writing by Agent with the consent of the Required Banks):

                          3.5.1   Term-Conversion.  Term-Conversion shall have
                            occurred.

                          3.5.2   Revised Base Case Projections.  Borrower
shall have delivered to Agent a current set of Adjusted Base Case Projections if so requested under Section 5.16.

                          3.5.3   Delivery of Documents.  Delivery to Agent on
or after the date of Term-Conversion, in form and substance satisfactory to Agent, of such date-down opinions, resolutions, certificates and other evidence as Agent may reasonably request to insure Agent's satisfaction on such date with the matters covered in Sections 3.1.8 (with respect solely to Borrower), 3.1.6, 3.1.10, 3.1.17 and 3.1.19.

                          3.5.4   Applicable Permits and Applicable Third Party
Permits. Borrower shall have obtained or caused to be obtained and delivered to Agent all Applicable Permits, satisfactory in form and substance to Agent, together with copies of each such Applicable Permit and a certificate of an authorized officer of Borrower certifying that all such Permits have been obtained. Each Major Project Participant shall have obtained or caused to be obtained all Applicable Third Party Permits applicable to such Person, satisfactory in form and substance to Borrower and Agent, and Borrower shall deliver or cause to be delivered to Agent copies or other evidence of each such Applicable Third Party Permit and a certificate of an authorized officer of Borrower certifying that all such Applicable Third Party Permits have been obtained. Except as disclosed in Exhibit G-3, all Applicable Permits and Applicable Third Party Permits shall be in full force and effect, not subject to any then current legal proceeding or to any unsatisfied condition that could reasonably be expected to allow material modification or revocation, and all applicable appeal periods with respect thereto shall have expired.

                          3.5.5  A.L.T.A. Surveys.  Agent shall have received
as-built A.L.T.A. surveys of the Site and the Easements, reasonably satisfactory in form and substance to Agent and the Title Insurer, certified to Agent as to completeness and accuracy as of not more than four weeks prior to Term-Conversion by Weisser Engineering Co. or another licensed surveyor reasonably satisfactory to Agent, showing (a) as to the Site, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all foundations are located; (b) as to the Easements, the exact location and dimensions thereof, including the location of all means of access thereto, and all improvements or other encroachments in or on the Easements; (c) the location and dimensions of all improvements, fences or encroachments located in or on the Site or the Easements; (d) that the location of the Project does not encroach on or interfere with adjacent property or existing easements or other rights (whether on, above or below ground), and that there are no gaps, gores, projections, protrusions or other survey defects; (e) whether the Site or any portion thereof is located in a special earthquake or flood hazard zone; and
(f) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than Permitted Encumbrances.

                          3.5.6  Term Loan Title Policy.  Agent shall have
received (a) a lender's A.L.T.A. policy of title insurance, together with such endorsements as are reasonably required by Agent and are obtainable in the State of Texas at reasonable costs, in the amount of the aggregate principal amount of the Total Term Loan Commitment at the Conversion Date, issued by the Title Insurer, in form and substance and with such reinsurance as is reasonably satisfactory to Agent, and insuring Agent as to all matters described in
Section 3.1.26, the continued first priority of the Lien on the Mortgaged Property evidenced by the Deed of Trust and as to such other matters as Agent may reasonably request, and containing only Permitted Encumbrances, such Permitted Liens as are junior and subordinate to the Deed of Trust and any other exceptions relating to the boundaries of the Site, encroachments and matters disclosed or discoverable by a survey or inspection as are acceptable to Agent in its sole discretion or (b) an endorsement to the A.L.T.A. Policy delivered to Agent pursuant to Section 3.1.26 hereof reasonably satisfactory to Agent reflecting the items referred to above (such policy and endorsements, or endorsement, being referred to as the "Term Loan Title Policy").

                          3.5.7  Power Marketing.  Either of the following has
occurred: (i) Borrower has entered into one or more Distribution Threshold Power Sales Agreements, covering, in the aggregate, at least 75 MW of firm energy and capacity or (ii) the Project's Four-Quarter Average Debt Service Coverage Ratio has equaled or exceeded, for five (5) consecutive calendar quarters, 90% of the annual Debt Service Coverage Ratios for the year of calculation set forth in the Base Case Project Projections in effect as of the Closing Date for such five (5) consecutive calendar quarters.

                   3.6 No Approval of Work. The making of any Loan hereunder shall not be deemed an approval or acceptance by Agent or the Banks of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Project.

                   3.7 Waiver of Funding; Adjustment of Drawdown Requests. Notwithstanding the foregoing, the Required Banks, without waiving any of the Banks' rights hereunder, shall have the right to effect a Credit Event hereunder without full compliance by Borrower with the conditions described in this Article 3. In the event Agent determines that an item or items listed in a Drawdown Certificate as a Project Cost is not properly included in such Drawdown Certificate, Agent may in its reasonable discretion cause to be made a Loan or Loans in the amount requested in such Drawdown Certificate less the amount of such item or items or may reduce the amount of Loans made pursuant to any subsequent Drawdown Certificate. In the event that Borrower prevails in any dispute as to whether such Project Costs were properly included in such Drawdown Certificate, Loans in the amount requested but not initially made shall forthwith be made.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

                   Borrower makes the following representations and warranties to and in favor of Agent and the Banks as of the Closing Date and as of the date of each Credit Event. All of these representations and warranties shall survive the Closing Date and the making of the Loans:

                   4.1    Organization.

                          4.1.1   Borrower (a) is a limited partnership duly
constituted, validly existing and in good standing under the laws of the State of Delaware and (b) is duly qualified, authorized to do business and in good standing in the States of California and Texas and in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. Borrower has all requisite partnership power and authority to own or hold under lease and operate the property it purports to own or hold under lease and to carry on its business as now being conducted and as now proposed to be conducted in respect of the Project. On the Closing Date, (i) CPC is the sole general partner of Borrower and CTC is the sole limited partner of Borrower and (ii) the sole direct owners of the Partners are the specific Persons identified by name under the definition of "Shareholders".

                          4.1.2   CPC (a) is a corporation duly organized and
validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority under the laws of the State of Delaware to enter into the Partnership Agreement and as the general partner of Borrower to perform its obligations thereunder and to consummate the transactions contemplated thereby, (b) is duly qualified, authorized to do business and in good standing in the State of Texas and each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, (c) has the corporate power (i) to carry on its business as now being conducted and as proposed to be conducted by it, (ii) to execute, deliver and perform each Operative Document to which it is a party, in its individual capacity, (iii) to take all action as may be necessary to consummate the transactions contemplated thereunder and (iv) to grant the liens and security interest provided for in the Pledge and Security Agreement to which it is a party and (d) has the power and authority under the Partnership

Agreement to execute and deliver, on behalf of Borrower, each Operative document to which Borrower is a party.

                   4.2 Authorization; No Conflict. Borrower has duly authorized, executed and delivered each Operative Document to which Borrower is a party and neither Borrower's execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene the Partnership Agreement, the Articles or Certificate of Incorporation or bylaws of any Partner or any other Legal Requirement applicable to or binding on Borrower or any of its properties, (b) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected or (c) does or will require the consent or approval of any Person which has not already been obtained.

                   4.3 Enforceability. Each of the Operative Documents to which Borrower is a party is a legal, valid and binding obligation of Borrower enforceable against Borrower, in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles. None of the Operative Documents to which Borrower is a party has been amended or modified except in accordance with this Agreement.

                   4.4 Compliance with Law. There are no violations by Borrower, any Partner or, to Borrower's knowledge, any Shareholder of any Legal Requirement which could reasonably be expected to have a Material Adverse Effect. Except as otherwise have been delivered to Agent, no notices of violation of any Legal Requirement relating to the Project or the Site have been issued, entered or received by Borrower, any Partner or, to Borrower's knowledge, any Shareholder.

                   4.5    Business, Debt, Contracts, Joint Ventures Etc.

                          4.5.1   Neither any Partner nor Borrower has
conducted any business other than the business contemplated by the Operative Documents, has any outstanding Debt or other material liabilities other than pursuant to or allowed by the Operative Documents, and is not a party to or bound by any material contract other than the Operative Documents to which it is a party.

                          4.5.2   Borrower is not a general partner or a
limited partner in any general or limited partnership or a joint venturer in any joint venture.

                          4.5.3   Neither Borrower nor any Partner thereof has
                            any subsidiaries.

                   4.6 Adverse Change. To the best of Borrower's knowledge, there has occurred no material adverse change in the Project Budget, Project Schedule or Base Case Project

Projections, in the economics or feasibility of constructing and/or operating the Project, or in the financial condition, business or property of any Major Project Participant, or any other event or circumstance which is reasonably likely to have a Material Adverse Effect (a) as of the Closing Date, since April 22, 1996 and (b) after the Closing Date, except as disclosed to Agent in writing at the time the representation in this Section 4.6 is being made, since the Closing Date.

                   4.7 Investment Company Act, Etc. Neither Borrower nor any Partner is an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, and neither Borrower nor any Partner is or has been determined by the Securities and Exchange Commission or any other Governmental Authority to be subject to, or not exempt from, regulation under PUHCA or the FPA (other than as provided by PURPA).

                   4.8 ERISA. Either (a) there are no ERISA Plans for Borrower or any member of the Controlled Group or (b) Borrower and each member of the Controlled Group have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the Code for each ERISA Plan in compliance in all material respects with the currently applicable provisions of ERISA and the Code and have not incurred any liability to the PBGC or an ERISA Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course). Assuming that the credit extended hereunder does not involve the assets of any employee benefit plan subject to ERISA, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will involve a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which is not exempt under
Section 408 of ERISA or under Section 4975(d) of the Code.

                   4.9    Permits.

                          4.9.1   There are no Permits under existing law as
the Project is currently designed that are or will become Applicable Permits other than the Applicable Permits described in Exhibit G-3 hereto. Each Applicable Permit listed in Part I(A) of Exhibit G-3 is in full force and effect, and except as disclosed therein, is not subject to any current legal proceeding or to any unsatisfied condition that could reasonably be expected to have a Material Adverse Effect, and all applicable appeal periods with respect thereto have expired. Each Permit listed in Part II(A) of Exhibit G-3 is of a type that is routinely granted upon application and that would not normally be obtained before contemplated by Borrower. No fact or circumstance exists, to Borrower's knowledge, which indicates that any Permit identified in Part II(A) of Exhibit G-3 shall not be timely obtainable without material difficulty, expense or delay by Borrower before it becomes an Applicable Permit. Borrower is in compliance in all material respects with all Applicable Permits.

                          4.9.2   There are no Permits under existing law as
the Project is currently designed that are or will become an Applicable Third Party Permits other than the Applicable Third Party Permits described in Exhibit G-3 hereto (other than those, the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect). Each Applicable Third Party Permit listed in Part I(B) of Exhibit G-3 is in full force and effect, and except as disclosed therein, is not subject to current legal proceeding or to any unsatisfied condition that could reasonably be expected to have a Material Adverse Effect, and all applicable appeal periods with respect thereto have expired. No fact or circumstance exists, to Borrower's knowledge, which indicates that any Permit identified in Part II(B) of Exhibit G-3 shall not be timely obtainable without material difficulty, expense or delay by the applicable Major Project Participant before it becomes an Applicable Third Party Permit. To the best knowledge of Borrower, each Major Project Participant is in compliance in all material respects with its respective Applicable Third Party Permits, each other Major Project Participant possesses all licenses, franchises, patents, copyrights, trademarks and trade names, or rights thereto necessary to perform its duties under the Operative Documents to which it is a party, and such Person is not in violation of any valid rights of others with respect to any of the foregoing which could reasonably be expected to have a Material Adverse Effect.

                   4.10 Qualifying Facility. The Project qualifies as, and, upon and following the Completion Date, is a Qualifying Facility.

                   4.11   Hazardous Substance.

                          4.11.1  Borrower has previously delivered to Agent
the Environmental Reports and Agent acknowledges receipt thereof. Except as set forth in Exhibit G-8: (a) neither Borrower nor any Partner nor any Shareholder (the "Subject Companies"), with respect to the Site, Improvements or other Mortgaged Property, is or has in the past been in violation of any Hazardous Substance Law which violation could reasonably be expected to result in a material liability to any of the Subject Companies or their respective properties and assets or in an inability of Borrower to perform its obligations under the Operative Documents; (b) none of the Subject Companies nor, to the best knowledge of the Partners and Borrower, any third party has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the Site, Improvements or other Mortgaged Property, or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to subject the Banks to liability or the Subject Companies to liability, under any Hazardous Substance Law; (c) there are no underground tanks, whether operative or temporarily or permanently closed, located on the Site, Improvements or other Mortgaged Property; (d) there are no Hazardous Substances used, stored or present at, on or, to the best knowledge of Borrower and the Partners after due inquiry, near the Site, Improvements or other Mortgaged Property, except in compliance with Hazardous Substance Laws and other Legal Requirements or as disclosed in the Environmental Reports; and
(e) to the best knowledge of Borrower and the Partners after due inquiry, there neither is nor has been any condition, circumstance, action, activity or event that could reasonably be expected to be a material violation by the Subject Companies of any Hazardous Substance Law, or to result in liability to the Banks or material liability to the Subject Companies under any Hazardous Substance Law.

                          4.11.2  Except as set forth on Exhibit G-7 or Exhibit
G-8, there is no pending or, to the best knowledge of Borrower, threatened, action or proceeding by any Governmental Authority (including, without limitation, the Texas Natural Resource Conservation

Commission and the U.S. Environmental Protection Agency) or any non-governmental third party with respect to the presence or Release of Hazardous Substances in, on, from or to the Site, Improvements or other Mortgaged Property.

                          4.11.3  Neither Borrower nor any Partner nor
Shareholder has knowledge of any past or existing violations of any Hazardous Substances Laws by any Person relating in any way to the Site, Improvements or other Mortgaged Property.

                   4.12 Litigation. Except as set forth on Exhibit G-7, there are no pending or, to the best knowledge of Borrower, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which Borrower, any Partner, any Shareholder, or, to the best knowledge of Borrower, any other Major Project Participant or the Project is a party or is subject, or by which any of them or any of their properties or the Project are bound, which if adversely determined to or against Borrower, any other Major Project Participant or the Project could reasonably be expected to have a Material Adverse Effect.

                   4.13 Labor Disputes and Acts of God. Neither the business nor the properties of Borrower, any Partner, any Shareholder, or, to the best knowledge of Borrower, any other Major Project Participant are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

                   4.14   Project Documents.

                          4.14.1  Copies of all of the Project Documents in
effect as of such date have been delivered to Agent by Borrower. Except as has been previously disclosed in writing to Agent, as of the Closing Date none of the Project Documents has been amended, modified or terminated.

                          4.14.2  To Borrower's knowledge, the representations
and warranties of the Major Project Participants contained in the Operative Documents other than this Agreement are true and correct.

                   4.15 Disclosure. Neither this Agreement nor any certificate or other documentation furnished to Agent, or to any consultant submitting a report to Agent, by or, to the knowledge of Borrower, on behalf of Borrower in connection with the transactions contemplated by this Agreement, the other Project Documents or the design, description, testing or operation of the Project, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading under the circumstances in which they were made at the time such statements are made. As of the Closing Date, there is no fact known to Borrower which has had or could reasonably be expected to have a Material Adverse Effect which has not been set forth in this Agreement or in the other documents, certificates and written statements furnished to Agent and/or the Independent

Engineer, by or on behalf of Borrower prior to the Closing Date in connection with the transactions contemplated hereby. The documentation furnished to Agent and to the Independent Engineer on or prior to the Closing Date, as the case may be, taken as a whole, including without limitation written updated or supplemented information, is true and correct in all material respects and all such documentation does not omit to state any fact which would have a Material Adverse Effect.

                   4.16 Private Offering by Borrower. Assuming that the Banks are acquiring the Notes for investment purposes only, and not for purposes of resale or distribution thereof except for assignments or participations as provided in Sections 10.13 and 10.14, no registration of the Notes under the Securities Act of 1933, as amended, or under the securities laws of the State of Texas or New York is required in connection with the offering, issuance and sale of the Notes hereunder. Neither Borrower nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes to Section 5 of the Securities Act of 1933, as amended.

                   4.17 Taxes. Borrower and each Partner has filed all federal, state and local tax returns that it is required to file, has paid all taxes it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings, with adequate, segregated reserves or other security reasonably acceptable to Agent established for such taxes) and, to the extent such taxes are not due, has established reserves that are adequate for the payment thereof and are required by GAAP. For federal income tax purposes, Borrower is a partnership and not an association taxed as a corporation.

                   4.18 Governmental Regulation. None of Borrower, any Partner, Agent, or the Banks, nor any Affiliate of any of them will, solely as a result of the construction, ownership, leasing or operation of the Project, the sale of electricity therefrom or the entering into any Operative Document or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities. Borrower is not subject to regulation under any Governmental Rule as to securities, rates or financial or organizational matters that would preclude any Loans, or the incurrence by Borrower of any of the Obligations or the execution, delivery and performance by Borrower of the Operative Documents. Borrower will not be deemed by any Governmental Authority having jurisdiction to be subject to financial, organizational or rate regulation as an "electric utility," "electric corporation," "electrical company," "public utility," "public utility holding company" or any similar entity under any existing law, rule or regulation of any Governmental Authority.

                   4.19 Regulation U, Etc. Borrower is not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulations G, T, U or X of the Federal Reserve Board), and no part of the proceeds of the Loans or the Project Revenues will be used by Borrower to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

                   4.20 Project Budget; Projections; Commercial Operation Date. Borrower has prepared the Project Budget and the Base Case Project Projections and is responsible for developing the assumptions on which the Project Budget and the Base Case Project Projections are based; and the Project Budget and the Base Case Project Projections (a) are based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein, (b) as of the Closing Date are consistent with the provisions of the Project Documents and (c) indicate that the estimated Project Costs will not exceed funds available to pay Project Costs. In the reasonable opinion of Borrower, as of the Closing Date the textual material accompanying the Base Case Project Projections discloses all information reasonably necessary for an understanding of the Base Case Project Projections, and does not contain any material misstatements or omit any information which, in conjunction with other information given, would be necessary to make such information not materially misleading.

                   4.21 Financial Statements. The financial statements of Borrower, the Partners, Calpine, and Power Marketer delivered pursuant to
Section 3.1.20 and Section 5.5 are true, complete and correct and fairly present the financial condition of each such Person as of the date thereof. Such financial statements have been prepared in accordance with GAAP. Neither Borrower, the Partners, Calpine, or Power Marketer has any material liabilities, direct or contingent, except as has been disclosed in such financial statements.

                   4.22 Existing Defaults. Borrower is not in default under any material term of any Operative Document or any agreement relating to any obligation of Borrower for or with respect to borrowed money, and to the best of Borrower's knowledge, no other party to any Project Document is in default thereunder.

                   4.23 No Default. No Event of Default or Inchoate Default has occurred or is existing.

                   4.24   Offices, Location of Collateral.

                          4.24.1  The chief executive office or chief place of
business (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Texas from time to time) of Borrower is located at San Jose, California. Borrower's federal employer identification number is 77-0444630.

                          4.24.2 All of the Collateral (other than the Accounts
and general intangibles), including the Mortgaged Property is, or when installed pursuant to the Project Documents will be, located on the Site or the Easements or at the address set forth in Section 4.24.1.

                          4.24.3 Borrower's books of accounts and records are
located at 50 West San Fernando Street, San Jose, California 95113.

                   4.25 Title and Liens. Borrower has good, marketable and insurable title to the Project, and all of the Collateral relating to the Project, and good, marketable and insurable title to, or as applicable, a leasehold estate in, the Site and the Easements (except that title to certain of the Easements which are licenses may not be insurable), in each case free and clear of all Liens, encumbrances or other exceptions to title other than Permitted Liens. The Lien of the Collateral Documents constitutes a valid and subsisting first priority lien of record on all the Mortgaged Property described in the Deed of Trust and a first priority perfected security interest in all the personal property described in the Collateral Documents, subject to no Liens except Permitted Encumbrances.

                   4.26 Trademarks. Borrower owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, which are necessary for the operation of its business. Nothing has come to the attention of Borrower to the effect that (a) any material product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower in connection with its business will infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (b) there is pending or threatened any claim or litigation against or affecting Borrower contesting its right to sell or use any such product, process, method, substance, part or other material or (c) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code relating to the use of technology or intellectual property by Borrower which could reasonably have a Material Adverse Effect.

                   4.27 Collateral. The security interests granted to Agent pursuant to the Collateral Documents in the Collateral (a) constitute as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected security interest under the UCC to the extent a security interest can be perfected by filing or, in the case of the Accounts, by possession by or on behalf of the secured party and (b) are, and, with respect to such subsequently acquired property, will be, as to Collateral perfected under the UCC as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise except for Phillips' rights under the Ground Lease with respect to the Development and Construction Easements upon the Commercial Operation Date or earlier termination of the Ground Lease and with respect to the Project upon Phillips' exercise of the Project Purchase Option or upon surrender or termination of the Ground Lease. Except to the extent possession of portions of the Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect Agent's rights in and to the Collateral to the extent Agent's security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action. As of the Closing Date, no filing, recordation, re- filing or re-recording other than those listed on Exhibit D-11 hereto is necessary to perfect and maintain the perfection of the interest, title or Liens of the Collateral Documents, and on the Closing Date all such filings or recordings will have been made to the extent Agent's security interest can be perfected by filing. Borrower has properly delivered or caused to be delivered to Agent all Collateral that requires perfection of the Lien and security interest described above by possession.

                   4.28   Sufficiency of Project Documents.

                          4.28.1 Other than those that can be reasonably
expected to be commercially available when and as required, the services to be performed, the materials to be supplied and the real property interests, the Easements and other rights granted pursuant to the Project Documents:

                                  (a)      comprise all of the property
interests necessary to secure any right material to the acquisition, leasing, development, construction, installation, completion, operation and maintenance of the Project in accordance with all Legal Requirements and in accordance with the Project Schedule, all without reference to any proprietary information not owned by Borrower;

                                  (b)      are sufficient to enable the Project
to be located, constructed and operated on the Site and the Easements; and

                                  (c)      provide adequate ingress and egress
from the Site for any reasonable purpose in connection with the construction and operation of the Project.

                          4.28.2 There are no services, materials or rights
required for the construction or operation of the Project in accordance with the Construction Contracts and the Base Case Project Projections other than those that can reasonably be expected to be commercially available at the Site on commercially reasonable terms consistent with the Project Budget and the Base Case Project Projections.

                   4.29 Utilities. All utility services necessary for the construction and the operation of the Project for its intended purposes are available at the Project or will be so available as and when required upon commercially reasonable terms consistent with the Project Budget, Project Schedule and the Base Case Project Projections.

                   4.30   Roads/Transmission Line.

                          4.30.1 All roads necessary for the construction and
full utilization of the Project for its intended purposes have either been completed or the necessary rights of way therefor have been acquired.

                          4.30.2 All necessary easements, rights of way,
licenses, agreements and other rights for the construction, interconnection and utilization of (a) the interconnection facilities (including the interconnection to the HL&P grid) and (b) the Steam Line have been acquired.

                   4.31 Proper Subdivision. The Site has been properly subdivided or entitled to exception therefrom, and for all purposes the Site may be mortgaged, conveyed and otherwise dealt with as separate legal lots or parcels.

                   4.32 Flood Zone Disclosure. None of the Collateral includes improved real property that is or will be located in an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended.

                     ARTICLE 5 - COVENANTS OF THE BORROWER

                   Borrower covenants and agrees that so long as this Agreement is in effect, it will:

                   5.1    Use of Proceeds and Project Revenues.

                          5.1.1   Proceeds.  Unless otherwise applied by Agent
pursuant to this Agreement, deposit the proceeds of the Construction Loans in the Construction Account, hold such proceeds as a trust fund for the payment of Project Costs, and use them solely to pay Project Costs.

                          5.1.2   Revenues.  Unless otherwise applied by Agent
pursuant to Articles 7 and 8, deposit all Project Revenues other than Insurance Proceeds, Eminent Domain Proceeds and damage payments described in Section 7.13 received prior to Term-Conversion in the Construction Account for application toward Project Costs and otherwise for application as set forth in Section 7.1, deposit all Project Revenues other than Insurance Proceeds, Eminent Domain Proceeds and damage payments described in Section 7.13 received after Term-Conversion in the Revenue Account for application solely for the purposes and in the order and manner provided in Section 7.2, and deposit all Insurance Proceeds, Eminent Domain, proceeds and damage payments described in Section
7.13 received at any time in the Loss Proceeds Account for application solely for the purposes, and in the order and manner, provided in Section 7.7.

                   5.2    Payment.

                          5.2.1   Credit Documents.  Pay all sums due under
this Agreement and the other Credit Documents according to the terms hereof and thereof.

                          5.2.2   Project Documents.  Pay all obligations due
under the Project Documents, howsoever arising, as and when due and payable, except (a) such as may be contested in good faith or as to which a bona fide dispute may exist, provided that Agent is satisfied in its reasonable discretion that non-payment of such obligation pending the resolution of such contest or dispute will not in any way endanger or materially adversely affect the Project, the Banks' Liens in the Collateral or Borrower or that provision is made to the satisfaction of Agent in its reasonable discretion for the posting of security (other than the Collateral) for or the bonding of such obligations or the prompt payment thereof in the event that such obligation is payable and (b) Borrower's trade payables which shall be paid in the ordinary course of business.

                   5.3 Warranty of Title. Maintain (a) good, marketable and insurable leasehold title to the Site and related Easements, subject only to Permitted Liens, and (b) good, marketable





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
and insurable title to all of its other respective properties and assets (other than properties and assets disposed of in the ordinary course of business).

                   5.4 Notices. Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice (with copies of any such underlying notices) to Agent of:

                          5.4.1   Any litigation pending or, to the knowledge
of Borrower, threatened against Borrower involving claims against Borrower or the Project in excess of $100,000 in the aggregate per calendar year or involving any injunctive, declaratory or other equitable relief, such notice to include, if requested by Agent, copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

                          5.4.2   Any dispute or disputes which may exist
between Borrower and any Governmental Authority and which involve (a) claims against Borrower which exceed $100,000 individually or $250,000 in the aggregate per calendar year, (b) injunctive or declaratory relief, (c) revocation, modification, failure to renew or the like of any Applicable Permit or Applicable Third Party Permit or imposition of additional material conditions with respect thereto, or (d) any Liens for taxes due but not paid;

                          5.4.3   Any Event of Default or Inchoate Default;

                          5.4.4   Any casualty, damage or loss, whether or not
insured, through fire, theft, other hazard or casualty, or any act or omission of Borrower, its employees, agents, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects Borrower or the Project, in excess of $100,000 for any one casualty or loss or in the aggregate in any policy period;

                          5.4.5   Any cancellation or material change in the
terms, coverage or amounts of any insurance described in Exhibit K;

                          5.4.6   Any matter which has had, or, in Borrower's
reasonable judgment, could reasonably be expected to have, a Material Adverse Effect, including any PUC or FERC proceedings affecting the Project which if adversely determined, reasonably could be expected to have a Material Adverse Effect;

                          5.4.7   Any contractual obligations incurred by
Borrower exceeding $100,000 per year in the aggregate for the Project, not including any obligations incurred pursuant to the Credit Documents or the Project Documents (excluding Additional Project Documents and the Partnership Agreement) or any obligation contemplated in the approved Annual Operating Budget;





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
                          5.4.8   Any act by Borrower to become a surety,
guarantor, endorser or accommodation endorser for a third party other than endorsement of negotiable instruments for collection purposes;

                          5.4.9   Any intentional withholding of compensation
to any Contractor, any engineer or Operator or any other Person under any Construction Contract, or the O&M Agreement, or any other construction or operating contract relating to the Project, other than retention provided by the express terms of any such contracts;

                          5.4.10  Any termination or material default or notice
thereof (including any notice of default) under any Project Document;

                          5.4.11  Any events of force majeure or change orders
under any Construction Contract or other Project Documents and, to the extent requested by Agent, copies of invoices or statements which are reasonably available to Borrower under such Construction Contract, certified by an authorized representative of Borrower, together with a copy of any supporting documentation, schedule, data or affidavit delivered under the Construction Contract or such other Project Document;

                          5.4.12  No later than the date upon which the
Independent Engineer is entitled to receive notice pursuant to any Construction Contract of the proposed conduct of the initial Performance Tests under such Construction Contract, promptly prior to the proposed conduct of any subsequent Performance Tests pursuant to each such Construction Contract and promptly prior to the conduct of any performance tests required under any other Project Document, written notice of such proposed test;

                          5.4.13  Any (a) fact, circumstance, condition or
occurrence at, on, or arising from, the Site, Improvements, or other Mortgaged Property that results in material noncompliance with any Hazardous Substance Law or any Release of Hazardous Substances on or from the Site, Improvements or other Mortgaged Property that has resulted or could reasonably be expected to result in personal injury or material property damage or to have a Material Adverse Effect, and (b) pending or, to Borrower's knowledge, threatened, Environmental Claim against Borrower or to Borrower's knowledge any of its Affiliates, contractors, lessees or any other Persons, arising in connection with their occupying or conducting operations on or at the Project, the Site, the Improvements or the other Mortgaged Property;

                          5.4.14  Promptly, but in no event later than 30 days
if consent of Agent or the Bank is required, and 15 days otherwise, prior to the time any Person will become a partner of Borrower or the occurrence of any other change in or transfer of ownership interests in Borrower or the Project, notice thereof, which notice shall identify such partner and such partner's interest in Borrower or shall describe, in reasonable detail, such other change or transfer;

                          5.4.15  Any material notices delivered to or received
from, the parties to the Project Documents, including any Pricing Notices;





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
                          5.4.16  Initiation of any condemnation proceedings
involving the Project or the Site or any portion thereof; and

                          5.4.17  Promptly, but in no event later than 15 days
after Borrower has knowledge of the execution and delivery thereof, a copy of each Additional Project Document.

                          5.4.18  Promptly, but in no event later than 30 days
after the receipt thereof by Borrower, copies of (a) all Applicable Permits obtained by Borrower or any Partner after the Closing Date, (b) any amendment, supplement or other modification to any Applicable Permits received by Borrower after the closing Date and (c) all material notices relating to the Project received by Borrower from any Governmental Authority.

                   5.5    Financial Statements.

                          5.5.1   Unless Agent otherwise consents, deliver or
cause to be delivered to Agent, in form and detail reasonably satisfactory to
Agent:

                                  (a)      As soon as practicable and in any
event within 45 days after the end of the first, second and third quarterly accounting periods of its fiscal year (commencing with the quarter ending March 31, 1997), an unaudited balance sheet of Borrower, the Partners, the Shareholders, Calpine, Power Marketer, Fuel Supplier (or its parent corporation) and HL&P (or its parent corporation) and Phillips as of the last day of such quarterly period and the related statements of income, cash flows, and partners' capital (where applicable) for such quarterly period and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year (such requirement may be satisfied with respect to Phillips, Shareholder, Calpine, Fuel Supplier and HL&P (or Fuel Supplier's and HL&P's respective parent corporations) by delivery of the appropriate Form 10-Q filed with the Securities and Exchange Commission); and

                                  (b)      As soon as available but no later
than 120 days after the close of each applicable fiscal year, audited financial statements of Borrower, the Partners, the Shareholders, Calpine, Power Marketer, Phillips, and, to the extent reasonably available, the Fuel Supplier and HL&P (or their respective parent corporations), including a statement of equity, a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts and a statement of sources and uses of funds, all prepared in accordance with GAAP and in the case of audited financial statements, certified by an independent certified public accountant selected by the Person whose financial statements are being prepared and satisfactory to Agent. Such certificate for Borrower, each Partner, each Shareholder, Calpine, Power Marketer, Phillips, the Fuel Supplier and HL&P (or their respective parent corporations) shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of the records of the applicable Person. Such requirement may be satisfied with respect to Phillips, Shareholder, Calpine, Fuel Supplier and HL&P, (or Fuel Supplier's and





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
HL&P's respective parent corporations) by delivery of the appropriate Form 10-K filed with the Securities and Exchange Commission.

                          5.5.2   Each time the financial statements are
delivered under Section 5.5.1(a) above for Borrower, the Partners, the Shareholders, Calpine, Power Marketer (if an Affiliate of Borrower), cause to be delivered, along with such financial statements, a certificate signed by a Responsible Officer of such Person, certifying that such officer has made or caused to be made a review of the transactions and financial condition of such Person during the relevant fiscal period and that such review has not, to the best of such Responsible Officer's knowledge, disclosed the existence of any event or condition which constitutes an Event of Default or Inchoate Default, or if any such event or condition existed or exists, the nature thereof and the corrective actions that such Person has taken or proposes to take with respect thereto, and also certifying that such Person is in compliance with all applicable material provisions of each Credit Document to which such Person is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which such Person has taken or proposes to take with respect thereto.

                   5.6 Books, Records, Access. Maintain adequate books, accounts and records with respect to Borrower and the Project and prepare all financial statements required hereunder in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction thereof, and, subject to requirements of Governmental Rules and safety requirements, after pre-scheduling with the Operator, permit employees or agents of Agent and Independent Engineer at any reasonable times and upon reasonable prior notice to inspect all of Borrower's properties, including the Site, to examine or audit all of Borrower's books, accounts and records and make copies and memoranda thereof and to witness the Performance Tests.

                   5.7 Compliance with Laws, Instruments, Etc. Promptly comply, or cause compliance, in all material respects, with all Legal Requirements, including Legal Requirements relating to pollution control, environmental protection, equal employment opportunity or employee benefit plans, ERISA Plans and employee safety, with respect to Borrower or the Project, and make such alterations to the Project and the Site as may be required for such compliance.

                   5.8    Reports.

                          5.8.1   Deliver to Agent on the last Banking Day of
each month prior to Final Completion in which no Loan is made (if any) a certificate of an authorized officer of Borrower as to the matters required by
Section 3.2.4, substantially in the form of the Drawdown Certificate.

                          5.8.2   Deliver to Agent at such times as Agent may
reasonably request (but not more frequently than monthly) a report describing in reasonable detail the progress of the construction of the Project since the last prior report hereunder.





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
                          5.8.3   Within 30 days following the completion of
the major foundations for the Project, provide to Agent a foundation survey showing (a) the exact location and dimensions of such foundations, (b) that such foundations comply with all applicable building and zoning codes and set-back lines, and (c) that such foundations do not encroach or interfere with existing property rights.

                          5.8.4   Deliver to Agent within 30 days of the end of
each month after Term-Conversion, a summary operating report which shall include, with respect to the month most recently ended, (a) a monthly and year-to-date numerical and narrative assessment of (i) the Project's compliance with each material category in the Annual Operating Budget, (ii) electrical and steam production and delivery, (iii) fuel deliveries and use, including heat rate, (iv) plant and unit availability, including trips and scheduled and unscheduled outages, (v) cash receipts and disbursements and cash balances, including distributions to the Partners, debt service payments and balances in the Accounts, (vi) maintenance activity, (vii) staffing changes with respect to project or construction managers, (viii) casualty losses of value in excess of $100,000, (ix) replacement of equipment of value in excess of $100,000 and (x) material disputes with contractors, materialmen, suppliers or others and any related claims against Borrower; (b) statistical data and reasonably detailed commentary thereon; and (c) a comparison of year-to-date figures to corresponding figures provided in the prior year.

                          5.8.5   Deliver to Agent within 60 days of the end of
each year a report setting forth a narrative summary describing and assessing the Project's compliance with all Applicable Permits and Legal Requirements.

                          5.8.6   Provide to Agent promptly upon request such
reports, statements, lists of property, accounts, budgets, forecasts and other information concerning the Project and, to the extent reasonably available, the Major Project Participants and at such times as Agent shall reasonably require, including such reports and information as are reasonably required by the Independent Consultants.

                          5.8.7   Provide to Agent promptly upon receipt by
Borrower any material notices, information or reports provided by (a) Phillips under the Energy Sales Agreement, (b) HL&P under the HL&P Agreements, (c) Power Marketer under any Power Marketing Project Document or (d) any other purchaser under a Power Purchase Document.

                          5.8.8   Within 30 days of the end of each fiscal
year, deliver to Agent a certificate, substantially in the Form of Exhibit L hereto, and otherwise in form and substance satisfactory to Agent in consultation with the Insurance Consultant, certifying that the insurance requirements of Exhibit K have been implemented and are being complied with in all material respects.

                   5.9 Existence, Conduct of Business, Properties, Etc. Except as otherwise expressly permitted under this Agreement, (a) maintain and preserve its existence as a Delaware limited partnership and all material rights, privileges and franchises necessary or desirable in the





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
normal conduct of its business, (b) perform (to the extent not excused by force majeure events or the nonperformance of the other party and not subject to a good faith dispute) all of its contractual obligations under the Operative Documents to which it is party or by which it is bound, (c) maintain all necessary Permits and licenses, including all Applicable Permits, with respect to its business and the Project and cause all Major Project Participants to maintain all Applicable Third-Party Permits, (d) at or before the time that any Permit becomes an Applicable Permit, obtain such Permit, (e) at or before the time that any Permit required to be obtained by a Major Project Participant becomes an Applicable Third-Party Permit, cause the relevant third party to obtain such Permit and (f) engage only in the business contemplated by the Operative Documents.

                   5.10 Debt Service Coverage Ratios. As promptly as practicable, but in no event later than ten Banking Days after each Repayment Date, calculate and deliver to Agent the Four-Quarter Average Debt Service Coverage Ratio and the Projected Four-Quarter Average Debt Service Coverage Ratio. Agent shall notify Borrower in writing of any suggested corrections, changes or adjustments which should be made to such Debt Service Coverage Ratio calculations within 20 days after receipt. Borrower shall incorporate all such corrections, changes or adjustment as Agent reasonably deems appropriate. The calculations of Debt Service Coverage Ratios hereunder shall be used in determining the application and distribution of funds from the Accounts pursuant to Section 7.2.1 and Section 7.2.5, the distribution of funds to Borrower pursuant to Section 6.6 and the applicable interest rate for Term Loans under Section 2.1.2(c).

                   5.11   Indemnification.

                          5.11.1  Indemnify, defend and hold harmless Agent and
each Bank, and in their capacities as such, their respective officers, directors, shareholders, controlling persons, employees, agents and servants (collectively, the "Indemnitees") from and against and reimburse the Indemnitees for:

                                  (a)      any and all claims, obligations,
liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, costs and expenses (including reasonable attorney's fees) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee (collectively, "Subject Claims") in any way relating to, or arising out of or in connection with this Agreement, the other Operative Documents, or the Project, except for claims by Borrower against an Indemnitee;

                                  (b)      any and all Subject Claims arising
in connection with the release or presence of any Hazardous Substances at the Project, whether foreseeable or unforeseeable, including all costs of removal and disposal of such Hazardous Substances, all reasonable costs required to be incurred in (i) determining whether the Project is in compliance and (ii) causing the Project to be in compliance, with all applicable Legal Requirements, all reasonable costs associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and court costs; and

                                  (c)      any and all Subject Claims in any
way relating to, or arising out of or in connection with any claims, suits, liabilities against Borrower, any Partner or any of their Affiliates.

                          5.11.2  The foregoing indemnities shall not apply
with respect to an Indemnitee, to the extent arising as a result of the gross negligence or willful misconduct of such Indemnitee, but shall continue to apply to other Indemnitees.

                          5.11.3  The provisions of this Section 5.11 shall
survive foreclosure of the Collateral Documents and satisfaction or discharge of Borrower's obligations hereunder, and shall be in addition to any other rights and remedies of the Banks.

                          5.11.4  In case any action, suit or proceeding shall
be brought against any Indemnitee, such Indemnitee shall notify Borrower of the commencement thereof, and Borrower shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Borrower desires, to assume and control the defense thereof. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by Borrower. Notwithstanding the foregoing, Borrower shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a conflict of interest between such Indemnitee and Borrower or between such Indemnitee and another Indemnitee (unless such conflict of interest is waived in writing by the affected Indemnitees), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) Borrower shall pay the reasonable expenses of such Indemnitee in such defense.

                          5.11.5  Borrower shall report to such Indemnitee on
the status of such action, suit or proceeding as material developments shall occur and from time to time as requested by such Indemnitee (but not more frequently than every sixty (60) days). Borrower shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each material document which Borrower possesses relating to such action, suit or proceeding.

                          5.11.6  (a) Notwithstanding Borrower's rights
hereunder to control certain actions, suits or proceedings, if any Indemnitee reasonably determines that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely to have an imminent and Material Adverse Effect on such Indemnitee, such Indemnitee shall be entitled to compromise or settle such Subject Claim.

                                        (b) Notwithstanding Borrower's rights
hereunder to control certain actions, suits or proceedings, if the Required Banks reasonably determine that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely to have an imminent and Material Adverse Effect on Borrower or the Project, such Indemnitee or the

Required Banks, as the case may be, shall provide Borrower with written notice of a proposed compromise or settlement of such claim specifying in detail the nature and amount of such proposed settlement or compromise. Borrower shall be deemed to have approved such proposed compromise or settlement unless, within thirty (30) days after the date Borrower receives such notice of intended compromise or settlement, Borrower provides such Indemnitee or the Required Banks, as the case may be, with (i) a written legal analysis from counsel reasonably acceptable to such Indemnitee or Required Banks, as the case may be, reasonably concluding that, based on the magnitude of the Subject Claim, the legal basis for such Subject Claim, and/or the cost of defending such Subject Claim, the amount of such proposed settlement or compromise is not within a reasonable range of settlements or compromises for such Subject Claim, and indicating, based on such factors, such counsel's view as to the appropriate amount of a reasonable settlement or compromise for such Subject Claim (the "Settlement Amount"). If the Indemnitee or the Required Banks, as the case may be, receives such legal analysis required by this Section within such thirty
(30)-day period, the Indemnitee or the Required Banks, as the case may be, may elect to settle or compromise such Subject Claim and Borrower shall be responsible for the payment of all amounts of such compromise or settlement up to one hundred twenty-five percent (125%) of the Settlement Amount, such Indemnitee shall be responsible for payment of all amounts of such compromise or settlement in excess of such one hundred twenty-five percent (125%) limit and such compromise or settlement shall be binding upon Borrower. If Borrower does not provide such legal analysis within such period, or if such legal analysis is not reasonable, in the reasonable determination of such Indemnitee or the Required Banks, as the case may be, such Indemnitee may settle or compromise such Subject Claim and shall be fully indemnified by Borrower therefor. Such Indemnitee or the Required Banks, as the case may be, shall not otherwise settle or compromise any such Subject Claim other than at its own expense.

                          5.11.7  Upon payment of any Subject Claim by Borrower
pursuant to this Section 5.11 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, Borrower, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with Borrower and give such further assurances as are necessary or advisable to enable Borrower vigorously to pursue such claims.

                          5.11.8  Any amounts payable by Borrower pursuant to
this Section 5.11 shall be regularly payable within 30 days after Borrower receives an invoice for such amounts from any applicable Indemnitee, and if not paid within such 30-day period shall bear interest at the Default Rate.

                          5.11.9  Notwithstanding anything to the contrary set
forth herein, the Borrower shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations or circumstances, in which the interests of the Indemnitees do not materially differ, be liable to the Indemnitees (or any of them) under any of the provisions set forth in this Section 5.11 for the fees and expenses of more than one separate firm of attorneys (which firm shall be selected by the affected Indemnitees, or upon failure to so select, by the Agent).





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
                   5.12 Qualifying Facility. Take or cause to be taken all necessary or appropriate actions (a) so that the Project will be a Qualifying Facility upon the Completion Date and at all times thereafter until all Obligations due the Banks under the Credit Documents have been paid in full unless the Project's failure to be a Qualifying Facility could not reasonably be expected to have a Material Adverse Effect, and (b) to maintain Borrower's and the Project's exemptions from regulation under the FPA (unless failure to so maintain such exemptions could not reasonably be expected to have a Material Adverse Effect) and PUHCA (except regulations specifically applicable to a Qualifying Facility) or, if Calpine or its successor becomes a registered holding company under PUHCA, as a subsidiary of such registered holding company.

                   5.13 Construction of Project. Cause the Project to be constructed and equipped substantially in accordance with the Plans and Specifications, the Construction Contracts, the other Project Documents, the Project Budget and the Project Schedule as the same may be amended from time to time pursuant to Section 6.13.

                   5.14 Completion. Achieve Completion and Final Completion in a timely and diligent manner in accordance with the Project Schedule, the Project Budget, the Construction Contracts and the Plans and Specifications as the same may be extended and, in the case of Completion, in no event later than the Construction Loan Maturity Date.

                   5.15   Operation of Project and Annual Operating Budget.

                          5.15.1  (a) Keep the Project, or cause the same to be
kept, in good operating condition consistent with Prudent Utility Practices, all Applicable Permits (and, if applicable, Applicable Third Party Permits), Legal Requirements and the Operative Documents, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep the Project in such condition; and (b) operate the Project, or cause the same to be operated, in a manner consistent with Prudent Utility Practices and in compliance with the terms of the Power Purchase Documents so as to assure, to the extent reasonably possible, the maximum generation of net revenue for the Project consistent with the Power Purchase Documents.

                          5.15.2  On or before ninety (90) days prior to the
earlier of the anticipated date of Term-Conversion and the Construction Loan Maturity Date, adopt an operating plan and a budget, detailed by month, of anticipated revenues, anticipated expenditures under all Waterfall Levels set forth in Section 7.2.1, and anticipated expenditures from the Major Maintenance Reserve Account, such budget to include debt service, proposed partnership distributions, maintenance, repair and operation expenses (including reasonable allowance for contingencies), Major Maintenance, reserves and all other anticipated O&M Costs for the Project for the period from the anticipated Commercial Operation Date to the conclusion of the first full fiscal year thereafter and, in the case of Major Maintenance in accordance with Section 5.15.3, to the conclusion of the second full fiscal year thereafter ("Annual Operating Budget"). Such Annual Operating Budget shall be subject to the reasonable approval of Agent and the Independent Engineer. No less than ninety
(90) days in advance of the beginning of each fiscal year thereafter, Borrower will similarly adopt a draft Annual Operating Budget for the ensuing fiscal year. Copies





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
of the draft Annual Operating Budget shall be promptly furnished to Agent for its review and reasonable approval. Failure by Agent to approve or disapprove such draft Annual Operating Budget within ninety (90) days after receipt thereof shall be deemed to be an approval by Agent of such draft. Borrower shall incorporate Agent's suggestions into a final Annual Operating Budget, which, subject to the provisions of the last sentence of this Section 5.15.2, shall be prepared no less than forty-five (45) days in advance of each fiscal year. The O&M Costs in each such Annual Operating Budget which are subject to escalation limitations in the Project Documents shall not, absent extraordinary circumstances, be increased by more than the amounts provided in such Project Documents. Borrower shall continue to operate and maintain the Project, or cause the Project to be operated and maintained, within amounts not to exceed
(a) with respect to any Major Budget Category, 105% (on a year-to-date basis) of the amounts budgeted therefor and (b) with respect to any Budget Category, 110% (on a year-to-date basis) of the amounts budgeted therefor, each as set forth in the then current Annual Operating Budget as approved by Agent and the Independent Engineer; provided, however, that so long as Borrower is in compliance with Section 6.25.1(b), the costs for fuel shall not be limited by the Annual Operating Budget (but shall be paid in accordance with Section 7.2). Pending approval of any Annual Operating Budget in accordance with the terms of this Section 5.15.2, Borrower shall continue to operate and maintain the Project, or cause the Project to be operated and maintained, within the Annual Operating Budget then in effect; provided that the amounts specified therein shall be increased by the amounts specified in the Project Documents.

                          5.15.3  Borrower shall include in each Annual
Operating Budget a re-assessment of (a) the anticipated scheduling and probable cost of each item of Major Maintenance and (b) the anticipated amounts which will be on deposit in the Major Maintenance Reserve Account during the applicable fiscal year and the following fiscal year in accordance with the then-applicable Major Maintenance Reserve Requirement. From time to time, to the extent that Agent, in consultation with Borrower and the Independent Engineer, reasonably determines that the anticipated cost of Major Maintenance during the ensuing two fiscal years of Borrower is higher than that reflected in the approved Annual Operating Budget, the amounts specified in the Annual Operating Budget with respect to Major Maintenance may be modified by Agent. The Major Maintenance Reserve Requirement shall be modified accordingly.

                          5.15.4  Replace the Operator if such Operator is not
operating the Project in accordance with the provisions hereof or the O&M Agreement, the Power Purchase Documents, the Lease or any other agreement or instrument under which Borrower holds title, an easement or a leasehold to the Site, the Easements or the Collateral, and such failure could reasonably be expected to have a Material Adverse Effect, upon receipt of notice from Agent (after consultation with the Borrower) to the effect that, in the opinion of the Required Banks and the Independent Engineer, said Operator has failed to perform any material obligations set forth above; provided, however, that the Operator may have 30 days from Borrower's receipt of notice to cure said failure (or to establish to the satisfaction of the Required Banks that a failure does not exist); provided, further, that if such failure cannot be corrected within such 30 days, the Required Banks will not unreasonably withhold their consent to an extension of such time if corrective action is promptly instituted by such Operator within the 30-day period and thereafter diligently pursued until the failure is corrected and such extension shall not have a Material Adverse Effect.

                   5.16 Adjustments to Project Projections. Each year at the time Borrower prepares the Annual Operating Budget, at any time that the Annual Operating Budget is amended, not earlier than ninety (90) days but not later than forty-five (45) days prior to the Extension Determination Date, and also from time to time following an event or circumstance which will materially affect the Base Case Project Projections or the Adjusted Base Case Project Projections, at the reasonable request of Agent, revise the Base Case Project Projections or Adjusted Base Case Project Projections, as the case may be, including the assumptions thereto, if appropriate, to show Borrower's reasonable good faith estimates as of the date of preparation, for each year through the full remaining term of the initial Base Case Project Projections, of anticipated Project Revenues, Project Operating Revenues, O&M Costs (including projected dates of performance of Major Maintenance), Debt Service Coverage Ratios (on an annual basis) payments of principal, interest, fees and other amounts payable under the Credit Documents, payments to fund required reserves, subordinated payments and other appropriate sources and uses of funds, as well as other data and assumptions which Borrower reasonably considers appropriate ("Adjusted Base Case Project Projections"). The Adjusted Base Case Project Projections shall be subject to the same approval procedures as the Annual Operating Budget, as described in Section 5.15.2; provided, however, that notwithstanding the foregoing, in connection with determining whether the Extension Requirements have been satisfied, if:

                          (a) Borrower's proposed Adjusted Base Case Project Projections satisfy clause (c) of the Extension Requirements; and

                          (b) Agent's proposed Adjusted Base Case Project Projections do not satisfy clause (c) of the Extension Requirements; and

                          (c) Borrower's proposed Adjusted Base Case Project Projections project an average of the annual (based on a calendar year) Debt Service Coverage Ratios for each calendar year through the fifteenth (15th) anniversary of Term- Conversion that exceeds Agent's proposed Adjusted Base Case Project Projections' forecast of such average of such annual Debt Service Coverage Ratios by more than .25 for each calendar year through the fifteenth (15th) anniversary of Term- Conversion; and

                          (d) either (i) Borrower's annual Debt Service Coverage Ratio for each calendar year that ended since the immediately preceding Extension Determination Date (or, in the case of the first Extension Determination Date, since the date of Term-Conversion) has equaled or exceeded ninety percent (90%) of the corresponding annual (based on a calendar year) Debt Service Coverage Ratios set forth in the Base Case Project Projections as in effect on the Closing Date or
         (ii)(A) Borrower's annual Debt Service Coverage Ratio for each calendar year but one that ended since the immediately preceding Extension Determination Date (or, in the case of the first Extension Determination Date, since the date of Term- Conversion) has equaled or exceeded ninety percent (90%) of the





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
         corresponding annual (based on a calendar year) Debt Service Coverage Ratios set forth in the Base Case Project Projections as in effect on the Closing Date and (B) the average of Borrower's Debt Service Coverage Ratios for each of the calendar years that ended since the immediately preceding Extension Determination Date (or, in the case of the first Extension Determination Date, since the date of Term-Conversion) equal or exceeds the average of the Debt Service Coverage Ratios for such calendar years set forth in the Base Case Project Projections as in effect on the Closing Date;

then, the Base Case Project Projections or Adjusted Base Case Project Projections shall be determined using the following procedure:

                   (A) Negotiation. The parties will attempt in good faith to mutually agree on the Adjusted Base Case Project Projections by negotiations. In order to implement such negotiations, each party shall be entitled to give the other party written notice of such dispute (a "Dispute Notice"). Within twenty (20) days after receipt of the Dispute Notice, the receiving party shall submit to the other a written response. Each of the Dispute Notice and response shall include (i) a statement of the position of the party providing such notice or response and a summary of the evidence and arguments supporting its position, and (ii) the name and title of the representative of such party. The representatives shall meet at a mutually acceptable time and place within fifteen (15) days after the date of the response of the receiving party to the Dispute Notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to agree upon the Adjusted Base Case Project Projections.

                   (B) Arbitration. In the event that the parties are unable to agree upon the Adjusted Base Case Project Projections using the negotiation procedures set forth in clause (A) above within thirty (30) days after delivery of a Dispute Notice, then each of the parties shall be entitled to have the dispute settled by arbitration using the procedures set forth in Exhibit M.

                   5.17   Preservation of Rights; Further Assurances.

                          5.17.1  Preserve, protect and defend the rights of
Borrower under each and every Project Document, including prosecution of suits to enforce any right of Borrower thereunder and enforcement of any claims with respect thereto; provided, however, that upon the occurrence and during the continuance of an Event of Default if Agent requests that certain actions be taken and Borrower fails to take the requested actions within five Banking Days and such failure reasonably could be expected to have a Material Adverse Effect, Agent may enforce in its own name or in Borrower's name, such rights of Borrower.

                          5.17.2  From time to time, execute, acknowledge,
record, register, deliver and/or file all such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, financing statement, continuation statement, certificate of title or estoppel certificate), relating to the Loans stating the interest and charges then due and any known defaults, and take such other steps as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities of the Banks with





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
respect to all Collateral and other security from time to time furnished under this Agreement and the other Credit Documents or intended to be so furnished, in each case in such form and at such times as shall be satisfactory to Agent, and pay all fees and expenses (including reasonable attorneys' fees) incident to compliance with this Section 5.17.2.

                          5.17.3  If Borrower shall at any time acquire any
real property or leasehold or other interest in real property not covered by the Deed of Trust, promptly upon such acquisition (or on the Closing Date if such acquisition occurred prior thereto) execute, deliver and record a supplement to the Deed of Trust, satisfactory in form and substance to Agent, subjecting the real property or leasehold or other interests to the lien and security interest created by the Deed of Trust. If requested by Agent, Borrower shall obtain an appropriate endorsement or supplement to the Title Policy insuring the Lien of the Banks in such additional property, subject only to Permitted Liens and other exceptions to title approved by the Agent.

                          5.17.4 Perform, upon the request of Agent, such
reasonable acts as may be necessary to carry out the intent of this Agreement and the other Credit Documents.

                   5.18   Project Equity.

                          5.18.1 On the Closing Date, deliver or cause to be
delivered to the Depositary Agent cash equal to $53,112,500 (the "Base Equity"). The Depositary Agent shall deposit the Base Equity into the Equity Account at the Depositary Agent's New York office pursuant to the Depositary Agreement. From time to time following the Closing Date, Borrower shall have the right to request that Agent cause the Depositary Agent to transfer amounts from the Equity Account to the Construction Account to pay Project Costs then due as described in a Drawdown Certificate, dated the date of the proposed transfer and signed by Borrower. Upon the satisfaction of the conditions set forth in Sections 3.2 (other than Section 3.2.6) and 3.4, Agent shall cause the Depositary Agent to so transfer such amounts and such amounts shall be applied in accordance with Section 7.1.

                          5.18.2  At such time, if ever, as there remain no
Available Construction Funds other than Additional Borrower Equity and there remain Project Costs to be incurred or paid to achieve Final Completion, then Borrower shall deposit or cause to be deposited with Agent, in cash, equity funds in an amount equal to all such further Project Costs, such deposit to be made on or before the date such Project Costs are due to be paid ("Additional Borrower Equity"). All such Additional Borrower Equity proceeds shall be deposited in the Construction Account established pursuant to Section 7.1 hereof and applied, after satisfaction of the conditions set forth in Section 3.2, to pay Project Costs.

                          5.18.3 Unless an Event of Default has occurred and is
continuing, have the right at any time prior to Term-Conversion to replace cash in the Equity Account with Subordinated Debt in amount up to fifty percent (50%) of the total Base Equity, or, provided Borrower delivers an Equity Commitment Guaranty, with an Equity Support Letter of Credit in an amount up to one hundred percent (100%) of the Base Equity.





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
                          5.18.4 If Borrower elects to replace such cash with
Subordinated Debt, such Subordinated Debt shall be applied as follows: (a) first, to Borrower in an amount equal to the lesser of the amount of such Subordinated Debt and the amount of Base Equity previously applied to pay Project Costs and (b) second, for deposit into the Equity Account, any remaining Subordinated Debt to replace cash therein, in which case an amount in the Equity Account equal to the principal amount of Subordinated Debt deposited into the Equity Account shall promptly be delivered by the Depositary Agent to Borrower.

                          5.18.5 If Borrower elects to replace such cash with
an Equity Support Letter of Credit, upon Agent's receipt of the Equity Support Letter of Credit, receipt of the Equity Commitment Guaranty and receipt of an executed Notice of Construction Loan Borrowing delivered in accordance with
Section 2.1.1, the Banks shall make a Construction Loan in accordance with
Section 2.1.5 in an amount equal to the lesser of (x) the Project Costs previously paid with cash representing Base Equity, and (y) the stated amount of the Equity Support Letter of Credit. The proceeds of such Construction Loan shall be paid to Borrower. If the stated amount of the Equity Support Letter of Credit is greater than the amount of the Project Costs previously paid with such cash, on such date of receipt, Agent also shall instruct the Depositary Agent to promptly withdraw an amount from the Equity Account equal to the excess of such stated amount over such amount of Project Costs previously paid and deliver such excess to Borrower.

                          5.18.6 In the event Borrower replaces Base Equity
with an Equity Support Letter of Credit, pay Agent when due any interest accruing on Construction Loans that is not reflected in the Project Budget delivered to Agent on the Closing Date and that has accrued as a result of such replacement.

                          5.18.7 If an Event of Default shall have occurred
prior to Term-Conversion, transfer all remaining amounts in the Equity Account to the Construction Account and promptly pay to Agent an amount equal to the undrawn stated amount of any Equity Support Letter of Credit. If Borrower fails to so pay or cause to be paid such amount, Agent shall have the right to make a draw upon the Equity Support Letter of Credit in an amount equal to such undrawn amount. Agent shall deposit the funds so received from or on behalf of Borrower into the Construction Account for application in accordance with
Section 7.1.

                          5.18.8 Immediately prior to Term-Conversion, Borrower
and Agent will take the following actions. First, Agent shall calculate, applying the respective formulas set forth in the Construction Contracts, the total amount of "performance" liquidated damages that would be payable under such Construction Contracts if such contracts had no individual limitations on liability for such performance liquidated damages obligations (the "Maximum TheoreticalDamages"). Next, Agent shall calculate the difference between (x) the lesser of (A) the Maximum Theoretical Damages and (B) $20,000,000 and (y) the aggregate amount of "performance" liquidated damages and "excess delay" liquidated damages under the Construction Contracts applied pursuant to
Section 7.13.1 and 7.1.4, respectively, to prepay Construction Loans (the "Actual Paid Performance Damages").





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
                          5.18.9 If the Actual Paid Performance Damages equals
or exceeds the lesser of (A) the Maximum Theoretical Damages and (B) $20,000,000, then Borrower shall have no further obligation regarding the payment of Project Costs and Agent shall perform the calculation set forth in
Section 5.18.11.

                          5.18.10 If the Actual Paid Performance Damages is
less than the lesser of (A) the Maximum Theoretical Damages and (B) $20,000,000, then, if the Final Project Cost is less than the Budgeted Project Cost, Agent shall adjust the Final Project Cost by increasing the Final Project Cost by the difference between (i) the lesser of (A) the Maximum Theoretical Damages and (B) $20,000,000 and (ii) the Actual Paid Performance Damages.
Agent shall then use the lesser of (x) such adjusted Final Project Cost and (y) the Budgeted Project Cost in making the calculations set forth in Section
5.18.11.  If the Actual Paid Performance Damages are less than the lesser of
(A) the Maximum Theoretical Damages and (B) $20,000,000 and if the Final Project Cost, as adjusted pursuant to this Section 5.18.10 is equal to or greater than the Budgeted Project Cost, then Borrower shall pay or cause to be paid to Agent an amount equal to the difference between (i) the lesser of (A) the Maximum Theoretical Damages and (B) $20,000,000 and (ii) the Actual Paid Performance Damages and such amount shall be applied by Agent to the prepayment of Construction Loans.

                          5.18.11 Next, Agent shall compare (i) the sum of cash
as Base Equity, Subordinated Debt and draws under any Equity Support Letter of Credit previously applied to pay Project Costs to (ii) thirty-five percent (35%) of the Final Project Cost, as adjusted if necessary pursuant to Section
5.18.10. In the event that such sum exceeds thirty-five percent (35%) of the adjusted Final Project Cost (the difference between such amounts, the "Excess Equity Amount"), Borrower shall have the right to request a Construction Loan in accordance with Section 2.1.1, and the Banks shall make a Construction Loan to Borrower in accordance with Section 2.1.5, in an amount equal to the Excess Equity Amount. In the event such sum is less than thirty-five percent (35%) of the adjusted Final Project Cost (the difference between such amounts, the "Shortfall Amount"), Borrower shall pay or cause to be paid to Agent, in immediately available funds, an amount equal to the Shortfall Amount. If Borrower fails to so pay or cause to be paid the Shortfall Amount, Agent shall have the right to withdraw from the Equity Account and/or make a draw upon the Equity Support Letter of Credit in an aggregate amount equal to the Shortfall Amount. Agent shall deposit the funds so received from or on behalf of Borrower into the Construction Account for application in accordance with
Section 7.1.

                          5.18.12 Upon Term-Conversion, pay or cause to be paid
to any holders of any Subordinated Debt, in immediately available funds, such amounts as are necessary so that the amount of Subordinated Debt outstanding immediately after Term-Conversion does not exceed seventeen and one-half percent (17 1/2%) of the Final Project Cost.

                          5.18.13 Notwithstanding anything to the contrary in
this Agreement, in no event shall the outstanding Term Loans at Term-Conversion exceed sixty-five (65%) of the lesser of the Final Project Cost and the Budgeted Project Cost.





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
                   5.19 Maintenance of Insurance. Borrower shall, without cost to the Banks, maintain or cause to be maintained on its behalf in effect at all times the types of insurance required pursuant to Exhibit K, in the amounts and on the terms and conditions specified therein, with insurance companies rated "A-" or better, with a minimum size rating of "VIII," by Best's Insurance Guide and Key Ratings, (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best's Insurance Guide and Key Ratings shall no longer be published) or other insurance companies of recognized responsibility satisfactory to Agent.

                   5.20 Taxes, Other Government Charges and Utility Charges. Pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to Borrower or the Project, including sales and use taxes and real estate taxes, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, and all assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a lien on the Project. In furtherance of the foregoing, Borrower shall engage a qualified Person or Persons to confirm Borrower's compliance with all tax laws and regulations and to implement any required programs and procedures to ensure continued compliance with the same. Borrower may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when Borrower is in good faith contesting the same, so long as (a) reserves reasonably satisfactory to Agent have been established in an amount sufficient to pay any such taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made, (b) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest, and (c) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is immediately paid after resolution of such contest.

                   5.21 Event of Eminent Domain. If an Event of Eminent Domain shall occur with respect to any Collateral, (a) promptly upon discovery or receipt of notice of any such occurrence, provide written notice of either to Agent, (b) diligently pursue all its rights to compensation against the relevant Governmental Authority in respect of such Event of Eminent Domain, (c) not, without the written consent of Agent and the Majority Banks, which consent shall not be unreasonably withheld, compromise or settle any claim against such Governmental Authority, (d) pay or apply all Eminent Domain Proceeds in accordance with Section 7.10. Borrower consents to the participation of Agent in any eminent domain proceedings, and Borrower shall from time to time deliver to Agent all documents and instruments requested by it to permit such participation.

                   5.22   Interest Rate Protection.

                          5.22.1  Interest Rate Agreements.  On or prior to the
sixtieth (60th) day following the Closing Date, enter into with Agent (or an Affiliate thereof) one or more Hedge





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
Transactions, with an aggregate notional amount equal to Seventy-Five Million Dollars ($75,000,000) as more particularly described in and in accordance with the methodology set forth in that certain letter agreement, dated of even date herewith, between Agent and Borrower.

                          5.22.2  Hedge Breaking Fees.  To the extent required
pursuant to the terms of the Hedge Transactions, pay all reasonable costs, fees and expenses incurred by the Borrower in connection with any unwinding, breach or termination of such Hedge Transactions ("Hedge Breaking Fees"), all as calculated pursuant to the applicable Interest Rate Agreements.

                          5.22.3  Security.  Each Interest Rate Agreement
provided by Agent (or an Affiliate thereof) hereunder, including all Hedge Transactions thereunder entered into in accordance with the terms of this Agreement and all Hedge Breaking Fees shall be and are hereby secured by the Collateral Documents, pari passu with the Loans. No Interest Rate Agreement (and Hedge Transactions thereunder) not provided by Agent (or an Affiliate thereof) hereunder may be secured by the Collateral Documents. The parties hereto agree that, for purposes of any sharing of Collateral under the Collateral Documents, Agent or any Affiliate thereof, in its capacity as a counterparty or intermediary to the Interest Rate Agreements shall be deemed to have made a Loan to Borrower in an amount equal to the unpaid amount of any Hedge Breaking Fees owed by Borrower to Agent or such Affiliate, under any such Hedge Transaction on the date that a "Early Termination Date" (as defined in the applicable Interest Rate Agreement) occurs. For purposes of any such Collateral sharing, and for purposes of voting on matters under this Agreement to the extent specified in the definition of "Proportionate Share," Agent or any of such Affiliates shall be deemed a Bank under the Collateral Documents to the extent of such Loan.

                          5.22.4  Bank Participation.  At the election of
Agent, the Banks may participate in the Interest Rate Agreements and Hedge Transactions thereunder in proportion to their respective Proportionate Shares by means of a risk sharing agreement in form and substance satisfactory to such Banks, provided, that if any such Bank's Lending office is in the State of New York, such Bank may designate another branch to enter into such risk sharing agreement.

                   5.23 Alternative Thermal Host Action Plan. Upon receipt by Borrower of an HCC Shutdown Notice, promptly deliver to Agent, for Agent's review and approval, a proposed plan of action (as approved pursuant to this Section 5.23, the "Alternative Thermal Host Action Plan") to procure a new steam host. The Alternative Thermal Host Action Plan shall set forth in reasonable detail the various alternatives considered by Borrower, the anticipated cost to implement each such alternative and the time frame within which each such alternative reasonably can be completed. Agent shall have thirty (30) days following receipt of such proposed plan to approve or disapprove the proposed plan. Failure to disapprove such plan within such thirty (30)-day period shall be deemed as Agent's approval of such plan. If Agent disapproves such plan, Borrower and Agent shall promptly meet and negotiate in good faith to achieve a mutually acceptable plan. Upon such agreement, Borrower shall promptly implement the Alternative Thermal Host Action Plan.





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
                   5.24 Performance Bonds. Cause Westinghouse and Prime Contractor to deliver the bonds required under the respective Construction Contracts within forty-five (45) days after the Closing Date.

                   5.25   Power Marketing.

                          5.25.1  Replacement of Power Marketer.  If any of the
following events shall occur:

                                  (a)      an Event of Default under Section
         8.1.7(b) of this Agreement as a result of a breach or default by Power Marketer under a Project Document or Consent,

                                  (b)      a breach, default or failure to
         perform by Power Marketer under any provision in any contract or agreement between Power Marketer and any other Person (other than Borrower) if such breach, default or failure to perform (i) materially interferes with or impairs Borrower's ability to sell energy and/or capacity generated by the Project and collect its revenues from such sales and (ii) is not cured within the time periods provided in such contracts or agreements (not to exceed ninety (90) days), or

                                  (c)      the Project's Four-Quarter Average
         Debt Service Coverage Ratio calculated at the end of any four (4) consecutive calendar quarters is less than 2.00 to 1.00,

then, if requested by Agent after consultation with Borrower and consideration of the facts and circumstances affecting the Project's performance and results, terminate all contracts and agreements with the then Power Marketer, including all Power Marketing Services Agreements, Power Marketing Brokering Agreements and ERCOT Power Purchase Agreements with the Power Marketer, and replace the Power Marketer with another Power Marketer that is satisfactory to Agent; provided, however, that any such termination shall be prospective only and shall not affect Borrower's obligations to supply energy and/or capacity with respect to transactions entered into or obligations incurred prior to the effective date of such termination.

                          5.25.2  Requests for Proposals.  From and after the
Closing and until the earlier to occur of (a) the fourth anniversary of Term-Conversion and (b) Borrower having entered into Bidding Threshold Power Sales Agreements covering, in the aggregate, at least 75 MW of "firm" energy and/or capacity, unless Agent otherwise consents, which consent shall not be unreasonably withheld, submit or cause Power Marketer to submit on its behalf, bona fide, good faith bids on all requests for proposal or similar offers which can then be supplied in whole or in part from the Project to enter into Bidding Threshold Power Sales Agreements and/or Pasadena Unit Power Sales Agreements meeting the requirements of a Bidding Threshold Power Sales Agreement.





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
                          5.25.3  Firm Sales to HL&P.  In the event that, by
April 15 (or such later date as Agent may agree) next preceding the anticipated Commercial Operation Date, there exists a shortfall between the aggregate amount of firm energy and/or capacity covered by all Distribution Threshold Power Sales Agreements entered into by Borrower and 75 MW at such time, then Borrower shall, on or before the May 1 next preceding the anticipated Commercial Operation Date, elect the "Firm Energy Option" under the HL&P Power Purchase Agreement and schedule at least the amount of such shortfall for the periods beginning on the June 1 next preceding the anticipated Commercial Operation Date and each June 1 thereafter, unless Agent otherwise consents (until such time as such shortfall has been eliminated or the fourth anniversary of Term-Conversion has occurred, whichever occurs earlier) and ending on the following May 1; provided, however, that such election may schedule zero firm energy for the period from the June 1 immediately preceding the anticipated Commercial Operation Date through the end of the month following the anticipated Commercial Operation Date.

                          5.25.4  Arrangements with Power Marketer.

                                  (a)      Promptly after the Closing Date
enter into (i) a power marketing brokering agreement with Power Marketer in form and substance reasonably acceptable to Agent (the "Power Marketing Brokering Agreement"), (ii) a power marketing services agreement with Power Marketer in form and substance reasonably acceptable to Agent (the "Power Marketing Services Agreement", and (iii) the Power Marketing Security Agreement.

                                  (b)      Prior to entering into any ERCOT
Power Purchase Agreements or selling any energy or capacity to or through Power Marketer, cause Power Marketer to (i) establish a depository account (the "Power Marketing Depository Account") with a depository agent satisfactory to Agent and (ii) grant to Borrower a first priority perfected security interest in such account and all funds and instruments deposited therein.

                                  (c)      In connection with the establishment
of the Power Marketing Depository Account as provided in Section 5.25.4(b) above and at all times thereafter, cause Power Marketer to maintain a minimum balance in the Power Marketing Depository Account equal to the Power Marketing Minimum Balance; provided, however, that:

                                        (A)     During the ninety (90) days
         immediately following the first day on which Power Marketer sells, pursuant to a System Power Sales Agreement, energy and/or capacity generated and/or made available by the Project, Power Marketer may, in lieu of maintaining the Power Marketing Minimum Balance in the Power Marketing Depository Account, cause Calpine to guarantee to Borrower payment by Power Marketer of the shortfall, existing from time to time during such ninety (90) day period, between the amount of funds on deposit in the Power Marketing Depositary Account and the Power Marketing Minimum Balance. Such guarantee shall be in substantially the form of Exhibit D-2B.

                                        (B)     At any time, Power Marketer
         may, in lieu of maintaining the Power Marketing Minimum Balance in the Power Marketing Depositary Account, cause a Person that satisfies the Power Marketing Guaranty Requirements to guarantee to Borrower payment by Power Marketer of the amounts owed to Borrower under all Pasadena/CPSC System Supported Contracts, existing from time to time; provided, however, that such Person's liability under such guaranty shall be limited to an amount equal to the Power Marketing Minimum Balance in effect while such guaranty is in effect. Such guaranty shall be in substantially the form of Exhibit D-2B. If Agent shall, at any time, but not more frequently than once a year, reasonably believe that such guarantor is no longer rated at least BBB+ or the equivalent thereof by S&P or at least Baa1 or the equivalent thereof by Moody's, then Agent may request that such guarantor receive an indicative rating from such rating agencies. If in connection with such requested rating, or for any other reason, such guarantor shall at any time cease to satisfy any of the requirements set forth in the definition of "Power Marketing Guaranty Requirements," then Power Marketer shall promptly, but in no event more than fifteen (15) days after the failure of any of such requirements to be satisfied, restore the balance in the Power Marketing Depository Account to the Power Marketing Minimum Balance then in effect.

                                  (d)      Cause Power Marketer to instruct all
purchasers under Pasadena Unit Power Sales Agreements to make all payments due thereunder to Power Marketer directly into the Revenue Account.

                                  (e)      Cause Power Marketer to (i) promptly
upon execution thereof, collaterally assign to Borrower all of Power Marketer's rights and interests to all Pasadena Unit Power Sales Agreements and (ii) obtain consents to such collateral assignments from the purchasers thereunder as described in Section 6.25.

                   5.26 Auxiliary Boilers Contractor. In the event that ABCO, as the Contractor under the Auxiliary Boilers Purchase Contract, fails to achieve any of the milestones set forth on the "Contract Schedule" (as defined in the Auxiliary Boilers Purchase Contract) on or prior to seventy-five (75) days after the scheduled date for achieving such milestone, then upon request of Agent, as promptly as practicable terminate the Auxiliary Boilers Purchase Contract and engage a replacement contractor to supply to the Project auxiliary boilers conforming to the Project's plan and specification.

                   5.27   Construction Management Plan.  On or before sixty
(60) days after the Closing, adopt a draft construction plan (the "Construction Plan") setting forth a schedule, detailed by month, of the anticipated milestones to be accomplished in connection with the construction of the Project and describing the interfacing procedures among the various Contractors. The Construction Plan shall be subject to the reasonable approval of Agent. Failure by Agent to approve or disapprove the draft Construction Plan within thirty (30) days after receipt thereof shall be deemed to be an approval by Agent of such draft. Borrower shall incorporate Agent's reasonable suggestions into a final Construction Plan.





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
                   5.28   Operating Agreements.  On or before January 31, 1998,
(a) enter into with HL&P, or another entity providing "control area" services reasonably acceptable to Agent, an agreement whereby HL&P or such other entity will provide standby station electric service to the Project and (b) enter into, or cause Power Marketer to enter into on behalf of Borrower, an agreement with HL&P, or another entity providing "control area" services reasonably acceptable to Agent, whereby HL&P or such other entity will provide ancillary services, wheeling and transmission services to the Project, each in form and substance satisfactory to Agent.

                   5.29 Stand-Alone Easements. On or before thirty (30) days after the earliest to occur of the events specified in clauses (a), (b) and (c) of Section 3.3.6 of the Lease, make an election under Section 3.3.6 of the Lease to use the "Stand-Alone Easements" (as defined in the Lease) and thereby convert them into "Operating Easements" (as defined in the Lease).

                   5.30 Extension of Lease, Lease of Expansion Property. In the event that the "Initial Term" (as defined in the Lease) of the Lease is not extended pursuant to Section 4.2 or 4.3 of the Lease, and unless Phillips exercises the "Project Purchase Option" (as defined in the Lease), exercise its option as provided in Section 4.4 of the Lease to extend the Initial Term for the "Partnership Extension Term" (as defined in the Lease). If directed by Agent, Borrower shall exercise its option to lease the Expansion Property.

                   5.31 License from Port Authority. As promptly as practicable after the Closing Date, and in any event within ninety (90) days thereafter, deliver to Agent a license executed by the Port Authority in favor of Borrower relating to certain transmission lines for Project, and \a consent to assignment thereto executed by the Port Authority in favor of Agent, each in form and substance reasonably satisfactory to Agent.

                   5.32 Phillips License from Port Authority. As promptly as practicable after the Closing Date, and in any event within one hundred twenty
(120) days thereafter, cause Phillips to amend that certain Oil, Gas, Etc. Pipeline License (Railroad Right-of-Way), dated April 1, 1990, between the Port and Phillips 66 Company, predecessor in interest to Phillips, to enable Borrower and its Contractors to construct such improvements in the area described in such License as are necessary for Borrower to comply with the Lease.

                   5.33   Conversion.  Cause the conditions set forth in
Section 3.3 (other than Section 3.3.4) to occur as promptly as practicable after Completion has occurred.

                   5.34 Option Title Insurance. To the extent permitted under Texas law, within sixty (60) days following the Closing Date, cause the Title Insurer to reissue the Title Policy or issue an endorsement to the Title Policy insuring the "Expansion Property" and the "QF Property" (as such terms are defined in the Lease) (or the validity of the options with respect thereto) to the same extent as the remainder of the Site.





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
                         ARTICLE 6 - NEGATIVE COVENANTS

                   Borrower covenants and agrees that so long as this Agreement is in effect, it will not:

                   6.1 Contingent Liabilities. Except as provided in this Agreement, become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person; provided, however, that this Section 6.1 shall not be deemed to prohibit (a) the acquisition of goods, supplies or merchandise in the normal course of business or normal trade credit; (b) the endorsement of negotiable instruments received in the normal course of its business; or (c) contingent liabilities required under any Applicable Permit or Operative Document.

                   6.2 Limitations on Liens. Create, assume or suffer to exist any Lien, securing a charge or obligation on the Project or on any of the Collateral, real or personal, whether now owned or hereafter acquired, except Permitted Liens.

                   6.3 Indebtedness. Incur, create, assume or permit to exist any Debt except Permitted Debt.

                   6.4 Sale or Lease of Assets. Sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired (a) except in the ordinary course of its business as contemplated by the Operative Documents or (b) except to the extent that such property is worn out or no longer useful or usable in connection with the operation of the Project, and in each case at fair market value.

                   6.5 Changes. Change the nature of its business or expand its business beyond the business contemplated in the Operative Documents, including without limitation purchasing gas with the intention of reselling such gas.

                   6.6 Distributions. Directly or indirectly, make or declare any distribution (in cash, property or obligation) on, or other payment on account of, any interest in Borrower (including any transfers of any tax benefits):

                          (a)     until each of the conditions to the initial
distribution set forth in Section 3.5 has been satisfied; and

                          (b)     unless (i) on a Calculation Date; (ii)
Term-Conversion has occurred; (iii) no Event of Default or Inchoate Default has occurred and is continuing; (iv) the Four-Quarter Average Debt Service Coverage Ratio calculated as of the Repayment Date to which such Calculation Date relates is equal to or greater than 1.50 to 1.00; (v) the Projected Four-Quarter Average Debt Service Coverage Ratio calculated as of the Repayment Date to which such Calculation Date relates is equal to or greater than 1.50 to 1.00; (vi) such payment would not trigger an Inchoate Default or Event of Default and (vii) such distribution is made at Waterfall Level 11 or from the Distribution Suspense Account.





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
                   6.7 Investments. Make any investments (whether by purchase of stocks, bonds, notes or other securities, loan, extension of credit, advance or otherwise) other than Permitted Investments.

                   6.8 Transactions With Affiliates. Except for (a) the Equity Documents, the Project Documents and the transactions permitted thereby,
(b) arms-length transactions in the ordinary course of business not to exceed in the aggregate $100,000 per calendar year, and (c) as otherwise expressly permitted by this Agreement and the other Credit Documents, directly or indirectly enter into any transaction or series of transactions with or for the benefit of an Affiliate without the prior written approval of Agent.

                   6.9 Regulations. Directly or indirectly apply any part of the proceeds of any Loan or other revenues to the purchasing or carrying of any margin stock within the meaning of Regulations G, T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

                   6.10 ERISA. Establish, maintain, contribute to or become obligated to contribute to any ERISA Plan or suffer or permit any member of the Controlled Group to do so.

                   6.11 Partnerships, etc. Become a general or limited partner in any partnership or a joint venturer in any joint venture or create and hold stock in any subsidiary.

                   6.12 Dissolution. Liquidate or dissolve, or sell or lease or otherwise transfer or dispose of all or any substantial part of its property, assets or business or combine, merge or consolidate with or into any other entity, or change its legal form, or purchase or otherwise acquire all or substantially all of the assets of any Person.

                   6.13   Amendments; Change Orders; Completion.

                          6.13.1  Directly or indirectly, amend, modify,
supplement or waive, or permit or consent to the amendment, modification, supplement or waiver (including, without limitation, any waiver (or refund) of liquidated damages payable by any Contractor under any Construction Contract) of, any of the provisions of, or give any consent under, (a) any of the Project Documents without first submitting to Agent a copy of such proposed amendment, modification, supplement or waiver and if, in the reasonable judgment of the Agent, the amendment, modification, supplement or waiver could reasonably be expected to have a Material Adverse Effect, obtaining the prior written consent of the Majority Banks thereto, which consent shall not be unreasonably withheld or delayed or (b) the Energy Sales Agreement, the HL&P Power Purchase Agreement, the Lease or the Facility Services Agreement without obtaining the prior written consent of the Required Banks thereto or (c) the Power Marketing Services Agreement or the Power Marketing Brokering Agreement without obtaining the prior written consent of the Majority Banks thereto.





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
                          6.13.2  Without the prior written consent of Agent
direct or consent to any change order under any of the Construction Contracts if such change order:

                                  (a)      will, individually or together with
all previous change orders, increase or decrease the Project Costs by more than $750,000 in the aggregate for the Project (exclusive of increases reimbursed by insurance awards, condemnation awards or contractual damage awards);

                                  (b)      will materially delay Completion, or
in any event is reasonably likely to delay Completion beyond the Construction Loan Maturity Date;

                                  (c)      is reasonably likely to permit or
result in any adverse modification or impair the enforceability of any warranty under any Construction Contract or the O&M Agreement;

                                  (d)      is reasonably likely, in the opinion
of the Independent Engineer, to impair or reduce the maximum capacity, value, efficiency, utility, output, performance, reliability, durability or availability of the Project, or increase O&M Costs, or decrease Project Revenues, in each case after accounting for other favorable or unfavorable circumstances which may have affected the Project;

                                  (e)      is not permitted by any Project
Document or would (i) diminish any obligation of any Major Project Participant or (ii) increase any obligation of Borrower thereunder;

                                  (f)      is likely, in the reasonable opinion
of Agent, to present a significant risk of the revocation or material modification of any Applicable Permit or Third Party Permit or jeopardize the Project's status as a Qualifying Facility;

                                  (g)      may cause the Project not to comply
or lessen the Project's ability to comply with Legal Requirements; or

                                  (h)      relates to a Construction Contract
between Borrower and an Affiliate of Borrower.

                          6.13.3  Declare "Completion," "Final Construction
Completion", "Final Project Completion" "Mechanical Completion", (as such terms are defined in the Construction Contracts) of the Project under the Construction Contracts or declare that the "Acceptance Date" has occurred or approve the successful completion of the "Acceptance Tests" (as such terms are defined in the Construction Contracts) without the written approval of Agent, which approval, if given, shall not be unreasonably delayed, acting in consultation with the Independent Engineer.

                          6.13.4  Conduct any Performance Tests under and as
defined in the Power Island Purchase Contract without the provision by Phillips of Off-Gas (as defined in the Facility





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
Services Agreement) in the quantities and qualities provided for in the Facility Services Agreement.

                          6.13.5  Agree on the Punch List without the written
approval of Agent acting in consultation with the Independent Engineer.

                          6.13.6  Approve of the hiring by any Contractor of
any Major Subcontractor not previously approved by Agent acting in consultation with the Independent Engineer.

                          6.13.7  Unless compliance hereof is waived in writing
by Agent and the Majority Banks, direct or consent to any change order under the O&M Agreement if such aggregate.

                          6.13.8  Consent, without Agent's prior approval, to
(a) any action taken by any Contractor to conform the equipment or services provided by such Contractor to the intellectual property rights of others if such action could reasonably be expected to materially and adversely affect Borrower's continued use of the Project or (b) to the settlement by any Contractor of any claim or proceeding which could reasonably be expected to adversely affect Borrower's rights.

                          6.13.9  Direct any Contractor to suspend the work
being performed under any Construction Contract without Agent's prior consent.

                          6.13.10  Agent shall use good faith efforts to
respond to each change order request as soon as possible and in all events within 30 days. No change order shall be deemed approved by Agent until expressly approved.

                   6.14 Compliance with Operative Documents. Do or permit (to the extent within its control) to be done in, upon or about the Project or any part thereof, or do or permit (to the extent within its control) to be done any act under the Operative Documents, or omit or refrain from any act under the Operative Documents, where such act done or permitted to be done, or such omission of or refraining from action, could reasonably be expected to have a Material Adverse Effect.

                   6.15 Name and Location; Fiscal Year. Unless waived in writing by Agent, change its name, the location of its principal place of business or its federal employer identification number without notice to Agent at least 45 days prior to such change, or change its fiscal year without Agent's consent.

                   6.16 Use of Project Site. Use, or permit to be used, the Site for any purpose other than for the construction, operation and maintenance of the Project as contemplated by the Operative Documents, without the prior written approval of Agent.





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
                   6.17 Assignment. Assign its rights hereunder or under any of the Operative Documents to any Person except as permitted under this Agreement and the other Credit Documents.

                   6.18 Abandonment of Project. Voluntarily cease or abandon the development, construction or operation of the Project.

                   6.19 Hazardous Substance. Release, emit or discharge into the environment any Hazardous Substances in violation of any Hazardous Substance Laws, Legal Requirements or Applicable Permits.

                   6.20 Additional Project Documents. Enter into or become a party to any Additional Project Document, except (a) with the prior written consent of Agent acting at the direction of the Majority Banks, and (b) if required by the Agent, upon delivery to the Agent of a Consent from such third party in substantially the form of Exhibit E-1; provided that the consent of the Agent and the Majority Banks shall not be required for Borrower to enter into Additional Project Documents (i) with Persons other than Affiliates of Borrower and (ii) pursuant to which Borrower will incur obligations or liabilities with a value of not more than $100,000 individually, or $200,000 in the aggregate, per year.

                   6.21 Project Budget Amendments. Directly or indirectly, amend, modify, allocate, re-allocate or supplement or permit or consent to the amendment, modification, allocation, re-allocation or supplement or, any of the provisions of the Project Budget, except that Borrower may:

                          6.21.1  allocate up to $1,000,000 in the aggregate of
Unrestricted Owner's Contingency to any Budget Categories (other than any line items pertaining to a transaction with an Affiliate);

                          6.21.2  after obtaining the prior written consent of
the Agent, allocate all or any portion of Unrestricted Owner's Contingency to any Budget Categories (other than any line items pertaining to a transaction with an Affiliate);

                          6.21.3  upon completion in full of the work or other
activity to which any particular Budget Category relates, reallocate any amount remaining in such Budget Category to one or more other Budget Categories (other than any line items pertaining to a transaction with an Affiliate);

                          6.21.4  after obtaining the prior written consent of
Agent, re-allocate to the Unrestricted Owner's Contingency amounts previously allocated to any Budget Category pursuant to Section 6.21.1 above, to the extent that Borrower reasonably determines that such amounts are no longer required to be allocated to such Budget Category;





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
                          6.21.5  after obtaining the prior written consent of
Agent and the Majority Banks, allocate all or any portion of the Restricted Owner's Contingency to such Budget Categories as Borrower considers appropriate; and

                          6.21.6  make such other allocations and
re-allocations with respect to the Project Budget which are approved in writing by Agent and the Majority Banks prior thereto.

All allocations and re-allocations made in accordance with the terms hereof shall be prepared and computed using the same methodology and, upon each such allocation, re-allocation and restoration, (a) the Project Budget shall be deemed amended to reflect such allocation, re-allocation or restoration upon notice by Borrower to Agent of such allocation, re-allocation or restoration, and (b) Borrower shall promptly prepare and distribute to the Agent an appropriately revised Project Budget. Any increases to the Budget Category entitled Interest During Construction shall be made first from Unrestricted Owner's Contingency and, to the extent that the Unrestricted Owner's Contingency has been utilized in full, from Restricted Owner's Contingency, subject in all cases to the approval rights contained in this Section 6.21.

                   6.22 Loan Proceeds; Project Revenues. Use, pay, transfer, distribute or dispose of any Loan proceeds in any manner or for any purposes except as provided in Section 5.1.1 or of any Project Revenues in any manner or for any Purposes except as provided in Sections 5.1.2 and 7.2.

                   6.23 Commercial Operation Date. Declare or cause to occur the Commercial Operation Date under the Energy Sales Agreement without Agent's prior written consent, which consent may be withheld in Agent's sole discretion.

                   6.24 Suspension of Performance Under Gas Sales Agreement. Direct Fuel Supplier to suspend performance under the Gas Sales Agreement without Agent's prior written consent, which consent shall not be unreasonably withheld so long as Borrower has entered into or concurrently enters into alternative fuel supply contracts or other arrangements (i) which provide for all of the Project's fuel requirements, (ii) which provide for subordination of 10% of the cost of fuel in substantially the same manner as provided in Sections 7.2.1 and 7.2.3 and contain substantially the same provisions as are set forth in Section 8 of the Gas Sales Agreement or make alternative arrangements reasonably satisfactory to Agent which, based on the Adjusted Base Case Project Projections, would result in projected annual Debt Service Coverage Ratios that are equal to or greater than the projected annual Debt Service Coverage Ratios that would be achieved with such subordination, and
(iii) are with fuel suppliers reasonably acceptable to Agent.

                   6.25   Power Marketing.

                          6.25.1  Power Sales Agreements.  Without Agent's
prior written consent, enter into an ERCOT Power Purchase Agreement, or allow Power Marketer to enter into any Power Marketer Power Sales Agreement which uses services from the Project which:





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
                               (a)         except as otherwise permitted or
required in Sections 5.25.2 and 5.25.3 of this Agreement, is not intended to maximize, in the long-term, the net revenues and profitability of the Project over the Term or results in a fluctuation in net revenues per kWh under such agreement of more than ten percent (10%) from the net revenues per kWh generated under such agreement in either the preceding or following year.

                               (b)         in the case of such agreements for 5
MW or more individually, or 20 MW or more in the aggregate, has a term of three years or more and whose variable pricing component is not indexed to the price of gas that Borrower pays under the Gas Sales Agreement;

                               (c)         in the case of such agreements of a
term that exceeds one year, results when aggregated with existing ERCOT Power Purchase Agreements and Power Marketer Power Sales Agreements of a term that exceeds one year, on an annual basis over the life of such agreement, in per kWh gross revenues to the Project that are less than the per kWh gross revenues to the Project set forth in the Base Case Project Projections as in effect on the Closing Date;

                               (d)         in the case of agreements for the
sale of firm energy of a term that exceed one year, are not with parties (i) listed in Appendix A to Borrower's Power Marketing Plan, (ii) whose credit rating is equal to or better than BB, as rated by S&P (or an equivalent rating), (iii) whose obligations under such agreements are guaranteed in form and substance acceptable to Agent by a party whose credit rating is equal to or greater than BB, as rated by S&P (or an equivalent rating) or (iv) whose obligations under such agreements are secured by a letter of credit, in form and substance acceptable to Agent and issued by a financial institution reasonably acceptable to Agent or other security reasonably acceptable to Agent.

                               (e)         provide for payment by the purchaser
thereunder for energy or capacity more than sixty- five (65) days after the energy or capacity was delivered or made available, as the case may be;

                               (f)         do not (i) explicitly preclude any
liability by Borrower for consequential, special and indirect damages including loss of revenues and (ii) if such agreement is entered into with Power Marketer, require Power Marketer to indemnify Borrower from and against any such potential liability sought to be imposed by third parties; or

                               (g)         require Borrower to provide
collateral security to a third party for performance of Borrower's obligations under such agreement; provided, however, that nothing herein shall restrict or limit the right of any Affiliates of Borrower (other than the Partners) to provide any such collateral security.

                          6.25.2  Capacity Limitations.  Sell any electrical
capacity from the Project (a) pursuant to an agreement which does not permit the buyer of such capacity to request the delivery of energy in the amount of such capacity or (b) pursuant to any agreement unless such





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capacity is supported by an equal amount of available uncommitted energy from the Project; provided, however, that nothing herein shall restrict Borrower's right or ability to sell interruptible or non-firm energy regardless of the amount of capacity sold or energy committed from the Project.

                          6.25.3  Power Marketing Affiliates.  Permit Calpine
or any of its Affiliates, individually or together with any other Person or Persons, to form or establish any power marketing entities (other than CPSC) that are qualified for or otherwise participate or operate in ERCOT; provided, however, that Calpine or CPSC may form a subsidiary to participate in ERCOT in which case such subsidiary shall be the only Affiliate of Borrower which is qualified for or otherwise participates or operates in ERCOT.

                          6.25.4  Collateral Assignment.  Without Agent's
consent, enter into any ERCOT Power Purchase Agreements which do not contain an acknowledgment and a consent to the collateral assignment of such agreements to the Banks which acknowledgment and consent shall be in a form reasonably acceptable to Agent.

                   6.26 Expansion Property. Without Agent's consent, exercise its option to lease the Expansion Property (as defined in the Lease) under Section 6.2 of the Lease or fail to enter into an extension or renewal of any of the Phillips Documents.

                        ARTICLE 7 - APPLICATION OF FUNDS

                   7.1    Construction Account.

                          7.1.1   Establishment of Account.  On or prior to the
Closing Date, Borrower and Agent shall establish the Construction Account at the Depositary Agent's New York office. There shall be deposited into the Construction Account the proceeds of all Construction Loans made hereunder, all Project Operating Revenues earned prior to Term-Conversion (which shall be available for the payment of Project Costs pursuant to the terms of this Agreement), and all amounts required to be deposited in the Construction Account pursuant to Section 5.18.

                          7.1.2   Disbursements from Construction Account.
Amounts shall be disbursed from the Construction Account from time to time subject to the satisfaction (or waiver) of the provisions of Section 3.2 and this Section 7.1. Borrower shall have the right to cause Agent to disburse amounts from the Construction Account to the accounts of each of the Contractors for amounts due and owing to such Contractors under the Construction Contracts, or to any other materialmen, subcontractors, the Agent or any other Person in payment of amounts due and owing to such parties from Borrower in accordance with a duly completed Drawdown Certificate. Borrower agrees that Agent may transfer any or all of a Construction Loan and other sums in the Construction Account directly into the account of any Contractor for amounts due and owing to such Contractor under the relevant Construction Contract, or any other materialmen or subcontractors in payment of amounts due and owing to such parties from Borrower without further authorization from Borrower; provided, however, that if Borrower has notified Agent that





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it is contesting a claim for payment by a Contractor or a subcontractor or materialmen in accordance with the requirements of this Agreement and the definition of "Permitted Liens," Agent will not, except as described in the proviso to the next sentence, be entitled to pay any amount being contested. Borrower hereby constitutes and appoints Agent its true and lawful attorney-in-fact to make such direct payments and this power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable; provided that, except upon the occurrence and continuation of an Event of Default, Agent shall not exercise its rights under this power of attorney except to make payments (a) as directed by Borrower or (b) which Agent reasonably believes, if not promptly made, are reasonably likely to have a Material Adverse Effect. No further direction or authorization from Borrower shall be necessary to warrant or permit Agent to make such direct Construction Loans in accordance with the foregoing sentence, and all such direct Construction Loans shall satisfy pro tanto the obligations of Agent and the Banks hereunder, and shall be secured by the Collateral Documents as fully as if made directly to Borrower, regardless of the disposition thereof by any Contractor, or any other subcontractors, materialmen, laborers or other parties.

                          7.1.3   Rights of Agent.  Agent will have the right,
but not the obligation, to (a) supply any missing endorsements of Borrower, refuse any item for deposit except as required by the terms of this Agreement, and pay and charge items payable by Agent pursuant to Section 7.1.2 in any order convenient to Agent; (b) refuse to honor any check drawn on the Construction Account which is not consistent with this Agreement, or which has been improperly filled out or endorsed; (c) create and charge to the Construction Account overdrafts and all applicable charges; (d) remit copies of checks and other items with statements instead of the originals which may be retained by Agent; and (e) pay fees, interest and other charges owing by Borrower as provided herein.

                          7.1.4   Proceeds of the Final Drawing.  Upon
Term-Conversion, after deposit of all proceeds of the Final Drawing, if any, in the Construction Account, all amounts remaining in the Construction Account (if any) shall be applied as follows:

                                  (a)      An amount sufficient for completion
of the Punch List, and payment of other Project Costs through Final Completion, determined by Borrower and approved by Agent in consultation with the Independent Engineer, shall be retained in the Construction Account for application in accordance with Section 7.1.5; and

                                  (b)      Any amounts representing delay
damages under any Construction Contracts shall be applied to the prepayment of Construction Loans to the extent that performance liquidated damages under any Construction Contracts would have become payable under such Construction Contracts but for a limitation on the amount of such liquidated damages under the relevant Construction Contract.

                                  (c)      All other amounts in the
Construction Account shall be transferred (i) first, to the Emissions Offsets Reserve Account until the balance therein equals the EORA Minimum Balance, (ii) second, to the Fuel Supply Reserve Account until the balance





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therein equals the FSRA Minimum Balance, and (iii) third, to the Debt Service
Reserve Account in an amount equal to the DSRA Minimum Balance. To the extent excess amounts remain in the Construction Account after effecting the applications in the immediately preceding sentence, such excess funds shall be deposited in the Revenue Account and applied in accordance with Section 7.2.1.

                          7.1.5   Disbursements Following Term-Conversion.
From and after Term-Conversion until Final Completion, amounts in the Construction Account shall be disbursed from time to time (but no more frequently than twice per month) to Borrower in accordance with this Section
7.1 after satisfaction (or waiver) of such conditions set forth in Section 3.2 as Agent in its reasonable discretion requires to be satisfied, to pay for completion of the Punch List and other items necessary to achieve Final Completion. Following achievement of Final Completion, amounts, if any, remaining in the Construction Account shall be transferred to the Revenue Account for application in accordance with the terms of Section 7.2.1.

                   7.2    Revenue Account.

                          7.2.1   Establishment of Account; Priority of
Payments. On or prior to Term-Conversion, Borrower and Agent shall establish the Revenue Account at the Depositary Agent's New York office. There shall be deposited into the Revenue Account all Project Operating Revenues earned on or after Term-Conversion. So long as no Event of Default has occurred and is continuing, or will occur upon giving effect to the application described below, funds in the Revenue Account shall be applied at the following times and in the following order of priority by disbursement or internal account transfer by the Depositary Agent, (a) on Agent's volition with respect to Waterfall Levels 1 through 8 or if Agent reasonably believes that failure to make any such payment could reasonably be expected to have a Material Adverse Effect, or
(b) pursuant to Borrower's disbursement requisition, directly to the Person entitled thereto, in each case at the following times, commencing on the date of Term-Conversion, and in the following order of priority (each, a "Waterfall Level"):

                                  (1)      on the last Banking Day of each
month, provided that the Agent has timely received and approved a Disbursement Requisition delivered pursuant to Section 7.2.2, to the Operating Account for payment of Senior O&M Costs in an amount determined pursuant to Section 7.2.2, below;

                                  (2)      on the last Banking Day of each
month, to the Accrual Sub-Account as required by Section 7.9;

                                  (3)      from time to time in the priority
indicated, as and when due under the terms of this Agreement, to the payment of all fees, costs, charges and any other amounts due and payable to Agent and the Banks in connection with this Agreement and the other Credit Documents, other than Commitment Fees and amounts described in another Waterfall Level;





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                                  (4)      from time to time, on a pro rata
basis among the Banks, to the payment of interest on the Term Loans, Commitment Fees and to payments due by Borrower pursuant to the Interest Rate Agreements (and the Hedge Transactions thereunder);

                                  (5)      on Repayment Dates, on a pro rata
basis among the Banks, to (a) the payment of principal due on the Term Loans in accordance with Exhibit I and (b) other principal amounts due hereunder;

                                  (6)      on Repayment Dates, to the Major
Maintenance Reserve Account as required by Section 7.3;

                                  (7)      on Repayment Dates, to the Debt
Service Reserve Account as required by Section 7.6 (the balance remaining in the Revenue Account after the application of the foregoing payments set forth in Waterfall Levels 1 through 7 is referred to herein as the "Available Cash");

                                  (8)      on Repayment Dates or Calculation
Dates, as the case may be, and only in respect of amounts which were on deposit in the Revenue Account on the Repayment Date to which such Calculation Date relates, to Mandatory Prepayment of the Loans and other Obligations to the extent required under Section 7.2.5;

                                  (9)      on Calculation Dates, and only in
respect of amounts which were on deposit in the Revenue Account on the Repayment Date to which such Calculation Date relates, provided that Agent has timely received and approved a Disbursement Requisition delivered pursuant to
Section 7.2.3, to the payment of Subordinated Fuel Costs in an amount determined pursuant to Section 7.2.3 below;

                                  (10)     on Calculation Dates, and only in
respect of amounts which were on deposit in the Revenue Account on the Repayment Date to which such Calculation Date relates, provided that Agent has timely received and approved a Disbursement Requisition delivered pursuant to
Section 7.2.4, to the payment of Subordinated O&M Costs in an amount determined pursuant to Section 7.2.4 below; and

                                  (11)     on Calculation Dates, and only in
respect of amounts which were on deposit in the Revenue Account on the Repayment Date to which such Calculation Date relates, (i) in the event that the conditions to distributions set forth in Sections 6.6(a) and 6.6(b) have been satisfied, for payment to Borrower or distribution by Borrower as it may determine in its sole discretion, (ii) in the event that the conditions to distributions set forth in Section 6.6(b) are not satisfied, to the Distribution Suspense Account for application as provided in Section 7.10, and
(iii) in the event that the conditions to distributions set forth in Section 6.6(b) are satisfied but those set forth in Section 6.6(a) are not satisfied, to the Initial Distribution Suspense Account for application as provided in
Section 7.10.





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
                          7.2.2   O&M Costs.  On or before the fifth Banking
Day prior to the last Banking Day of each month during which Borrower desires to transfer sums to the Operating Account for the payment of Senior O&M Costs, Borrower shall submit to the Agent a certificate in the form of Exhibit C-7 detailing the amounts to be so transferred ("Disbursement Requisition"), which amounts shall not exceed the Senior O&M Costs which have become, or are anticipated to become, due and payable during such month, excluding Major Maintenance costs funded from the Major Maintenance Reserve Account. Agent shall review such Disbursement Requisition within five Banking Days following receipt thereof, and shall transfer the amounts specified therein to the Operating Account for application in accordance with Waterfall Level 1 to the extent that such expenditures are in accordance with the terms of the Annual Operating Budget and this Agreement, as such budget may be exceeded pursuant to the terms hereof. Notwithstanding anything in this Section 7.2.2 to the contrary, the transfers to, and expenditures from, the Revenue Account for Senior O&M Costs (other than fuel costs as provided in Section 5.15.2 and O&M Costs incurred in an emergency) payable pursuant to Waterfall Level 1 (a) with respect to any Major Budget Category, shall not without Agent's consent exceed on an annual year-to-date basis 105% of the amounts specified in such Major Budget Category and (b) with respect to any Budget Category, shall not without Agent's consent exceed on an annual year-to-date basis 110% of the amounts specified in such Budget Category, in each case, as set forth in the then-applicable Annual Operating Budget (net of amounts set forth therein for Subordinated O&M Costs and Subordinated Fuel Costs). Notwithstanding anything to the contrary in this Agreement, in no event shall the "Annual Base Fee" (as defined in the O&M Agreement) be greater than the amount specified therefor in the then-applicable Annual Operating Budget. Borrower shall promptly pay all Senior O&M Costs in excess of the amounts permitted under the preceding sentence from amounts, if any, of Available Cash, or by contribution of additional equity funds; provided, however, that if Agent subsequently approves a variation in such Annual Operating Budget which would have allowed the payment of such excess Senior O&M Costs, Borrower shall be entitled to recover any such Senior O&M Costs previously paid by the contribution of additional equity funds from Project Operating Revenues at Waterfall Level 1. Each Disbursement Requisition shall reflect a reduction in the Senior O&M Costs for which Borrower requests that funds be transferred to the Operating Account during such month for any amounts which remain, or are expected to remain, in the Operating Account at the end of any month as a result of a previous Disbursement Requisition.

                          7.2.3   Subordinated Fuel Costs.  On or before the
fifth Banking Day prior to each Repayment Date on which Borrower desires to make payments of Subordinated Fuel Costs, Borrower shall include in the Disbursement Requisition submitted pursuant to Section 7.2.2 on such date the amounts to be so paid, which amounts shall not exceed the Subordinated Fuel Costs which have become due and payable. Agent shall review such Disbursement Requisition within five Banking Days following receipt thereof, and, to the extent funds exist in the Revenue Account after application of amounts in such account to Waterfall Levels 1 through 8, make payment of the Subordinated Fuel Costs specified therein to the designated payee thereof to the extent that such expenditures are in accordance with the terms of the Annual Operating Budget.





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
                          7.2.4   Subordinated O&M Costs.  On or before the
fifth Banking Day prior to each Repayment Date on which Borrower desires to make payments of Subordinated O&M Costs, Borrower shall include in the Disbursement Requisition submitted pursuant to Section 7.2.2 on such date the amounts to be so paid, which amounts shall not exceed the Subordinated O&M Costs which have become due and payable. Agent shall review such Disbursement Requisition within five Banking Days following receipt thereof, and, to the extent funds exist in the Revenue Account after application of amounts in such account to Waterfall Levels 1 through 9, make payment of the Subordinated O&M Costs specified therein to the designated payee thereof to the extent that such expenditures are in accordance with the terms of the Annual Operating Budget.

                          7.2.5   Mandatory Prepayment.

                                  (a)      If, on any Repayment Date, an Event
of Default shall exist, Borrower shall use all Available Cash on such Repayment Date (i) to prepay the Loans in inverse order of maturity and (ii) upon repayment in full of the Loans, to repay all other Obligations of Borrower to the Banks, as designated by Agent and the Required Banks.

                                  (b)      If, on any Extension Determination
Date, the Extension Requirements are not met, Borrower shall, on each Repayment Date thereafter until the Extension Requirements have been satisfied, use all Available Cash on such Repayment Dates (i) to prepay the Loans in inverse order of maturity and (ii) upon repayment in full of the Loans, to repay all other Obligations of Borrower to the Banks, as designated by Agent and the Required Banks.

                                  (c)      Subject to Sections 7.2.5(a) and
7.2.5(b), if on any Calculation Date during the Term Period the Four-Quarter Average Debt Service Coverage Ratio for the Repayment Date to which such Calculation Date relates shall be less than 1.75 to 1.00, Borrower shall use 50% of the Available Cash on such Calculation Date (i) to prepay the Loans in inverse order of maturity and (ii) upon repayment in full of the Loans, to repay all other Obligations of Borrower to the Banks, as designated by Agent and the Required Banks.

                                  (d)      Subject to Sections 7.2.5(a) and
7.2.5(b), if on any Calculation Date during the Term Period the Four-Quarter Average Debt Service Coverage Ratio for the Repayment Date to which such Calculation Date relates shall be less than 2.00 to 1.00 but shall exceed or equal 1.75 to 1.00, Borrower shall use fifteen (15%) of the Available Cash on such Calculation Date (i) to prepay the Loans in inverse order of maturity and
(ii) upon repayment in full of the Loans, to repay all other Obligations of Borrower to the Banks, as designated by Agent and the Required Banks.

                                  (e)      Nothing in this Section 7.2.5 shall
limit in any manner the rights and remedies of Agent and the Banks upon and during the continuation of an Event of Default under this Agreement.

                   7.3    Major Maintenance Reserve Account.





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
                          7.3.1   Establishment of Account.  On or prior to
Term-Conversion, Borrower and Agent shall establish the Major Maintenance Reserve Account at the Depositary Agent's New York office.

                          7.3.2   Funding.  On each Repayment Date (other than
Term-Conversion), Borrower shall cause all amounts then in the Revenue Account in excess of the amounts applied through Waterfall Level 5 to be deposited into the Major Maintenance Reserve Account, up to an amount equal to the sum of (a) the Major Maintenance Reserve Requirement plus (b) an amount (without duplication) up to the aggregate amount, if any, by which Borrower failed to fund the Major Maintenance Reserve Account on any prior Repayment Date as required under this Section 7.3.2.

                          7.3.3   Withdrawals.  Borrower shall be entitled to
submit a duly executed Reserve Account Disbursement Requisition in substantially the form of Exhibit C-8 (a "Reserve Account Disbursement Requisition") in order to withdraw amounts from the Major Maintenance Reserve Account to pay all fees, costs, charges and other amounts due in connection with any Major Maintenance in accordance with the projected Major Maintenance expenses contained in the Annual Operating Budget, or as otherwise approved by the Agent and the Independent Engineer.

                          7.3.4   Earnings.  All earnings on monies in the
Major Maintenance Reserve Account shall accrue to the Major Maintenance Reserve Account up to the amount required under Section 7.3.2 and shall thereafter be deposited in the Reserve Account.

                   7.4    Emissions Offsets Reserve Account.

                          7.4.1   Establishment of Account.  On or prior to
Term-Conversion, Borrower and Agent shall establish the Emissions Offsets Reserve Account at the Depositary Agent's New York office. On the date of Term-Conversion, Borrower shall deposit or cause to be deposited into the Emissions Offsets Reserve Account an amount equal to Eight Hundred Thousand Dollars ($800,000) which amount shall be obtained, to the extent funds are available, through a transfer from the Construction Account as provided in
Section 7.1.4.

                          7.4.2   Withdrawals.  Borrower shall be entitled to
submit a duly executed Reserve Account Disbursement Requisition in substantially the form of Exhibit C-8 in order to withdraw amounts from the Emissions Offsets Reserve Account to pay all fees, costs, charges and other amounts incurred in connection with the acquisition of any required Emissions Offsets Credits.

                          7.4.3   Earnings.  All earnings on monies in the
Emissions Offsets Reserve Account shall accrue to the Emissions Offsets Reserve Account.

                          7.4.4   Letters of Credit.  In lieu of depositing
cash in the Emissions Offsets Reserve Account pursuant to Section 7.4.1, Borrower may provide an unconditional, irrevocable





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direct-pay letter of credit (the "Emissions Offsets Reserve Letter of Credit")
issued in a stated amount equal to the EORA Minimum Balance for the account of Borrower by a financial institution rated at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's and otherwise approved by Agent, naming the Agent on behalf of the Banks as the beneficiary, and containing terms and provisions satisfactory to Agent in its sole discretion. Upon delivery of the Emissions Offsets Reserve Letter of Credit to Agent, all cash in the Emissions Offsets Reserve Account shall be released to Borrower. In addition to and without limiting the foregoing, the Emissions Offsets Reserve Letter of Credit (a) shall have an initial expiration date of at least one (1) year after the date of issuance and (b) shall not be secured by any of the Collateral. Further, the fees and reimbursement obligations in respect of the Emissions Offsets Reserve Letter of Credit shall not be recourse to Borrower or the Project. On each anniversary of the issuance of the Emissions Offsets Reserve Letter of Credit, Borrower shall cause the stated amount of the Emissions Offsets Reserve Letter of Credit to be increased to the EORA Minimum Balance as of such date. If no agreement for a renewal or replacement of the Emissions Offsets Reserve Letter of Credit has been made thirty (30) days prior to the expiration of the Emissions Offsets Reserve Letter of Credit, the Agent may draw the entire undrawn amount of the Emissions Offsets Reserve Letter of Credit and deposit such drawing in the Emissions Offsets Reserve Account or Borrower shall deposit cash in the Emissions Offsets Reserve Account in the amount of the Emissions Offsets Reserve Letter of Credit. Fees, costs, expenses and reimbursement obligations relating to any Emissions Offsets Reserve Letter of Credit shall be paid only out of any funds distributed to Borrower under Waterfall Level 11.

                          7.4.5   Release of Funds.  Funds in the Emissions
Offsets Reserve Account shall be transferred to the Revenue Account for application as provided in Section 7.2.1 upon the earlier of the following to occur: (a) Borrower has demonstrated to the reasonable satisfaction of the Majority Banks that Borrower owns, free and clear of any Liens, Emissions Offsets Credits, in final and nonappealable form, in compliance with all Legal Requirements and to the satisfaction of the Texas Natural Resource Conservation Commission (the "TNRCC") to enable the Project to be operated at 240 MW based on the availability factor set forth in the Base Case Project Projections; or
(b) Borrower has demonstrated to the reasonable satisfaction of the Majority Banks (including an opinion of counsel) that Borrower is no longer subject to any Legal Requirements to obtain such Emissions Offsets Credits because (i) either (A) there is a final, nonappealable redesignation under the federal Clean Air Act of 1970, as amended in 1977 and 1990, 42 U.S.C. Section 7401 et seq., of the air quality control region within which the Project is located from a non- attainment area with respect to ozone to an attainment or unclassifiable area or (B) there is a final, nonappealable repeal, modification or permanent suspension of all Governmental Rules which require the Emission Offsets Credits, and (ii) there neither exists nor has there been proposed any other Legal Requirement that could reasonably be expected to require the Project to obtain such Emissions Offsets Credits. If, at such time as funds in the Emissions Offsets Reserve Account would be transferred to the Revenue Account pursuant to this Section 7.4.5, Borrower has provided Agent with an Emissions Offsets Reserve Letter of Credit, then, at such time, Agent shall draw the entire undrawn stated amount of the Emissions Offsets Reserve Letter of Credit and deposit the proceeds of such draw into the Revenue Account for application pursuant to Section 7.2.1.





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
                   7.5    Fuel Supply Reserve Account.

                          7.5.1   Establishment of Account.  On or prior to
Term-Conversion, Borrower and Agent shall establish the Fuel Supply Reserve Account at the Depositary Agent's New York office. On the date of Term-Conversion, Borrower shall deposit or cause to be deposited into the Fuel Supply Reserve Account an amount equal to the FSRA Minimum Balance, which amount shall be obtained, to the extent funds are available, through a transfer from the Construction Account as provided in Section 7.1.4.

                          7.5.2   Withdrawals.  Amounts on deposit in the Fuel
Supply Reserve Account shall be withdrawn as Agent and Borrower may agree.

                          7.5.3   Earnings.  All earnings on monies in the Fuel
Supply Reserve Account shall accrue to the Fuel Supply Reserve Account.

                          7.5.4   Letters of Credit.  In lieu of depositing
cash in the Fuel Supply Reserve Account pursuant to Section 7.5.1, Borrower may provide an unconditional, irrevocable direct-pay letter of credit (the "Fuel Supply Reserve Letter of Credit") issued in a stated amount equal to FSRA Minimum Balance for the account of Borrower by a financial institution rated at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's and otherwise approved by Agent, naming the Agent on behalf of the Banks as the beneficiary, and containing terms and provisions satisfactory to Agent in its sole discretion. Upon delivery of the Fuel Supply Reserve Letter of Credit to Agent, all cash in the Fuel Supply Reserve Account shall be released to Borrower. In addition to and without limiting the foregoing, the Fuel Supply Reserve Letter of Credit (a) shall have an initial expiration date of at least one (1) year after the date of issuance and (b) shall not be secured by any of the Collateral. Further, the fees and reimbursement obligations in respect of the Fuel Supply Reserve Letter of Credit shall not be recourse to Borrower or the Project. On each anniversary of the issuance of the Fuel Supply Reserve Letter of Credit, Borrower shall cause the stated amount of the Fuel Supply Reserve Letter of Credit to be increased to the FSRA Minimum Balance as of such date. If no agreement for a renewal or replacement of the Fuel Supply Reserve Letter of Credit has been made thirty (30) days prior to the expiration of the Fuel Supply Reserve Letter of Credit, Agent may draw the entire undrawn amount of the Fuel Supply Reserve Letter of Credit and deposit such drawing in the Fuel Supply Reserve Account or Borrower shall deposit cash in the Fuel Supply Reserve Account in the amount of the Fuel Supply Reserve Letter of Credit. Fees, costs, expenses and reimbursement obligations relating to any Fuel Supply Reserve Letter of Credit shall be paid only out of any funds distributed to Borrower under Waterfall Level 11.

                          7.5.5   Release of Funds.  Agent shall cause any
funds remaining in the Fuel Supply Reserve Account on the tenth (10th) anniversary of the Commercial Operation Date promptly to be transferred to the Revenue Account and applied pursuant to Section 7.2.1. If, at such time as funds in the Fuel Supply Reserve Account would be transferred to the Revenue Account pursuant to this Section 7.5.5, Borrower has provided Agent with a Fuel Supply Reserve Letter of Credit, then, at such time, Agent shall draw the entire undrawn stated amount of the





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
Fuel Supply Reserve Letter of Credit and deposit the proceeds of such draw into the Revenue Account for application pursuant to Section 7.2.1.

                   7.6    Debt Service Reserve Account.

                          7.6.1   Establishment of Account.  On or prior to
Term-Conversion, Borrower and Agent shall establish the Debt Service Reserve Account at the Depositary Agent's New York office. On the date of Term-Conversion, Borrower shall deposit or cause to be deposited into the Debt Service Reserve Account an amount equal to the DSRA Minimum Balance, which amount shall be obtained, to the extent funds are available, through a transfer from the Construction Account as provided in Section 7.1.4.

                          7.6.2   Funding.  After Term-Conversion, on each
Repayment Date, if the balance in the Debt Service Reserve Account is not equal to or greater than the DSRA Minimum Balance, Borrower shall cause all amounts then in the Revenue Account on the applicable Repayment Date in excess of the amounts applied through Waterfall Level 6 to be deposited into the Debt Service Reserve Account until the amount deposited therein equals the DSRA Minimum Balance.

                          7.6.3   Replenishment of Account.  In the event that
on any Repayment Date the balance in the Debt Service Reserve Account is less than the DSRA Minimum Balance, then on each Repayment Date thereafter until the balance in the Debt Service Reserve Account is equal to the DSRA Minimum Balance, Borrower shall cause all amounts then in the Revenue Account on the applicable Repayment Date in excess of the amounts applied through Waterfall Level 6 to be deposited into the Debt Service Reserve Account.

                          7.6.4   Withdrawals.  Agent shall withdraw amounts
from the Debt Service Reserve Account to pay (a) fees, costs, charges and other amounts due to Agent and the Banks and to pay amounts of principal and interest due under the Loans in the event that amounts in the Revenue Account are insufficient therefor, and (b) if approved by the Majority Banks in their reasonable discretion, O&M Costs.

                          7.6.5   Earnings.  All earnings on monies in the Debt
Service Reserve Account shall accrue to the Debt Service Reserve Account until such time as the Debt Service Reserve Account has on deposit therein an amount equal to the DSRA Minimum Balance, whereupon all amounts in the Debt Service Reserve Account in excess of such amount shall be deposited in the Revenue Account as Project Operating Revenues on a monthly basis.

                          7.6.6   Letters of Credit.  In lieu of depositing
cash in the Debt Service Reserve Account pursuant to Section 7.6.1, 7.6.2 and 7.6.3, Borrower may provide an unconditional, irrevocable direct-pay letter of credit (the "Debt Service Reserve Letter of Credit") issued in a face amount equal from time to time to or, to the extent cash is deposited, less than, the DSRA Minimum Balance for the account of Borrower by a financial institution rated at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's and





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
otherwise approved by Agent, naming the Agent on behalf of the Banks as the beneficiary, and containing terms and provisions satisfactory to Agent in its sole discretion. To the extent the stated amount of the Debt Service Reserve Letter of Credit plus amounts on deposit in the Debt Service Reserve Account exceed the DSRA Minimum Balance, cash in the Debt Service Reserve Account shall be released to Borrower. In addition to and without limiting the foregoing, the Debt Service Reserve Letter of Credit (a) shall have an initial expiration date of at least one (1) year after the date of issuance and (b) shall not be secured by any of the Collateral. Further, the fees and reimbursement obligations in respect of the Debt Service Reserve Letter of Credit shall not be recourse to Borrower or the Project. If no agreement for a renewal or replacement of the Debt Service Reserve Letter of Credit has been made thirty
(30) days prior to the expiration of the Debt Service Reserve Letter of Credit, the Agent may draw the entire undrawn amount of the Debt Service Reserve Letter of Credit and deposit such drawing in the Debt Service Reserve Account or Borrower shall deposit cash in the Debt Service Reserve Account in the amount of the Debt Service Reserve Letter of Credit. Fees, costs, expenses and reimbursement obligations relating to any Debt Service Reserve Letter of Credit shall be paid only out of any funds distributed to Borrower under Waterfall Level 11.

                   7.7    Operating Account.

                          7.7.1   Establishment of Account.  On or prior to
Term-Conversion, Borrower and Agent shall establish at Union Bank of California an account entitled "Pasadena Project -- Operating Account" ("Operating Account").

                          7.7.2   Funding.  From time to time, in accordance
with the provisions of Waterfall Levels 1 and 10, Borrower shall cause to be transferred to the Operating Account the amounts specified in Sections 7.2.1 and 7.2.2.

                          7.7.3   Withdrawals.  Borrower shall be entitled to
withdraw amounts from the Operating Account to pay Senior O&M Costs which have become due and payable in accordance with the Disbursement Requisition in which such Senior O&M Costs were described. Amounts transferred to the Operating Account which are not, for any reason, applied to payment of Senior O&M Costs in accordance with the Disbursement Requisition pursuant to which such amounts were transferred, shall be retained in the Operating Account for application to the following month's Senior O&M Costs in accordance with Section 7.2.2.

                   7.8 Loss Proceeds Account. On or prior to the Closing Date, Borrower and Agent shall establish at the Depository Agent's New York Office the Loss Proceeds Account. All Insurance Proceeds, Eminent Domain Proceeds and damage payments described in Section 7.13 shall be deposited in the Loss Proceeds Account and applied (a) as specified in Sections 7.11 through
7.13 and (b) if no such application is specified, to the prepayment of the Loans in inverse order of maturity, and thereafter to payment of all other Obligations of Borrower.

                   7.9    Accrual Sub-Account.





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
                          7.9.1   Establishment of Sub-Account.  On or before
Term-Conversion, Borrower shall establish the Accrual Sub-Account at the Depositary Agent's New York office. On the last Banking Day of each month following Term-Conversion, Borrower shall deposit or cause to be deposited into the Accrual Sub-Account from amounts available for application thereto, under the priority of payments set forth in Section 7.2.2, (a) the amount of any Senior O&M Costs, which, in accordance with the then applicable Annual Operating Budget, are to be accrued, and not paid, during the following month and (b) a prudent and sufficient level of working capital and reserves for the Project, taking into account projected levels of Project Revenues, O&M Costs and amounts on deposit in the Revenue Account for a period of approximately forty-five (45) days to pay any other amounts which will become due and payable during the ensuing Repayment Period.

                          7.9.2   Withdrawals.  Amounts from the Accrual
Sub-Account may be transferred from time to time at Borrower's request to the Revenue Account for payment of accrued Senior O&M Costs and other costs and expenses with respect to which amounts were deposited in the Accrual Sub-Account in accordance with Section 7.2.1. Amounts on deposit in the Accrual Sub-Account which were deposited in anticipation of accrued obligations which for any reason did not become payable when so scheduled to be paid shall be released into the Revenue Account on the Repayment Date immediately following the date upon which the anticipated accrued liability was expected to become due and payable.

                          7.9.3   Earnings.  Investment income from Permitted
Investments of amounts on deposit in the Accrual Sub- Account shall be deemed Project Operating Revenues for purposes of calculating Debt Service Coverage Ratios, and shall be transferred to the Revenue Account on a monthly basis.

                   7.10 Distribution Suspense Account; Initial Distribution Suspense Account.

                          7.10.1  Establishment of Account.  On or prior to
Term-Conversion, Borrower and Agent shall establish the Distribution Suspense Account and the Initial Distribution Suspense Account at the Depositary Agent's New York office.

                          7.10.2  Funding.  From time to time, Agent shall
cause to be transferred to the Distribution Suspense Account and the Initial Distribution Suspense Account, the amounts specified in Waterfall Level 11.

                          7.10.3  Withdrawals.

                                  (a)      Distribution Suspense Account.  (i)
Until the funds in the Distribution Suspense Account have been applied as provided in Section 7.10.3(a)(ii), Agent shall withdraw amounts from the Distribution Suspense Account to pay all fees, charges, costs and other amounts specified in Waterfall Levels 1 through 8, in such order, to the extent that amounts in the Revenue Account are insufficient therefor.





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
                                        (ii)    Upon the satisfaction, on four
consecutive Calculation Dates, of each of the conditions to distribution set forth in Section 6.6(b), all funds in the Distribution Suspense Account shall be paid to, or as directed by, Borrower as it may determine in its sole discretion; provided, however, that in the event that all such conditions have not been so satisfied, as of the fourth Repayment Date occurring after the deposit of funds in the Distribution Suspense Account, then such funds remaining in the Distribution Suspense Account (after any withdrawals made pursuant to Section 7.10.3(a)(i)) shall be used (x) to prepay the Loans in inverse order of maturity and (y) upon repayment in full of the Loans, to repay all other Obligations of Borrower to the Banks, as designated by Agent and the Required Banks. For purposes of determining whether four Repayment Dates have occurred since the deposit of any funds in the Distribution Suspense Account, all withdrawals made pursuant to Section 7.10.3(a)(i) shall be deemed to have been made on a first-in first-out basis.

                                  (b)      Initial Distribution Suspense
Account. (i) Until the funds in the Initial Distribution Suspense Account have been applied as provided in Section 7.10.3(b)(ii), Agent shall, upon Borrower's request, withdraw funds from the Initial Distribution Suspense Account to pay Subordinated Fuel Costs to the extent funds in the Revenue Account are insufficient therefor.

                                  (ii)  Upon satisfaction of each of the
conditions to distribution set forth in Section 6.6(a), all funds in the Initial Distribution Suspense Account shall be paid to, or as directed by, Borrower as it may determine in its sole discretion.

                   7.11   Application of Insurance Proceeds.

                          7.11.1  General.  Borrower shall notify Agent of any
casualty and keep Agent timely apprised of insurance claim proceedings. All amounts and proceeds (including instruments) in respect of the proceeds of any insurance policy required to be maintained by Borrower hereunder ("Insurance Proceeds") shall be applied as provided in this Section 7.11. All Insurance Proceeds shall be paid by the insurers directly to Agent (as loss payee or additional insured as provided in Exhibit K). If any Insurance Proceeds are paid directly to Borrower or Calpine with respect to Project by any insurer, such Insurance Proceeds shall be received only in trust for Agent, shall be segregated from other funds of Borrower or Calpine, as the case may be, and shall be forthwith paid over to Agent in the same form as received (with any necessary endorsement). To the fullest extent that it effectively may do so under applicable law, Agent shall apply all such Insurance Proceeds in accordance with the provisions of this Section 7.11.

                          7.11.2  Business Interruption Insurance.  Any
business interruption Insurance Proceeds received by Agent or Borrower shall be deposited into the Revenue Account for application in accordance with Section
7.2 (provided that Borrower may not apply such Insurance Proceeds toward payment of the items described in Waterfall Level 10 or 11 without the consent of the Majority Banks).





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                          7.11.3  Applications; Mandatory Prepayments.  All
Insurance Proceeds (other than those described in Sections 7.11.2 and 7.11.4) and all Eminent Domain Proceeds shall be applied (a) to the prepayment of Loans in inverse order of maturity, and (b) to the payment of all other Obligations of Borrower, unless each of the following conditions are satisfied or waived by the Agent, or the Required Banks, as required pursuant to Section 7.11.5 or 7.11.6, in which event such amounts shall be applied to the repair or restoration of the Project in accordance with the terms of such subsections:

                                  (a)      such damage or destruction does not
constitute the destruction of all or substantially all of the man-made portion of the Project;

                                  (b)      no Inchoate Default or Event of
Default has occurred and is continuing and after giving effect to any proposed repair and restoration, such damage or destruction or proposed repair and restoration will not result in an Event of Default or an Inchoate Default;

                                  (c)      Borrower and the Independent
Engineer certify, and Agent (with, if applicable, the consent of the Required Banks) determines in its reasonable judgment, that repair or restoration of the Project is technically and economically feasible within a six-month period and that a sufficient amount of funds is or will be available to Borrower to make repairs and restorations;

                                  (d)       Borrower and the Independent
Engineer certify, and Agent (with, if applicable, the consent of the Required Banks) determines in its reasonable judgment, that a sufficient amount of funds is or will be available to Borrower and to make all payments of Debt Service which will become due during and following repair period and to maintain the Debt Service Coverage Ratios set forth in the Base Case Project Projections as in effect on the Closing Date, unless the Required Banks agree otherwise;

                                  (e)      if such damage or destruction occurs
during construction, such repair or restoration will not adversely affect, in the reasonable judgment of Agent in consultation with the Independent Engineer, achievement of Completion by the Construction Loan Maturity Date;

                                  (f)      no Permit is necessary to proceed
with the repair and restoration and no material amendment to the Project Documents, or, except with the consent of the Required Banks, this Agreement or any of the Credit Documents, and no other instrument is necessary for the purpose of effecting the repairs or restorations or subjecting the repairs or restorations to the Liens of the Collateral Documents and maintaining the priority of such Liens or, if any of the above is necessary, Borrower will be able to obtain the same as and when required;

                                  (g)      Agent shall receive an opinion of
counsel acceptable to Agent opining as to the Permits described in paragraph
(f) above, and an opinion to the effect that such





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repairs or restoration will be subject to the Liens of the Collateral Documents at the same level of priority as the other Collateral; and

                                  (h)      Agent shall receive such additional
title insurance, title insurance endorsements, mechanic's lien waivers, certificates, opinions or other matters as it may reasonably request as necessary or appropriate in connection with such repairs or restoration or to preserve or protect the Banks' interests hereunder and in the Collateral.

                          7.11.4  Proceeds Less than $1,000,000.  If there
shall occur any damage or destruction of the Project with respect to which Insurance Proceeds for any single loss not in excess of $1,000,000 are payable, such Insurance Proceeds shall be held by the Agent in the Loss Proceeds Account and released by Agent to the Borrower in accordance with Section 7.11.7.

                          7.11.5  Proceeds in Excess of $1,000,000, Not in
Excess of $5,000,000. Provided that the conditions set forth in Section 7.11.3 have been waived by the Agent and the Independent Engineer, or have been acknowledged by such Persons as having been satisfied, if there shall occur any damage or destruction of the Project with respect to which Insurance Proceeds for any single loss in excess of $1,000,000, but not in excess of $5,000,000, are payable, such Insurance Proceeds shall be held by the Agent in the Loss Proceeds Account and released by Agent to the Borrower in accordance with
Section 7.11.7.

                          7.11.6  Proceeds in Excess of $5,000,000.  Provided
that the conditions set forth in Section 7.11.3 have been waived by the Agent, the Required Banks and the Independent Engineer, or have been acknowledged by such Persons as having been satisfied, if there shall occur any damage or destruction of the Project with respect to which Insurance Proceeds for any single loss in excess of $5,000,000 are payable, such Insurance Proceeds shall be held by the Agent in the Loss Proceeds Account and released by Agent to the Borrower in accordance with Section 7.11.7.

                          7.11.7  Repair and Restoration Procedures. Amounts
which are to be applied to repair or restoration of the Project pursuant to this Section 7.11 shall be disbursed by Agent from the Loss Proceeds Account in accordance with the following procedures:

                                  (a)      Borrower shall cause any repairs or
restoration to be commenced and completed promptly and diligently at the cost and expense of Borrower;

                                  (b)      From time to time (after the Agent
or the Required Banks, if applicable, shall have duly approved the making of such repairs or restoration), Agent's authorization of release of Insurance Proceeds for application toward such repairs or restoration shall be conditioned upon Borrower's written request and the presentation to Agent of all documents, certificates and information with respect to such Insurance Proceeds which would be required in order to obtain a Construction Loan under this Agreement, including a certificate from Borrower (i) describing in reasonable detail the nature of the repairs or restoration to be effected with such release, (ii) stating the cost of such repairs or restoration and the specific amount





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requested to be paid over to or upon the order of Borrower and that such amount is requested to pay the cost thereof, (iii) stating that the aggregate amount requested by Borrower in respect of such repairs or restoration (when added to any other Insurance Proceeds received by Borrower in respect of such damage or destruction) does not exceed the cost of such repairs or restoration and that a sufficient amount of funds is or will be available to Borrower to complete the Project, and (iv) stating that no Inchoate Default has occurred and is continuing other than an Event of Default resulting solely from such damage or destruction.

                          7.11.8  Excess Insurance Proceeds.  If, after
Insurance Proceeds have been applied to the repair or restoration of the Project as provided in Sections 7.11.4, 7.11.5 or 7.11.6, the Banks in consultation with the Independent Consultants determine that the Project will be able to operate at a level enabling Borrower to satisfy its obligations hereunder as well as before the damage or destruction, any excess Insurance Proceeds shall be paid into the Revenue Account. In the event that the Banks in consultation with the Independent Engineer determine otherwise, such excess Insurance Proceeds shall be applied (a) to the prepayment of Loans in such order as will enable the Project to operate at a level enabling Borrower to satisfy its obligations hereunder as well as before the damage and destruction and thereafter in inverse order of maturity, and (b) to the payment of all other Obligations of Borrower.

                          7.11.9  Events of Default.  If an Event of Default
shall have occurred and be continuing, then any provisions of this Sections
7.11 to the contrary notwithstanding, the Insurance Proceeds (including any Permitted Investments made with such proceeds, which shall be liquidated in such manner as the Banks shall deem reasonable and prudent under the circumstances) may be applied by Agent (a) to curing such Event of Default, and any Insurance Proceeds remaining thereafter shall be applied as provided in this Section 7.11 or (b) if such Event of Default cannot be cured, toward payment of all other Obligations of Borrower, in connection with exercise of the Banks' remedies pursuant to Article 8.

                   7.12 Application of Eminent Domain Proceeds. All amounts and proceeds (including instruments) received in respect of any Event of Eminent Domain ("Eminent Domain Proceeds") shall be subject to the same treatment as Insurance Proceeds as provided in Section 7.10.

                   7.13 Application of Certain Damages Payments; Mandatory Prepayments.

                          7.13.1  Contractor.  Delay related Liquidated Damages
shall be deposited in the Construction Account and applied pursuant to Section
7.1.4. Performance related Liquidated Damages received before Term-Conversion shall be applied to the prepayment of Construction Loans in accordance with
Section 2.1.7. Performance related Liquidated Damages received after Term-Conversion shall be applied first to the prepayment of Term Loans in accordance with Section 2.1.7 and thereafter to all other Obligations of Borrower.

                          7.13.2  Power Purchasers.  Any damage payments made
by Phillips, HL&P, Power Marketer, or any other purchaser of the power generated by the Project in





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satisfaction of such party's obligations under its purchase agreement shall (a)
to the extent such damages are intended to replace lost revenues, be deposited in the Revenue Account for application as provided in Section 7.2, and (b) otherwise, be deposited in the Loss Proceeds Account and (i) applied to the prepayment of (A) prior to Term-Conversion, Construction Loans, and (B) following Term-Conversion, Term Loans in inverse order of maturity and (ii) to the extent that all such Construction Loans or Term Loans, as applicable, have been prepaid, applied to the other Obligations of Borrower.

                          7.13.3  Other.  Except as otherwise expressly
permitted under this Agreement, including this Section 7.13, Borrower shall apply the proceeds of any other surety, performance or similar bonds and any other liquidated or other damages paid in respect of damage payments or performance payments by any contractors or subcontractors or other Persons involved in the construction and operation of the Project, to the prepayment of the Loans in inverse order of maturity, and thereafter to the Obligations of Borrower or, with the prior written consent of Agent acting in consultation with the Independent Engineer, to such other application in relation to the Project as Borrower may request.

                   7.14 Security Interest in Proceeds and Accounts. Borrower hereby pledges, assigns and transfers to the Agent on behalf of the Banks and grants to Agent on behalf of the Banks a security interest in and to all Insurance Proceeds and Eminent Domain Proceeds (collectively, "Proceeds"), Accounts, and contents of Accounts, as security for the Loans and the full and faithful performance of all of Borrower's obligations hereunder and under the other Credit Documents. Borrower shall not have any rights or powers with respect to any Account except to have funds on deposit therein applied or distributed to Borrower in accordance with this Agreement. Agent is hereby authorized to reduce to cash any Permitted Investment (without regard to maturity) in order to make any application required by any section of this
Article 7 or otherwise pursuant to the Credit Documents. Upon the occurrence and during the continuance of an Event of Default, Agent shall have all rights and powers with respect to Proceeds, the Accounts and the contents of the Accounts as it has with respect to any other Collateral and may apply such amounts to the payment of interest, principal, fees, costs, charges or other amounts due or payable to Agent or the Banks with respect to the Loans in such
order as the Majority Banks may elect in their sole discretion.   If such Event
of Default occurs prior to Term-Conversion, until such time as the Majority Banks so elect to exercise such rights and powers, amounts in the Revenue Account constituting Project Operating Revenues shall continue to be applied by Agent to Pre-Conversion Senior O&M Costs to the extent that Agent so elects in its sole discretion. If such Event of Default occurs following Term-Conversion, until such time as the Required Banks so elect to exercise such rights and powers, amounts in the Revenue Account shall continue to be applied by Agent to the payment categories specified in Waterfall Levels 1 (to the extent of actual Senior O&M Costs payable to third parties that are not Affiliates of Borrower) and 2 through 7, and, to the extent that Agent so elects in its sole discretion, Waterfall Levels 1, 8, 9, 10 and 11. Borrower shall not have any rights or powers with respect to such amounts except as expressly provided in this Article 7.





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                   7.15   Permitted Investments.  All amounts held by Borrower
and/or Agent in the Accounts or as Insurance Proceeds or Eminent Domain Proceeds shall only be invested in Permitted Investments as provided in the Depositary Agreement. Borrower shall not hold funds in any accounts other than the Accounts; provided that Borrower shall be permitted to maintain the Operating Account in accordance with Section 7.7.

                   7.16 Earnings on Accounts. Except as otherwise expressly provided herein, including with respect to the Revenue Account and the Operating Account, all earnings on funds in any Account maintained hereunder shall, on each Repayment Date, be deposited in the Revenue Account as Project Operating Revenues.

                   7.17 Dominion and Control. Each of the Accounts and the amounts held thereunder (including Permitted Investments therein), except for the Operating Account, shall at all times be under the exclusive dominion and control of the Depository Agent.

                   7.18 Termination of Commitments. Upon repayment in full of all Obligations and expiration or irrevocable termination of all Commitments, Agent shall disburse any amounts on deposit in the Accounts to Borrower, or, if applicable, as directed by a court of competent jurisdiction.

                    ARTICLE 8 - EVENTS OF DEFAULT; REMEDIES

                   8.1    Events of Default.

                   The occurrence of any of the following events shall constitute an event of default ("Events of Default") hereunder:

                          8.1.1   Failure to Make Payments.  Borrower shall
fail to pay, in accordance with the terms of this Agreement, (a) any principal on any Loan on the date that such sum is due, (b) any interest on any Loan or any scheduled fee, cost, charge or sum due hereunder or under the other Credit Documents, within three (3) days after the date that such sum is due, or (c) any other fee, cost, charge or other sum due under this Agreement within five
(5) days after written notice that such sum is due and has not been paid.

                          8.1.2   Judgments.  A final judgment or judgments
shall be entered against Borrower or any Partner in the amount of $1,000,000 or more individually or in the aggregate (other than (a) a judgment which is fully covered by insurance or discharged within 30 days after its entry, or (b) a judgment, the execution of which is effectively stayed within 30 days after its entry but only for 30 days after the date on which such stay is terminated or expires) or which if left unstayed could reasonably be expected to have a Material Adverse Effect.

                          8.1.3   Misstatements; Omissions.  Any financial
statement, representation, warranty or certificate made or prepared by, under the control of or on behalf of Borrower and furnished to Agent or any Bank pursuant to this Agreement, or in any separate statement or





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document to be delivered to Agent or any Bank hereunder or under any other
Credit Document, shall contain an untrue or misleading statement of a material fact or shall fail to state a material fact necessary to make the statements therein not misleading as of the date made, in either case, which could reasonably be expected to result in a Material Adverse Effect.

                          8.1.4   Bankruptcy; Insolvency.  Any of Borrower, the
Partners, the Shareholders, Calpine (until Term- Conversion), Phillips, HL&P, Power Marketer or any other purchaser of capacity or energy from the Project (so long as Phillips, HL&P, Power Marketer or such other purchaser, as the case may be, has outstanding or unperformed obligations under the Power Purchase Documents to which it is party and such party's Bankruptcy Event could reasonably be expected to have a Material Adverse Effect), the Fuel Supplier or any Contractor (so long as such Contractor has outstanding or unperformed obligations under the Construction Contract to which it is a party) shall become subject to a Bankruptcy Event; provided that, solely with respect to a Bankruptcy Event affecting any entity other then Borrower, the Partners, the Shareholders and Calpine, no Event of Default shall occur as a result of such Bankruptcy Event if Borrower obtains a Replacement Obligor for the affected party within 90 days thereafter and such Bankruptcy Event has not had and does not have prior to so obtaining such Replacement Obligor, a Material Adverse Effect.

                          8.1.5   Debt Cross Default.  Borrower, or, at any
time prior to Term-Conversion, Calpine or any Calpine Affiliate other than a Calpine Sole Purpose Entity shall default for a period beyond any applicable grace period (a) in the payment of any principal, interest or other amount due under any agreement involving the borrowing of money or the advance of credit and the outstanding amount or amounts payable under all such agreements equals or exceeds $1,000,000 in the aggregate, or (b) in the payment of any amount or performance of any obligation due under any guarantee or other agreement if in either case, pursuant to such default, the holder of the obligation concerned has the right to accelerate the maturity of an indebtedness evidenced thereby which equals or exceeds $1,000,000. For purposes of this Section, the term "Calpine Sole Purpose Entity" shall mean a Calpine Affiliate (i) whose sole purpose is the ownership and maintenance of a power project (other than the Project) that has been financed on a non- recourse basis and (ii) that is not directly connected to the Project or responsible for actions materially and directly affecting the Project.

                          8.1.6   ERISA.   If Borrower or any member of the
Controlled Group should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (a) a reportable event (as defined in Section 4043(b) of ERISA) shall have occurred with respect to any ERISA Plan and, within 30 days after the reporting of such reportable event to Agent by Borrower (or Agent otherwise obtaining knowledge of such event) and the furnishing of such information as Agent may reasonably request with respect thereto, Agent shall have notified Borrower in writing that (i) Agent has made a determination that, on the basis of such reportable event, there are reasonable grounds for the termination of such ERISA Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such ERISA Plan and (ii) as a result thereof, an Event of Default exists hereunder; or (b) a trustee shall be appointed by a United States District Court to administer any ERISA Plan; or (c) the PBGC





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shall institute proceedings to terminate any ERISA Plan; or (d) a complete or partial withdrawal by Borrower or any member of the Controlled Group from any Multiemployer Plan shall have occurred, or any Multiemployer Plan shall enter reorganization status, become insolvent, or terminate (or notify Borrower or any member of the Controlled Group of its intent to terminate) under Section 4041A of ERISA and, within 30 days after the reporting of any such occurrence to Agent by Borrower (or Agent otherwise obtaining knowledge of such event) and the furnishing of such information as Agent may reasonably request with respect thereto, Agent shall have notified Borrower in writing that Agent has made a determination that, on the basis of such occurrence, an Event of Default exists hereunder; provided that any of the events described in this Section 8.1.6 shall involve (A) one or more ERISA Plans that are single-employer plans (as defined in Section 4001(a)(15) of ERISA) and under which the aggregate gross amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), including vested unfunded liabilities which arise or might arise as the result of the termination of such ERISA Plans, and/or (B) one or more Multiemployer Plans to which the aggregate liabilities of Borrower and all members of the Controlled Group, shall exceed $500,000.

                          8.1.7   Breach of Project Documents.

                                  (a)      Borrower.  Borrower shall be in
breach of any term, condition, provision, covenant, representation, warranty or obligation, or in default, under a Project Document, and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period of 30 days; provided that, except with respect to a breach or default under the Phillips Documents, if (i) such breach cannot be cured within such 30 day period, (ii) such breach is susceptible of cure within 90 days, (iii) Borrower is proceeding with diligence and in good faith to cure such breach,
(iv) the existence of such breach has not had and could not after considering the nature of the cure, be reasonably expected to give rise to termination by the counterparty to the Project Document which is subject to breach or to otherwise have a Material Adverse Effect and (v) Agent shall have received an officer's certificate signed by a Responsible Officer to the effect of clauses
(i), (ii), (iii) and (iv) above and stating what action Borrower is taking to cure such breach, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for Borrower diligently to cure such breach.

                                  (b)      Third Party.  A party other than
Borrower shall be in breach of, or in default under, a Project Document or any Consent, Pledge and Security Agreement or, Shareholder Pledge and Security Agreement, or any Equity Document such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period of 30 days; provided that if (i) such breach cannot be cured within such 30 day period, (ii) such breach is susceptible of cure within 90 days, (iii) the breaching party is proceeding with diligence and in good faith to cure such breach, and (iv) the existence of such breach has not had and could not after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such third party diligently to cure such breach; provided further that, no Event of Default shall be declared as a result of any such action if Borrower obtains a Replacement Obligor for the





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affected party within the 90 day cure period referred to in this paragraph (or within the 30 day cure period, if no extension is given) and such action has not had and does not have prior to so obtaining such Replacement Obligor a Material Adverse Effect.

                                  (c)      Termination.  Any material provision
in any Project Document shall for any reason cease to be valid and binding on any party thereto (other than Borrower) except upon fulfillment of such party's obligations thereunder (or any such party shall so state in writing), or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto (other than Agent and the Banks) or any Governmental Authority, or any such party shall deny that it has any liability or obligation thereunder, except upon fulfillment of its obligations thereunder; provided that no Event of Default shall occur as a result of such breach or default if Borrower obtains a Replacement Obligor for the affected party within 90 days thereafter and, such breach or default has not had and does not have prior to so obtaining such Replacement Obligor, a Material Adverse Effect.

                          8.1.8   Breach of Terms of Agreement.

                                  (a)      Borrower shall fail to perform or
observe any of the covenants set forth in Section 5.1, 5.9(a), 5.9(f), 5.11, 5.18, 5.19, 5.22.1 or Article 6 (other than Section 6.7, 6.8, 6.14, 6.15 or
6.20).

                                  (b)      Borrower shall fail to perform or
observe any other covenant to be observed or performed by it hereunder or any other Credit Document not otherwise specifically provided for in Section 8.1.8(a) or elsewhere in this Article 8, and such failure shall continue unremedied for a period of 30 days after Borrower becomes aware thereof or receives written notice thereof from Agent provided, however, that, if (i) such failure cannot be cured within such 30 day period, (ii) such failure is susceptible of cure, (iii) Borrower is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure has not had and cannot after considering the nature of the cure be reasonably expected to have a Material Adverse Effect and (v) Agent shall have received an officer's certificate signed by a Responsible Officer to the effect of clauses (i), (ii),
(iii) and (iv) above and stating what action Borrower is taking to cure such failure, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for Borrower diligently to cure such failure.

                          8.1.9   Term-Conversion.  Term-Conversion shall not
have occurred by the Construction Loan Maturity Date.

                          8.1.10  Conditions to Initial Distributions.  Any of
the conditions to the initial distribution set forth in Section 3.5, other than
Section 3.5.7, has not been satisfied or waived prior to the Date Certain.





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                          8.1.11  Loss of Qualifying Facility Status.

                                  (a)      If loss of Qualifying Facility
status could reasonably be expected to have a Material Adverse Effect, (i) FERC shall have issued an order determining that the Project has ceased to be a Qualifying Facility or (ii) the Project shall have failed to meet the criteria for a Qualifying Facility, and, subject to the provisions of Section 8.1.7(a), shall have failed to obtain a waiver from FERC on account thereof within six months after the end of any calendar year in which the Borrower knows or should reasonably have known that it has failed to meet such criteria.

                                  (b)      Borrower or any Partner shall lose
the exemption from regulation under PUHCA.

                          8.1.12  Abandonment.

                                  (a)      At any time prior to the
Term-Conversion, Borrower shall announce that it is abandoning the Project or the Project shall be abandoned or work thereon shall cease for a period of more than 30 consecutive days for any reason (which period (i) shall be measured from the first occurrence of a work stoppage and continuing until work of a substantial nature is resumed and thereafter diligently continued, and (ii) shall not include delays caused by any event of force majeure or default by a Major Project Participant (other than Borrower or its Affiliates) under the Construction Contracts or the Phillips Documents), or the Project shall not be constructed substantially in accordance with the Plans and Specifications (except as to changes therein approved by Agent).

                                  (b)      At any time following
Term-Conversion, Borrower shall announce that it is abandoning the Project or the Project shall be abandoned or operation thereof shall cease for a period of more than thirty (30) consecutive days for any reason (other than force majeure).

                          8.1.13  Security.  Any of the Collateral Documents,
once executed and delivered, shall, except as the result of the acts or omissions of Agent or the Banks, fail to provide the Banks the Liens, first priority security interest, rights, titles, interest, remedies permitted by law, powers or privileges intended to be created thereby or cease to be in full force and effect, or the first priority or validity thereof or the applicability thereof to the Loans, the Notes or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of Borrower.

       8.1.14  Loss of Control.  The occurrence of any of the following:

                                  (a)      At any time prior to
Term-Conversion, without the prior written consent of Agent and the Required Banks, any Transfer of an ownership interest in Borrower shall occur, other than a transfer (i) to any Affiliate of Calpine reasonably approved by the Agent and the Required Banks and (ii) to Phillips pursuant to the Equity Rights Agreement;





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                                  (b)      At any time following
Term-Conversion, without the prior written consent of Agent and the Required Banks, any Transfer of an ownership interest in Borrower shall occur, other than a transfer (i) to any Affiliate of Calpine reasonably approved by the Agent and the Required Banks, (ii) to Phillips pursuant to the Equity Rights Agreement and (iii) to any Qualified Transferee;

                                  (c)      Calpine shall cease to directly or
indirectly (i) own and control at least 50% of the partnership interests in Borrower or (ii) maintain a controlling managing general partner interest in Borrower;

                                  (d)      CPC shall cease to directly own and
control 100% of the managing general partnership interests in Borrower; or

                                  (e)      any Transfer (including the
transfers described in Sections (a), (b), (c) and (d) above) unless (i) no Event of Default or Inchoate Default shall have occurred and be continuing or shall occur as a result of any such Transfer; (ii) all Permits and other certificates, licenses, appraisals or requirements of any Governmental Authority with respect to such Transfer have been obtained and are in full force and effect, and such Transfer complies in all material respects with the terms, conditions and requirements thereof; (iii) such Transfer complies with the terms and conditions of the Project Documents; (iv) such Transfer complies with all applicable laws, rules, regulations, ordinances, codes, orders, decrees or judgments of any Governmental Authority having jurisdiction with respect thereto, including all federal and state securities laws; (v) all Base Equity and Additional Borrower Equity required to be deposited under the Operative Documents has been applied toward Project Costs or payment of Loans or provision therefor acceptable to Agent has been made; (vi) the intended transferee has executed and delivered to Agent a pledge and security agreement in substantially the form of Exhibit D-5 or D-6 to the Credit Agreement; and
(vii) if such intended Transfer is a pledge, hypothecation or other encumbrance, the intended lienholder shall have executed and delivered a Subordination Agreement in the form of Exhibit D-8 to the Credit Agreement.

                          8.1.15  Loss of or Failure to Obtain Applicable
Permits or Applicable Third Party Permits.

                                  (a)      Borrower shall fail to obtain any
Permit on or before the date that such Permit becomes an Applicable Permit, or any Major Project Participant shall fail to obtain any Permit on or before the date that such Permit becomes an Applicable Third Party Permit, and such failure could reasonably be expected to have a Material Adverse Effect.

                                  (b)      Any Applicable Permit necessary for
operation of the Project shall be materially modified (other than modifications requested by Borrower and approved in writing in advance of such modification by Agent acting at the direction of the Majority Banks which approval shall not be unreasonably withheld), revoked, cancelled or not renewed by the issuing agency or other Governmental Authority having jurisdiction and within 30 days thereafter Borrower is not able to demonstrate to the reasonable satisfaction of the Majority Banks that such





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modification or loss of such Permit reasonably could not be expected to have a
Material Adverse Effect.

                                  (c)      Any Third Party Permit necessary for
performance by the applicable Major Project Participant shall be materially modified, revoked, cancelled or not renewed by the issuing agency or other Governmental Authority having jurisdiction and within 90 days thereafter Borrower is not able to (i) demonstrate to the reasonable satisfaction of the Majority Banks that such modification or loss of such Third Party Permit will not have a Material Adverse Effect, or (ii) obtain a Replacement Obligor for such Major Project Participant, where prior to Borrower obtaining such Replacement Obligor such breach or default has not had and could not reasonably be expected to have, a Material Adverse Effect.

                          8.1.16  Loss of Collateral.  Any substantial portion
of Borrower's property is damaged, seized or appropriated without fair value being paid therefor so as to allow replacement of such property and/or prepayment of Loans and to allow Borrower in Agent's reasonable judgment to continue satisfying its obligations hereunder and under the other Operative Documents.

                          8.1.17  Material Adverse Effect.  Except as otherwise
specifically provided in this Article 8, an event causing a Material Adverse Effect has occurred and is continuing.

                   8.2    Remedies.

                   Upon the occurrence and during the continuation of an Event of Default, Agent and the Banks may, at the election of the Required Banks, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived, exercise any or all of the following rights and remedies, in any combination or order that the Required Banks may elect, in addition to such other rights or remedies as the Banks may have hereunder, under the Collateral Documents or at law or in equity:

                          8.2.1   No Further Loans.  Cancel all commitments,
refuse, and Agent and the Banks shall not be obligated, to continue any Loans, make any additional Loans or make any payments, or permit the making of payments, from any Account or any Proceeds or other funds held by Agent under the Credit Documents or on behalf of Borrower:

                          8.2.2   Cure by Agent.  Without any obligation to do
so, make disbursements or Loans to or on behalf of Borrower to cure any Event of Default hereunder and to cure any default and render any performance under any Project Documents as the Majority Banks in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Banks' interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate), shall be repaid by Borrower to Agent on demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together





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with amounts advanced under this Agreement, exceed the amount of the Total
Construction Loan Commitment.

                          8.2.3   Acceleration.  Declare and make all sums of
accrued and outstanding principal and accrued but unpaid interest remaining under this Agreement together with all unpaid fees, costs (including Liquidation Costs and Hedge Breaking Fees) and charges due hereunder or under any other Credit Document, immediately due and payable, provided that in the event of an Event of Default occurring under Section 8.1.4 with respect to Borrower, all such amounts shall become immediately due and payable without further act of Agent or the Banks.

                          8.2.4   Cash Collateral.  Apply or execute upon any
amounts on deposit in any Account or any Proceeds, Base Equity or any other moneys of Borrower on deposit with Agent or any Bank in the manner provided in the Uniform Commercial Code and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral.

                          8.2.5   Possession of Project.  Enter into possession
of the Project and perform any and all work and labor necessary to complete the Project substantially according to the Plans and Specifications or to operate and maintain the Project, and all sums expended by Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by Borrower to Agent upon demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the amount of the Total Construction Loan Commitment.

                          8.2.6   Remedies Under Credit Documents.  Exercise
any and all rights and remedies available to it under any of the Credit Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents.

                         ARTICLE 9 - SCOPE OF LIABILITY

                   The Banks shall have no claims with respect to the transactions contemplated by the Operative Documents against any Partners, Shareholders or any of their respective Affiliates (other than the Borrower), shareholders, officers, directors or employees (collectively the "Nonrecourse Persons"); provided that (a) the foregoing provision of this Article 9 shall not constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement, any other Security Document or Credit Document and the same shall continue (but without personal liability to the Nonrecourse Person) until fully paid, discharged, observed, or performed; (b) the foregoing provision of this Article 9 shall not limit or restrict the right of the Agent and/or the Banks or Hedge Banks (or any assignee, beneficiary or successor to any of them) to name Borrower or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Security Document or Credit Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Person, except as set forth in this Article 9, (c) the foregoing provision of this Article 9 shall not in any way limit or restrict any right or





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remedy of Agent and/or the Banks (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Nonrecourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud (which shall not include innocent or negligent misrepresentation), willful misrepresentation, or misappropriation of Project Revenues, Proceeds or any other earnings, revenues, rents, issues, profits or proceeds from or of the Collateral that should or would have been paid as provided herein or paid or delivered to Agent or any Bank (or any assignee or beneficiary thereof or successor thereto) towards any payment required under this Agreement or any other Credit Document; (d) the foregoing provision of this Article 9 shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement in respect of the Project made by any of the Nonrecourse Persons or any security granted by the Nonrecourse Persons in support of the obligations of such persons under any Equity Document or as security for the obligations of the Borrower; and (e) nothing contained herein shall limit the liability of (i) any Person who is a party to any Project Document or has issued any certificate or other statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such Project Document (but subject to any limitation of liability in such Project Document), certificate or statement, or (ii) any Person rendering a legal opinion pursuant to Section 3.1.8, or otherwise, in each case under this clause (e) relating solely to such liability of such Person as may arise under such referenced agreement, instrument or opinion. The limitations on recourse set forth in this Article 9 shall survive the termination of this Agreement and the full payment and performance of the Obligations hereunder and under the other Operative Documents.

                      ARTICLE 10 - THE AGENT; SUBSTITUTION

                   10.1   Appointment, Powers and Immunities.

                          10.1.1  Each Bank hereby appoints and authorizes
Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, or be a trustee for any Bank. Notwithstanding anything to the contrary contained herein Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Documents or any Legal Requirement or exposes Agent to any liability. Each of Agent, the Banks and any of their respective Affiliates shall not be responsible to any other Bank for any recitals, statements, representations or warranties made by Borrower, its Affiliates or Partners contained in this Agreement or in any certificate or other document referred to or provided for in, or received by Agent, or any Bank under this Agreement, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or any other document referred to or provided for herein or for any failure by Borrower, its Affiliates, its Partners or the Shareholders to perform their respective obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.





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                          10.1.2  Agent and its respective directors, officers,
employees or agents shall not be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent
(a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank for any statements, warranties or representations made in or in connection with any Project Document or Credit Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Operative Document on the part of any party thereto or to inspect the property (including the books and records) of Borrower or any other Person; and (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished pursuant hereto. Except as otherwise provided under this Agreement, Agent shall take such action with respect to the Credit Documents as shall be directed by the Majority Banks.

                   10.2 Reliance by Agent. Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any other matters not expressly provided for by this Agreement, Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Majority Banks or, where expressly provided, the Required Banks (except that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement, any other Credit Document or any Legal Requirement) and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Majority Banks (or, where so expressly stated, the Required Banks), and such instructions of the Majority Banks (or Required Banks, where applicable) and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                   10.3 Non-Reliance. Each Bank represents that it has, independently and without reliance on Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and decision to enter into this Agreement and agrees that it will, independently and without reliance upon Agent, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Each of Agent and any Bank shall not be required to keep informed as to the performance or observance by Borrower, its Affiliates or Partners under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower, its Affiliates or Partners.





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                   10.4   Defaults.  Agent shall not be deemed to have
knowledge or notice of the occurrence of any Inchoate Default or Event of Default unless Agent has received a notice from a Bank or Borrower, referring to this Agreement, describing such Inchoate Default or Event of Default and indicating that such notice is a notice of default. If Agent receives such a notice of the occurrence of an Inchoate Default or Event of Default, Agent shall give notice thereof to the Banks. Agent shall take such action with respect to such Inchoate Default or Event of Default as is provided in Article 8 or if not provided for in Article 8, as Agent shall be reasonably directed by the Majority Banks; provided, however, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Inchoate Default or Event of Default as it shall deem advisable in the best interest of the Banks.

                   10.5 Indemnification. Without limiting the Obligations of Borrower hereunder, each Bank agrees to indemnify Agent, ratably in accordance with their Proportionate Shares for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from Agent's gross negligence or willful misconduct. Agent shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Bank agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that Agent is not reimbursed for such expenses by Borrower.

                   10.6 Successor Agent. Agent acknowledges that its current intention is to remain Agent hereunder. Nevertheless, Agent may resign at any time by giving written notice thereof to the Banks and Borrower. Agent may be removed involuntarily only for a material breach of its duties and obligations hereunder or under the other Credit Documents or for gross negligence or willful misconduct in connection with the performance of its duties hereunder or under the other Credit Documents and then only upon the affirmative vote of the Majority Banks (excluding Agent from such vote and Agent's Proportionate Share of the Commitment from the amounts used to determine the portion of the Commitment necessary to constitute the required Proportionate Share of the remaining Banks). Upon any such resignation or removal, the Majority Banks shall have the right, with the consent of Borrower (such consent not to be unreasonably withheld or delayed) to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Banks' removal of the retiring Agent, the retiring Agent may, on behalf of the Banks, with the consent of Borrower (such consent not to be





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unreasonably withheld or delayed), appoint a successor Agent, which shall be a
Bank, if any Bank shall be willing to serve, and otherwise shall be a commercial bank having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent under the Operative Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent only under the Credit Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Operative Documents.

                   10.7 Authorization. Agent is hereby authorized by the Banks to execute, deliver and perform each of the Credit Documents to which Agent is or is intended to be a party and each Bank agrees to be bound by all of the agreements of Agent contained in the Credit Documents. Agent is further authorized by the Banks to release liens on property that Borrower is permitted to sell or transfer pursuant to the terms of this Agreement, the other Credit Documents or the Operative Documents, and to enter into agreements supplemental hereto for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement or any Credit Document to which it is a party.

                   10.8 Agent. With respect to its Commitment, the Loans made by it and any Note issued to it, Agent shall have the same rights and powers under the Operative Documents as any other Bank and may exercise the same as though it were not Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower or any other Person, without any duty to account therefor to the Banks.

                   10.9 Amendments; Waivers. Subject to the provisions of this Section 10.9, unless otherwise specified in this Agreement or another Credit Document, the Required Banks (or Agent with the consent in writing of the Required Banks) and Borrower may enter into agreements supplemental hereto for the purpose of adding, modifying or waiving any provisions to the Credit Documents or changing in any manner the rights of the Banks or Borrower hereunder or waiving any Inchoate Default or Event of Default; provided, however, that no such supplemental agreement shall, without the consent of all of the Banks:

                          10.9.1  Extend the maturity of any Loan or any of the
Notes or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest due on any Loan or any Notes; or

                          10.9.2  Extend the Construction Loan Maturity Date;
or

                          10.9.3  Modify Section 2.1.1(d), 2.5, 2.6, 2.7, 5.1,
5.18, 6.17, 6.22, 7.1 through 7.18, 8.1.13, 10.1, 10.13 or 10.14; or





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                          10.9.4  Reduce the amount or extend the payment date
for any amount due under Article 2, whether principal, interest, fees or other amounts; or

                          10.9.5  Increase the amount of the Commitment of any
Bank hereunder; or

                          10.9.6  Reduce or change the time of payment of any
fee due or payable hereunder; or

                          10.9.7  Reduce the percentage specified in the
definition of Majority Banks or Required Banks; or

                          10.9.8  Permit Borrower to assign its rights under
this Agreement except as provided in Section 6.17, or permit a Transfer except as provided in Section 8.1.14, or

                          10.9.9  Amend this Section 10.9; or

                          10.9.10 Release any Collateral from the Lien of any
of the Collateral Documents or allow release of any funds from any Account otherwise than in accordance with the terms hereof.

                   No amendment of any provision of this Agreement relating to Agent shall be effective without the written consent of Agent.

                   10.10  Withholding Tax.

                          10.10.1  Agent may withhold from any interest payment
to any Bank an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.5 are not delivered to Agent, then Agent may withhold from any interest payment to any Bank not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

                          10.10.2  If the Internal Revenue Service or any
authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out of pocket expenses.

                          10.10.3  If any Bank sells, assigns, grants
participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Sections 2.4.7, 10.10.1 and 10.10.2 as though it were such Bank.





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                   10.11  General Provisions as to Payments.  Agent shall
promptly distribute to each Bank, subject to the terms of the assignment and assumption agreement between Agent and such Bank, its pro rata share of each payment of principal and interest payable to the Banks on the Loans and of fees hereunder received by Agent for the account of the Banks and of any other amounts owing under the Loans. The payments made for the account of each Bank shall be made, and distributed to it, for the account of (a) its domestic lending office in the case of payments of principal of, and interest on, its Base Rate Loans, (b) its domestic or foreign lending office, as each Bank may designate in writing to Agent, in the case of LIBOR Loans, and (c) its domestic lending office, or such other lending office as it may designate for the purpose from time to time, in the case of payments of fees and other amounts payable hereunder. Banks shall have the right to alter designated domestic lending offices upon notice to Agent and Borrower.

                   10.12 Substitution of Bank. Should any Bank fail to make a Loan in violation of its obligations under this Agreement (a "Non-Advancing Bank"), Agent shall (a) in its sole discretion fund the Loan on behalf of the Non-Advancing Bank or (b) cooperate with Borrower or any other Bank to find another Person that shall be acceptable to Agent and that shall be willing to assume the Non-Advancing Bank's obligations under this Agreement (including the obligation to make the Loan which the Non-Advancing Bank failed to make but without assuming any liability for damages for failing to have made such Loan or any previously required Loan). Subject to the provisions of the next following sentence, such Person shall be substituted for the Non-Advancing Bank hereunder upon execution and delivery to Agent of an agreement acceptable to Agent by such Person assuming the Non-Advancing Bank's obligations under this Agreement, and all interest and fees which would otherwise have been payable to the Non-Advancing Bank shall thereafter be payable to such Person. Nothing in (and no action taken pursuant to) this Section 10.12 shall relieve the Non-Advancing Bank from any liability it might have to Borrower or to the other Banks as a result of its failure to make any Loan.

                   10.13 Participation. Nothing herein provided shall prevent any Bank from selling a participation in its Commitment (and Loans made thereunder) in an aggregate amount of at least $5,000,000 with respect to any participant; provided that (a) no such sale of a participation shall alter such Bank's or the Borrower's obligations hereunder, (b) any agreement pursuant to which any Bank may grant a participation in its rights with respect to its Commitment (and Loans) shall provide that, with respect to such Commitment (and Loans), subject to the following proviso, such Bank shall retain the sole right and responsibility to exercise the rights of such Bank, and enforce the obligations of Borrower relating to such Commitment (and Loans), including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Bank Document and the right to take action to have the Notes declared due and payable pursuant to Article 8; provided, however, that such agreement may provide that the participant may have rights to approve or disapprove decreases in interest rates or fees, lengthening of maturity of any Loans, or release of any material Collateral. No recipient of a participation in any Commitment or Loans of any Bank shall have any rights under this Agreement or shall be entitled to any reimbursement for Taxes, Other Taxes increased costs or reserve requirements under Sections 2.4 or 2.6 or any other indemnity or payment rights against the Borrower (but shall be permitted to





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receive from the Bank granting such participation a proportionate amount which would have been payable to the Bank from whom such Person acquired its participation).

                   10.14 Transfer of Commitment. Notwithstanding anything else herein to the contrary, any Bank, after receiving Agent's prior written consent, and after reasonable notice to and consultation with Borrower, may from time to time, at its option, sell, assign, transfer, negotiate or otherwise dispose of a portion of its Commitment (and Loans made thereunder) (including the Bank's interest in this Agreement and the other Credit Documents) to any bank or other lending institution which in such assigning Bank's judgment is reasonably capable of performing the obligations of a Bank hereunder and reasonably experienced in project financing; provided, however, that no Bank (including any assignee of any Bank) may assign any portion of its Commitment (including Loans) of less than $5,000,000 (unless to another Bank) or which leaves the assigning Bank with a Commitment (including Loans) of less than $5,000,000 after giving effect to such assignment and all previous assignments (except that a Bank may be left with no Commitment and Loans if it assigns its entire Commitment and Loans). In the event of any such assignment,
(a) the assigning Bank's Proportionate Share shall be reduced by the amount of the Proportionate Share assigned to the new lender, (b) the parties to such assignment shall execute and deliver an appropriate agreement evidencing such sale, assignment, transfer or other disposition, (c) at the assigning Bank's option, Borrower shall execute and deliver to such new lender new Notes in the forms attached hereto as Exhibits B-1 or Exhibit B-2, as appropriate, in a principal amount equal to such new lender's Commitment, and Borrower shall execute and exchange with the assigning Bank a replacement note for any Note in an amount equal to the Commitment retained by the Bank, if any and (d) Agent may amend Exhibit H attached hereto to reflect the Proportionate Shares of the Banks following such assignment. Thereafter, such new lender shall be deemed to be a Bank and shall have all of the rights and duties of a Bank (except as otherwise provided in this Article 10), in accordance with its Proportionate Share, under each of the Credit Documents.

                   10.15 Laws. Notwithstanding the foregoing provisions of this Article 10, no sale, assignment, transfer, negotiation or other disposition of the interests of any Bank hereunder or under the other Credit Documents shall be allowed if it would require registration under the federal Securities Act of 1933, as then amended, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction. Borrower shall, from time to time at the request and expense of Agent, execute and deliver to Agent, or to such party or parties as Agent may designate, any and all further instruments as may in the opinion of Agent be reasonably necessary or advisable to give full force and effect to such disposition.

                   10.16 Assignability to Federal Reserve Bank. Notwithstanding any other provision contained in this Agreement or any other Credit Document to the contrary, any Bank may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by Borrower to or for the account of the assigning and/or pledging Bank in accordance with the terms of this





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Agreement shall satisfy Borrower's obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

                      ARTICLE 11 - INDEPENDENT CONSULTANTS

                   11.1 Removal and Fees. Agent, in its reasonable discretion, may remove from time to time, any one or more of the Independent Consultants and, after consulting with Borrower as to an appropriate Person, appoint replacements as Agent may choose. Notice of any replacement Independent Consultant shall be given by Agent to Borrower, the Banks and to the Independent Consultant being replaced. All reasonable fees and expenses of the Independent Consultants (whether the original ones or replacements) shall be paid by Borrower.

                   11.2 Duties. Each Independent Consultant shall be contractually obligated to Agent to carry out the activities required of it in this Agreement and as otherwise requested by Agent and shall be responsible solely to Agent. Borrower acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties to Agent, except to the extent arising from such Independent Consultant's gross negligence or willful misconduct.

                   11.3   Independent Consultants' Certificates.

                          11.3.1  Until the receipt by Agent of certificates
satisfactory to Agent from each Independent Consultant whom Agent considers necessary or appropriate certifying Completion, Borrower shall provide such documents and information to the Independent Consultants as any of the Independent Consultants may reasonably consider necessary in order for the Independent Consultants to deliver to Agent the following certificates:

                                  (a)      certificates of the Insurance
Consultant, Independent Engineer, Fuel Consultant and Power Marketing Consultant delivered on and dated as of the Closing Date as described in Sections 3.1.9, 3.1.11, 3.1.12, 3.1.13 and 3.1.14, respectively, and containing the matters set out therein;

                                  (b)      after the Closing Date, all
certificates to be delivered pursuant to Section 3.2.4 or, if no Loan has taken place in any month, certificates delivered at the end of the month as to the matters required by Exhibit C-5; and

                                  (c)      monthly after the Closing Date, a
full report and status of the progress of the Project to that date, a complete assessment of Project Costs to Final Completion and such other information and certification as Agent may reasonably require from time to time.

                          11.3.2  Following Completion, Borrower shall provide
such documents and information to the Independent Consultants as they may reasonably consider necessary in order





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
for the Independent Consultants to deliver annually to Agent a certificate setting forth a full report on the status of the Project and such other information and certification as Agent may reasonably require from time to time.

                   11.4 Certification of Dates. Agent will request that the Independent Consultants act diligently in the issuance of all certificates required to be delivered by the Independent Consultants hereunder, if their issuance is appropriate. Borrower shall provide the Independent Consultants with reasonable notice of the expected occurrence of any such dates or events.

                           ARTICLE 12 - MISCELLANEOUS

                   12.1   Addresses.

                   Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Agent:                      ING (U.S.) Capital Corporation
                                  135 East 57th Street
                                  8th Floor
                                  New York, New York  10022
                                  Attn: Manager, Project Finance
                                  Telephone No.: (212) 350-7700
                                  Telecopy No.: (212) 486-4636

If to Borrower:           Pasadena Cogeneration L.P.
                                  50 West San Fernando Street
                                  San Jose, California 95113
                                  Attn:  Asset Manager and General Counsel
                                  Telephone No.: (408) 995-5115
                                  Telecopy No.: (408) 995-0505

                   All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telegram, or by telecopy confirmed by telephone. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth hereinabove.

                   12.2 Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due from Banks and any Project Revenues, securities or other property of Borrower in the possession of Agent may at all times be treated as collateral security for the payment of the Loans and the Notes and all other obligations of Borrower to Banks under this Agreement and the other Credit Documents, and Borrower hereby pledges to Agent for the benefit of the Banks and grants Agent a security interest in and to all such deposits, sums, securities or other property. Regardless of the adequacy of any other collateral, Agent and only Agent, may execute or realize on the Banks' security interest in any such deposits or other sums credited by or due from Banks to Borrower, may apply any such deposits or other sums to or set them off against Borrower's obligations to Banks under the Notes and this Agreement at any time after the occurrence and during the continuance of any Event of Default.

                   12.3 Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing to the Banks upon the occurrence of any Event of Default or Inchoate Default or any breach or default of Borrower under this Agreement or any other Credit Document shall impair any such right, power or remedy of the Banks, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default, Inchoate Default or other breach or default be deemed a waiver of any other Event of Default, Inchoate Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Agent and/or the Banks of any Event of Default, Inchoate Default or other breach or default under this Agreement or any other Credit Document, or any waiver on the part of Agent and/or the Banks of any provision or condition of this Agreement or any other Credit Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Credit Document or by law or otherwise afforded to Agent, LC Bank and the Banks, shall be cumulative and not alternative.

                   12.4   Costs, Expenses and Attorneys' Fees; Syndication.

                          12.4.1  Borrower will pay to Agent all of its
reasonable costs and expenses in connection with the preparation, negotiation, closing and administering this Agreement and the documents contemplated hereby and any participation or syndication of the Loans, including the reasonable fees, expenses and disbursements of Latham & Watkins and other attorneys retained by Agent in connection with the preparation of such documents and any amendments hereof or thereof, or the preparation, negotiation, closing, administration, enforcement, participation or syndication of the Loans or this Agreement, the reasonable fees, expenses and disbursements of the Independent Consultants and any other engineering, insurance and construction consultants to Agent incurred in connection with this Agreement or the Loans subsequent to the Closing Date, and the travel and out-of-pocket costs incurred by Agent following the Closing Date, and Borrower further agrees to pay Agent the out-of-pocket costs and travel costs incurred by Agent in connection with syndication of the Loans; provided, however, Borrower shall not be required to pay advertising costs of any of the Banks or the fees of the Banks' (other than Agent's) attorneys. Borrower will reimburse Agent for all costs and expenses, including reasonable attorneys' fees, expended or incurred by Agent in enforcing this Agreement or the other Credit Documents in connection with an Event of Default or Inchoate Default, in actions for declaratory relief in any way related to this Agreement or in collecting any sum which becomes due Agent on the Notes or under the Credit Documents.

                          12.4.2  In connection with syndication of the Loans
and Commitments, an information package containing certain relevant information concerning Borrower, the Project and the other Project participants will be provided to potential Banks and participants. Borrower agrees to cooperate and to cause the Partners and the Shareholders to cooperate in the syndication of the Loans and Commitments in all respects reasonably requested by Agent, including participation in bank meetings held in connection with such syndication, and to provide, for inclusion in such package, all information which Agent may request from it or which Agent or Borrower may consider material to a lender or participant, or necessary or appropriate for accurate and complete disclosure. Upon request of Agent, Borrower shall represent to Agent, and indemnify Agent for claims relating to, the accuracy and completeness of such disclosure, upon terms acceptable to Agent.

                   12.5 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. This Agreement and the other Credit Documents may only be amended or modified by an instrument in writing signed by Borrower, Agent and any other parties to such agreements.

                   12.6 Governing Law. This Agreement, and any instrument or agreement required hereunder (to the extent not otherwise expressly provided for therein), shall be governed by, and construed under, the laws of the State of New York, without reference to conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

                   12.7 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                   12.8 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

                   12.9 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by Borrower to Agent, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices.

                   12.10 Additional Financing. The parties hereto acknowledge that the Banks have made no agreement or commitment to provide any financing except as set forth herein.

                   12.11 No Partnership, Etc. The Banks and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Credit Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Banks and Borrower or any other Person. The Banks shall not be in any way responsible or liable for the debts, losses, obligations or duties of Borrower or any other Person with respect to the Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Project and to perform all obligations and other agreements and contracts relating to the Project shall be the sole responsibility of Borrower.

                   12.12 Deed of Trust/Collateral Documents. The Loans are secured in part by the Deed of Trust encumbering certain properties in the State of Texas. Reference is hereby made to the Deed of Trust and the other Collateral Documents for the provisions, among others, relating to the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of Agent and the Banks with respect to such security.

                   12.13 Limitation on Liability. No claim shall be made by Borrower, any Partner or any of their Affiliates against the Banks or any of their Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Operative Documents or any act or omission or event occurring in connection therewith except to the extent that any such claims are caused by the gross negligence or willful misconduct of the Banks; and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                   12.14 Waiver of Jury Trial. THE BANKS AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE

BANKS OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANKS TO ENTER INTO THIS AGREEMENT.

                   12.15 Consent to Jurisdiction. The Banks and Borrower agree that any legal action or proceeding by or against Borrower or with respect to or arising out of this Agreement, the Notes, or any other Credit Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Agent may elect. By execution and delivery of the Agreement, the Banks and Borrower accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Banks and Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Agent to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of the Deed of Trust. Notwithstanding the foregoing, service of process shall not be deemed served or mailed to Agent or the Banks until a copy of all matters to be served have be mailed to Latham & Watkins, 701 B Street, Suite 2100, San Diego, California 92101, Attn: Andrew D. Singer or such other Person as Agent or the Banks may hereafter designate by notice given pursuant to Section 12.1. The Banks and Borrower further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Borrower based upon the assertion that the rate of interest charged by the Banks on or under this Agreement, the Loans and/or the other Credit Documents is usurious. The Banks and Borrower hereby waive any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project, this Agreement or any other Credit Document brought before the foregoing courts on the basis of forum non-conveniens.

                   12.16 Usury. Nothing contained in this Agreement or the Notes shall be deemed to require the payment of interest or other charges by Borrower or any other Person in excess of the amount which the holders of the Notes may lawfully charge under any applicable usury laws. In the event that the holders of the Notes shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the holder of the Notes, be returned to Borrower or credited against the principal balance of the Notes then outstanding.

                   12.17 Knowledge and Attribution. References in this Agreement and the other Credit Documents to the "knowledge," "best knowledge" or facts and circumstances "known to" Borrower, and all like references, mean facts or circumstances of which a Responsible Officer of Borrower or a Partner has actual knowledge.

                   12.18 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or otherwise transfer any of its rights under this Agreement except as provided in
Section 6.17, and the Banks may not assign or otherwise transfer any of their rights under this Agreement except as provided in Article 10.

                   12.19 Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.

                   IN WITNESS WHEREOF, the parties have caused this Credit Agreement to be duly executed by their officers or partners thereunto duly authorized as of the day and year first above written.



                                     PASADENA COGENERATION L.P.,
                                     a Delaware limited partnership


                                     By:     Calpine Pasadena Cogeneration, Inc.,
                                             a Delaware corporation,
                                             its General Partner



                                             By:
                                                  -----------------------------------------------------------------------------
                                                      Name:
                                                             ------------------------------------------------------------------
                                                      Title:
                                                              -----------------------------------------------------------------



                                     ING (U.S.) CAPITAL CORPORATION,
                                     as Agent



                                             By:
                                                      -------------------------------------------------------------------------
                                                      Name:
                                                             ------------------------------------------------------------------
                                                      Title:
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                                             By:
                                                      -------------------------------------------------------------------------
                                                      Name:
                                                            -------------------------------------------------------------------
                                                      Title:
                                                             ------------------------------------------------------------------

                                      ING (U.S.) CAPITAL CORPORATION,
                                      as Bank



                                              By:
                                                       -------------------------------------------------------------------------
                                                       Name:
                                                              ------------------------------------------------------------------
                                                       Title:
                                                               -----------------------------------------------------------------



                                              By:
                                                       -------------------------------------------------------------------------
                                                       Name:
                                                             -------------------------------------------------------------------
                                                       Title:
                                                              ------------------------------------------------------------------





                                      S-2